Exhibit 4.3

Execution Copy

SALE AND SERVICING

AGREEMENT

among

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2010-B,

Issuer,

AFS SENSUB CORP.,

Seller,

AMERICREDIT FINANCIAL SERVICES, INC.,

Servicer,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Backup Servicer and Trust Collateral Agent

Dated as of August 2, 2010

i

ii

SCHEDULES
Schedule A	Schedule of Receivables
Schedule B	Representations and Warranties of the Seller and the Servicer
Schedule C	Servicing Policies and Procedures

EXHIBITS
Exhibit A	Form of Servicer’s Certificate
Exhibit B	Form of Preliminary Servicer’s Certificate

iii

SALE AND SERVICING AGREEMENT dated as of August 2, 2010, among AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2010-B, a Delaware statutory trust (the “Issuer”), AFS SENSUB CORP., a Nevada corporation (the “Seller”), AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation (the “Servicer”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as Backup Servicer and Trust Collateral Agent.

WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts made by AmeriCredit Financial Services, Inc. or an Originating Affiliate or acquired by AmeriCredit Financial Services, Inc. or an Originating Affiliate through motor vehicle dealers and third party lenders;

WHEREAS the Seller has purchased such receivables from AmeriCredit Financial Services, Inc. and is willing to sell such receivables to the Issuer;

WHEREAS the Servicer is willing to service all such receivables;

WHEREAS the Backup Servicer is willing to provide backup servicing for all such receivables;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Accelerated Payment Amount Shortfall” means, with respect to any Distribution Date, the excess, if any, of (i) the excess, if any, on such Distribution Date of the Pro Forma Note Balance for such Distribution Date over the Required Pro Forma Note Balance for such Distribution Date over (ii) the excess of the amount of Available Funds on such Distribution Date over the amounts payable on such Distribution Date pursuant to Section 5.7(a)(i) through (vi).

“Accelerated Payment Amount Shortfall Deposit” means, with respect to any Distribution Date, any amount withdrawn from the Spread Account as an Accelerated Payment Amount Shortfall and deposited to the Collection Account pursuant to Sections 5.5(b) and 5.6.

“Accelerated Payment Shortfall Notice” means, with respect to any Distribution Date, a written notice specifying the Accelerated Payment Amount Shortfall for such Distribution Date.

“Accelerated Principal Amount” for a Distribution Date will equal the lesser of

(x) the sum of (i) the excess, if any, of the amount of the total Available Funds on such Distribution Date over the amounts payable on such Distribution Date pursuant to clauses (i) through (vi) of Section 5.7(a) hereof plus (ii) amounts, if any, available in accordance with the terms of the Spread Account Agreement; and

(y) the excess, if any, on such Distribution Date of (i) the Pro Forma Note Balance for such Distribution Date over (ii) the Required Pro Forma Note Balance for such Distribution Date.

“Accountants’ Report” means the report of a firm of nationally recognized Independent Accountants described in Section 4.11.

“Accounting Date” means, with respect to any Collection Period the last day of such Collection Period.

“Additional Funds Available” means, with respect to any Insured Distribution Date, the sum of (i) the Deficiency Claim Amount, if any, received by the Trust Collateral Agent on the Distribution Date related to such Insured Distribution Date plus (ii) the Insurer Optional Deposit, if any, received by the Trust Collateral Agent with respect to such Insured Distribution Date.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Principal Balance” means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that became a Liquidated Receivable prior to the end of the related Collection Period and (ii) any Receivable that became a Purchased Receivable prior to the end of the related Collection Period) as of the date of determination.

“Agreement” means this Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

“AmeriCredit” means AmeriCredit Financial Services, Inc.

“Amount Financed” means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service contracts, car club and warranty contracts, other items customarily financed as part of motor vehicle retail installment sale contracts or promissory notes, and related costs.

“Annual Percentage Rate” or “APR” of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

“Auto Loan Purchase and Sale Agreement” means any agreement between a Third-Party Lender and AmeriCredit or an Originating Affiliate relating to the acquisition of Receivables from a Third Party Lender by AmeriCredit or an Originating Affiliate.

“Available Funds” means, with respect to any Distribution Date, the sum of (i) the Collected Funds for the related Collection Period, (ii) all Purchase Amounts deposited in the Trust Accounts during the related Collection Period, plus Investment Earnings with respect to the Trust Accounts and the Spread Account for the related Collection Period, (iii) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.3 of the Indenture since the preceding Distribution Date by the Trust Collateral Agent or Controlling Party for distribution pursuant to Section 5.6 and Section 5.8 of the Indenture and (iv) the proceeds of any purchase or sale of the assets of the Trust described in Section 10.1 hereof.

“Backup Servicer” means Wells Fargo Bank, National Association so long as it is the Trustee hereunder, or any successor backup servicer appointed in accordance with Section 8.7.

“Base Servicing Fee” means, with respect to any Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to the product of (i) the Servicing Fee Rate times (ii) the aggregate Principal Balance of the Receivables as of the opening of business on the first day of such Collection Period (or in the case of the first Distribution Date, August 3, 2010) times (iii) one-twelfth (or in the case of the first Distribution Date, the actual number of days during the Collection Period divided by 360).

“Basic Documents” means this Agreement, the Certificate of Trust, the Trust Agreement, the Indenture, the Spread Account Agreement, the Underwriting Agreement, the Lockbox Account Agreement, the Lockbox Processing Agreement, the Insurance Agreement, the Indemnification Agreement, the Custodian Agreement, the Purchase Agreement and other documents and certificates delivered in connection therewith.

“Business Day” means any day other than a Saturday, a Sunday, a legal holiday or other day on which the New York Stock Exchange, the Federal Reserve Bank of New York, commercial banking institutions located in Wilmington, Delaware, Fort Worth, Texas, New York, New York, Minneapolis, Minnesota, the State of Maryland or any other location of any successor Servicer, successor Owner Trustee or successor Trust Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

“Certificate” means the trust certificate evidencing the beneficial interest of the Certificateholder in the Trust.

“Certificateholder” means the Person in whose name the Certificate is registered.

“Class” means the Class A-1 Notes, the Class A-2 Notes or the Class A-3 Notes, as the context requires.

“Class A-1 Notes” has the meaning assigned to such term in the Indenture.

“Class A-2 Notes” has the meaning assigned to such term in the Indenture.

“Class A-3 Notes” has the meaning assigned to such term in the Indenture.

“Closing Date” means August 19, 2010.

“Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as Collateral Agent under the Spread Account Agreement.

“Collateral Insurance” shall have the meaning set forth in Section 4.4(a).

“Collected Funds” means, with respect to any Collection Period, the amount of funds in the Collection Account representing collections on the Receivables during such Collection Period, including all Net Liquidation Proceeds collected during such Collection Period (but excluding any Purchase Amounts).

“Collection Account” means the account designated as such, established and maintained pursuant to Section 5.1.

“Collection Period” means, with respect to the first Distribution Date, the period beginning as of the close of business on August 2, 2010, and ending as of the close of business on August 31, 2010. With respect to each subsequent Distribution Date, “Collection Period” means the period beginning as of the close of business on the last day of the second preceding calendar month and ending as of the close of business on the last day of the immediately preceding calendar month. Any amount stated “as of the close of business” shall give effect to the following calculations as determined as of the end of the day on such day: (i) all applications of collections and (ii) all distributions.

“Collection Records” means all manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

“Commission” means the United States Securities and Exchange Commission.

“Computer Tape” means the computer tapes or other electronic media furnished by the Servicer to the Issuer and the Insurer and its assigns describing certain characteristics of the Receivables as of the Cutoff Date.

“Contract” means a motor vehicle retail installment sale contract or promissory note.

“Controlling Party” means the Insurer, so long as no Insurer Default shall have occurred and be continuing, and the Trust Collateral Agent for the benefit of the Noteholders, in the event an Insurer Default shall have occurred and be continuing.

“Corporate Trust Office” means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, and (ii) with respect to the Trustee, the Trust

Collateral Agent, the Backup Servicer and the Collateral Agent, the principal office thereof at which at any particular time its corporate trust business shall be administered, which at the time of execution of this agreement is Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, Attention: Corporate Trust Office.

“Cram Down Loss” means, with respect to a Receivable that has not become a Liquidated Receivable, if a court of appropriate jurisdiction in a proceeding related to an Insolvency Event shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Scheduled Receivables Payments to be made on a Receivable, an amount equal to (i) the excess of the Principal Balance of such Receivable immediately prior to such order over the Principal Balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the excess of the Principal Balance of such Receivable immediately prior to such order over the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the Scheduled Receivables Payments as so modified or restructured. A “Cram Down Loss” shall be deemed to have occurred on the date of issuance of such order.

“Custodian” means AmeriCredit and any other Person named from time to time as custodian in any Custodian Agreement acting as agent for the Trust Collateral Agent, which Person must be acceptable to the Controlling Party (the Custodian as of the Closing Date is acceptable to the Controlling Party).

“Custodian Agreement” means any Custodian Agreement from time to time in effect between the Custodian named therein, the Insurer and the Trust Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, which Custodian Agreement and any amendments, supplements or modifications thereto shall be acceptable to the Controlling Party (the Custodian Agreement which is effective on the Closing Date is acceptable to the Controlling Party).

“Cutoff Date” means August 2, 2010.

“Dealer” means a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to AmeriCredit or an Originating Affiliate under a Dealer Agreement or pursuant to a Dealer Assignment.

“Dealer Agreement” means any agreement between a Dealer and AmeriCredit or an Originating Affiliate relating to the acquisition of Receivables from a Dealer by AmeriCredit or an Originating Affiliate.

“Dealer Assignment” means, with respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to AmeriCredit or an Originating Affiliate.

“Deficiency Claim Amount” means, with respect to any Determination Date, after taking into account the application on the related Distribution Date of the Available Funds for the related Collection Period, an amount equal to the sum of, without duplication (i) any shortfall in the payment of the full amounts described in clauses (i), (ii), (iii) and (v) of Section 5.7(a)

herein, (ii) the Noteholders’ Parity Deficit Amount, if any, for such Distribution Date and (iii) if the related Distribution Date is the Final Scheduled Distribution Date of any Class, any remaining outstanding principal balance of such Class, to the extent that such amount is available on the related Distribution Date in accordance with the terms of the Spread Account Agreement.

“Deficiency Claim Amount Deposit” means, with respect to any Distribution Date, any amount withdrawn from the Spread Account as a Deficiency Claim Amount and deposited to the Collection Account pursuant to Sections 5.5(a) and 5.6.

“Deficiency Notice” shall have the meaning set forth in Section 5.5.

“Delivery” when used with respect to Trust Account Property means:

(a) with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Trust Collateral Agent by physical delivery to the Trust Collateral Agent endorsed to, or registered in the name of, the Trust Collateral Agent or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(4) of the UCC), transfer thereof (i) by delivery thereof to the Trust Collateral Agent of such certificated security endorsed to, or registered in the name of, the Trust Collateral Agent or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the Trust Collateral Agent by the amount of such certificated security and the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the Trust Collateral Agent (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Trust Collateral Agent or its nominee; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary that is also a “depository” pursuant to applicable federal regulations; the making by such securities intermediary of entries in its books and records crediting such Trust Account Property to the Trust Collateral Agent’s securities account at the securities intermediary and identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Trust Collateral Agent; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent, consistent with changes in applicable law or regulations or the interpretation thereof;

(c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the Trust Collateral Agent or its nominee or custodian who either (i) becomes the registered owner on behalf of the Trust Collateral Agent or (ii) having previously become the registered owner, acknowledges that it holds for the Trust Collateral Agent; and

(d) with respect to any item of Trust Account Property that is a financial asset under Article 8 of the UCC and that is not governed by clause (b) above, causing the securities intermediary to indicate on its books and records that such financial asset has been credited to a securities account of the Trust Collateral Agent.

“Determination Date” means, with respect to any Collection Period the earlier of (i) the second Business Day preceding the Distribution Date in the next calendar month, and (ii) the fourth Business Day preceding the Insured Distribution Date in the next calendar month.

“Distribution Date” means, with respect to each Collection Period, the sixth day of the following calendar month, or, if such day is not a Business Day, the immediately following Business Day, commencing September 7, 2010. If AmeriCredit is no longer acting as Servicer, the distribution date may be a different day of the month.

“Draw Date” means, with respect to any Insured Distribution Date, the third Business Day immediately preceding such Insured Distribution Date.

“Electronic Ledger” means the electronic master record of the retail installment sales contracts or installment loans of the Servicer.

“Eligible Deposit Account” means a segregated trust account with the corporate trust department of a depository institution acceptable to the Insurer organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as (i) any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade and (ii) such depository institutions’ deposits are insured by the FDIC.

“Eligible Investments” mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of A-1+, from Moody’s of Prime-1 and from Fitch of F1+ (if rated by Fitch);

(c) commercial paper and demand notes investing solely in commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of A-1+, from Moody’s of Prime-1 and from Fitch of F1+ (if rated by Fitch);

(d) investments in money market funds (including funds for which the Trust Collateral Agent or the Owner Trustee in each of their individual capacities or any of their respective Affiliates is investment manager, controlling party or advisor) having a rating from Standard & Poor’s of AAA-m or AAAm-G, from Moody’s of Aaa and from Fitch of AAA/V1+ (if rated by Fitch) and having been approved by the Insurer;

(e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above;

(g) any other investment which would satisfy the Rating Agency Condition and is consistent with the ratings of the Securities (any investment identified by the Servicer to the Rating Agencies prior to the Closing Date and made on the Closing Date, or as soon after the Closing Date as is reasonably practicable, shall be deemed to satisfy the Rating Agency Condition and to be consistent with the ratings of the Securities, upon the assignment of initial ratings of the Securities by the Rating Agencies on the Closing Date) and which, so long as no Insurer Default shall have occurred and be continuing, has been approved by the Insurer, or any other investment that by its terms converts to cash within a finite period, if the Rating Agency Condition is satisfied with respect thereto; and

(h) cash denominated in United States dollars.

Any of the foregoing Eligible Investments may be purchased by or through the Owner Trustee or the Trust Collateral Agent or any of their respective Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Scheduled Distribution Date” means with respect to (i) the Class A-1 Notes, the September 6, 2011 Distribution Date, (ii) the Class A-2 Notes, the February 6, 2014 Distribution Date and (iii) the Class A-3 Notes, the November 6, 2017 Distribution Date.

“Financed Vehicle” means an automobile or light-duty truck, van or minivan, together with all accessions thereto, securing an Obligor’s indebtedness under the respective Receivable.

“Fitch” means Fitch, Inc., or its successor.

“Force-Placed Insurance” has the meaning ascribed thereto in Section 4.4 hereof.

“Indemnification Agreement” means the Indemnification Agreement dated as of August 12, 2010, among the Insurer, the Seller and RBS Securities Inc., as the representative of the Underwriters.

“Indenture” means the Indenture dated as of August 2, 2010, between the Issuer and Wells Fargo Bank, National Association, as Trust Collateral Agent and Trustee, as the same may be amended and supplemented from time to time.

“Independent Accountants” shall have the meaning set forth in Section 4.11(a).

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation or such Person’s affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insurance Add-On Amount” means the premium charged to the Obligor in the event that the Servicer obtains Force-Placed Insurance pursuant to Section 4.4.

“Insurance Agreement” means the Insurance and Indemnity Agreement, dated as of August 2, 2010, among the Insurer, the Trust, the Seller, AmeriCredit Corp. and AmeriCredit, as the same may be amended or supplemented from time to time.

“Insurance Agreement Event of Default” means an “Event of Default” as defined in the Insurance Agreement.

“Insurance Policy” means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4 hereof) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

“Insured Distribution Date” means the twelfth day of each month, or, if such twelfth day is not a Business Day, the next following Business Day. In the event that, on any Distribution Date, the Noteholders did not receive the full amount of the Scheduled Payment (as defined in the Note Policy) then due to them, such shortfall (together with, in the case of an interest shortfall, interest thereon at the related Interest Rate) shall be due and payable and shall be funded on the Insured Distribution Date either from the Spread Account (if any amounts remain available to be drawn therefrom following application of amounts on deposit therein on the related Distribution Date) or from the proceeds of a drawing under the Note Policy. The Record Date applicable to an Insured Distribution Date shall be the Record Date applicable to the related Distribution Date.

“Insurer” means Assured Guaranty Corp., a Maryland domiciled insurance company, or any successor thereto, as issuer of the Note Policy.

“Insurer Default” means the occurrence and continuance of any of the following events:

(a) the Insurer shall have failed to make a payment required under the Note Policy in accordance with its terms;

(b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation based on actual or threatened insolvency, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation based on actual or threatened insolvency, liquidation or reorganization which is final and nonappealable; or

(c) a court of competent jurisdiction, the Maryland Insurance Administration or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

“Insurer Optional Deposit” means, with respect to any Insured Distribution Date, an amount delivered by the Insurer pursuant to Section 5.11, at its sole option, other than amounts in respect of a Note Policy Claim Amount, to the Trust Collateral Agent for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Insured

Distribution Date; or (ii) to include such amount as part of the Additional Funds Available for such Insured Distribution Date to the extent that without such amount a draw would be required to be made on the Note Policy.

“Interest Period” means, with respect to any Distribution Date, the period from and including the most recent Distribution Date on which interest has been paid (or in the case of the first Distribution Date, from and including the Closing Date) to, but excluding, the following Distribution Date. In the case of the first Distribution Date, the Interest Period shall be 19 days for the Class A-1 Notes, and 18 days for the Class A-2 Notes and the Class A-3 Notes.

“Interest Rate” means, with respect to (i) the Class A-1 Notes, 0.37690% per annum (computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period), (ii) the Class A-2 Notes, 1.18% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months and (iii) the Class A-3 Notes, 2.49% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Earnings” means, with respect to any date of determination and Trust Accounts, the investment earnings on amounts on deposit in such Trust Accounts on such date.

“Issuer” means AmeriCredit Automobile Receivables Trust 2010-B.

“Issuer Secured Parties” means each of the Trustee in respect of the Trustee Issuer Secured Obligations and the Insurer in respect of the Insurer Issuer Secured Obligations.

“Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

“Lien Certificate” means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term “Lien Certificate” shall mean only a certificate or notification issued to a secured party. For Financed Vehicles registered in states which issue confirmation of the lienholder’s interest electronically, the “Lien Certificate” may consist of notification of an electronic recordation, by either a third party service provider or the relevant Registrar of Titles of the applicable state, which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state.

“Liquidated Receivable” means, with respect to any Collection Period, a Receivable for which, as of the last day of the Collection Period (i) 90 days have elapsed since the Servicer repossessed the Financed Vehicle; provided, however, that in no case shall 10% or more of a Scheduled Receivables Payment have become 210 or more days delinquent in the case of a repossessed Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) 10% or more of a Scheduled Receivables Payment shall have become 120 or more days delinquent, except in the case of a repossessed Financed Vehicle, or (iv) that is, without duplication, a Sold Receivable.

“Liquidation Proceeds” means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from the Spread Account and drawings under the Note Policy), and, with respect to a Sold Receivable, the related Sale Amount.

“Lockbox Account” means an account maintained on behalf of the Trust Collateral Agent by the Lockbox Bank pursuant to Section 4.2(d).

“Lockbox Account Agreement” means the Lockbox Account Agreement, dated as of August 2, 2010, by and among AmeriCredit, JPMorgan Chase Bank, N.A. and the Trust Collateral Agent, as such agreement may be amended or supplemented from time to time, unless the Trust Collateral Agent shall cease to be a party thereunder, or such agreement shall be terminated in accordance with its terms, in which event “Lockbox Account Agreement” shall mean any replacement agreement, in form and substance acceptable to the Controlling Party, among the Servicer, the Trust Collateral Agent and the Lockbox Bank.

“Lockbox Agreements” means collectively, the Lockbox Account Agreement and the Lockbox Processing Agreement.

“Lockbox Bank” means a depository institution named by the Servicer and acceptable to the Controlling Party.

“Lockbox Processing Agreement” means the Lockbox Processing Agreement, dated as of August 2, 2010, by and among the Lockbox Processor, the Servicer and the Trust Collateral Agent, as such agreement may be amended or supplemented from time to time in accordance with its terms.

“Lockbox Processor” means Regulus Group II LLC, or its successors or assigns.

“Minimum Sale Price” means (i) with respect to a Receivable (x) that has become 60 to 210 days delinquent or (y) that has become greater than 210 days delinquent and with respect to which the related Financed Vehicle has been repossessed by the Servicer and has not yet been sold at auction, the greater of (A) 55% multiplied by the Principal Balance of such Receivable and (B) the product of the three month rolling average recovery rate (expressed as a percentage) for the Servicer in its liquidation of all receivables for which it acts as servicer, either pursuant to this Agreement or otherwise, multiplied by the Principal Balance of such Receivable or (ii) with respect to a Receivable (x) with respect to which the related Financed Vehicle has been repossessed by the Servicer and has been sold at auction and the Net Liquidation Proceeds for which have been deposited in the Collection Account, or (y) that has become greater than 210 days delinquent and with respect to which the related Financed Vehicle has not been repossessed by the Servicer despite the Servicer’s diligent efforts, consistent with its servicing obligations, to repossess the Financed Vehicle, $1.

“Monthly Extension Rate” means, with respect to any Accounting Date, the fraction, expressed as a percentage, the numerator of which is the aggregate Principal Balance of Receivables whose payments are extended during the related Collection Period and the denominator of which is the aggregate Principal Balance of Receivables as of the immediately preceding Accounting Date.

“Monthly Records” means all records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each Receivable: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Receivables Payment; current Insurance Policy expiration date; and past due late charges.

“Monthly Tape” has the meaning set forth in Section 4.13 hereof.

“Moody’s” means Moody’s Investors Service, Inc., or its successor.

“Net Liquidation Proceeds” means, with respect to a Liquidated Receivable, Liquidation Proceeds net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Net Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

“Note Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.1.

“Note Majority” means a majority by principal amount of the Noteholders.

“Note Policy” means the financial guaranty insurance policy issued by the Insurer to the Trust Collateral Agent, as agent for the Trustee, for the benefit of the Noteholders.

“Note Policy Claim Amount” means, for any Insured Distribution Date, the sum of (x) the excess, if any (without duplication) of (i) the sum of the Noteholders’ Interest Distributable Amount and the Noteholders’ Remaining Parity Deficit Amount for the related Distribution Date (excluding any portion of a Noteholders’ Interest Distributable Amount due to Noteholders representing interest on any Noteholders’ Interest Carryover Amount accrued from and including the date of payment of the amount of such Noteholders’ Interest Carryover Amount, unless the Insurer elects, in its sole discretion, to pay such amounts in whole or in part, pursuant to the Note Policy), together with, if such related Distribution Date was the Final Scheduled Distribution Date for any Class, the unpaid principal balance of such Class over (ii) the sum of (a) the amount actually deposited into the Note Distribution Account on such related Distribution Date (without duplication of any Deficiency Claim Amount received by the Trustee and included in Additional Funds Available) and (b) the Additional Funds Available, if any, for such Insured Distribution Date plus (y) the Noteholders’ Interest Carryover Amount, if any, which has accrued since the related Distribution Date.

“Note Pool Factor” for each Class of Notes as of the close of business on any date of determination means a seven-digit decimal figure equal to the outstanding principal amount of such Class of Notes divided by the original outstanding principal amount of such Class of Notes.

“Noteholders’ Accelerated Principal Amount” means, with respect to any Distribution Date, the Noteholders’ Percentage of the Accelerated Principal Amount on such Distribution Date, if any.

“Noteholders’ Interest Carryover Amount” means, with respect to any Class of Notes and any date of determination, all or any portion of the Noteholders’ Interest Distributable Amount for the Class of Notes for the immediately preceding Distribution Date, which remains unpaid as of such date of determination, plus interest on such unpaid amount, to the extent permitted by law, at the respective Interest Rate borne by the applicable Class of Notes from such immediately preceding Distribution Date to but excluding such date of determination.

“Noteholders’ Interest Distributable Amount” means, with respect to any Distribution Date and Class of Notes, the sum of the Noteholders’ Monthly Interest Distributable Amount for such Distribution Date and each Class of Notes and the Noteholders’ Interest Carryover Amount, if any, for such Distribution Date and each such Class. Interest on the Class A-1 Notes shall be computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period. Interest on the Class A-2 Notes and the Class A-3 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months, except with respect to the first Interest Period when it will be calculated on the basis of a 360-day year and the actual number of days elapsed in the first Interest Period.

“Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Distribution Date and any Class of Notes, interest accrued at the respective Interest Rate during the applicable Interest Period on the principal amount of the Notes of such Class outstanding as of the end of the prior Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date); provided, that if such principal balance is further reduced by a payment of principal on the Insured Distribution Date which immediately follows such prior Distribution Date, then such interest shall accrue (i) from and including such prior Distribution Date to, but excluding, such related Insured Distribution Date, on the principal balance outstanding as of the end of the prior Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date) and (ii) from and including such Insured Distribution Date, to, but excluding, the following Distribution Date, on the principal balance outstanding as of the end of such Insured Distribution Date, calculated (x) for the Class A-1 Notes, on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period and (y) for the Class A-2 Notes and the Class A-3 Notes, on the basis of a 360-day year consisting of twelve 30-day months (without adjustment for the actual number of business days elapsed in the applicable Interest Period), except with respect to the first Interest Period.

“Noteholders’ Monthly Principal Distributable Amount” means, with respect to any Distribution Date, the Noteholders’ Percentage of the Principal Distributable Amount.

“Noteholders’ Parity Deficit Amount” means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate remaining principal balance of the Notes outstanding on such Distribution Date, after giving effect to all reductions in such aggregate principal balance from sources other than (i) the Spread Account and (ii) the Note Policy over (y) the Pool Balance at the end of the prior calendar month.

“Noteholders’ Percentage” means with respect to any Determination Date (i) relating to a Distribution Date prior to the Distribution Date on which the combined principal amount of the Class A-3 Notes is reduced to zero, 100%; (ii) relating to the Distribution Date on which the combined principal amount of the Class A-3 Notes is scheduled to be reduced to zero, the percentage equivalent of a fraction, the numerator of which is the combined outstanding principal balance of the Class A-3 Notes that remain unpaid immediately prior to such Distribution Date, and the denominator of which is the Principal Distributable Amount for such Distribution Date; and (iii) relating to any other Distribution Date, 0%.

“Noteholders’ Principal Carryover Amount” means, as of any date of determination, all or any portion of the Noteholders’ Principal Distributable Amount from the preceding Distribution Date which remains unpaid as of such date of determination.

“Noteholders’ Principal Distributable Amount” means, with respect to any Distribution Date, (other than the Final Scheduled Distribution Date for any Class of Notes), the sum of the Noteholders’ Monthly Principal Distributable Amount for such Distribution Date and the Noteholders’ Principal Carryover Amount, if any, as of the close of business on the preceding Distribution Date. The Noteholders’ Principal Distributable Amount on the Final Scheduled Distribution Date for any Class of Notes will equal the sum of (i) the Noteholders’ Monthly Principal Distributable Amount for such Distribution Date, (ii) the Noteholders’ Principal Carryover Amount as of such Distribution Date, and (iii) the excess of the outstanding principal amount of such Class of Notes, if any, over the amounts described in clauses (i) and (ii).

“Noteholders’ Remaining Parity Deficit Amount” means, with respect to any Distribution Date, the Noteholders’ Parity Deficit Amount for such Distribution Date minus any reduction in the aggregate principal balance of the Notes made on such Distribution Date with funds withdrawn from the Spread Account.

“Obligor” on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

“Officers’ Certificate” means a certificate signed by the chief executive officer, the president, any executive vice president, any senior vice president, any vice president, any assistant vice president, any treasurer, any assistant treasurer, any secretary or any assistant secretary of the Seller or the Servicer, as appropriate.

“Opinion of Counsel” means a written opinion of counsel reasonably acceptable to the Insurer, which opinion is satisfactory in form and substance to the Trust Collateral Agent and, if such opinion or a copy thereof is required by the provisions of this Agreement to be delivered to the Insurer, to the Insurer.

“Original Pool Balance” means the Pool Balance as of the Cutoff Date.

“Originating Affiliate” means an Affiliate of AmeriCredit that has originated Receivables and assigned its full interest therein to AmeriCredit.

“Other Conveyed Property” means all property conveyed by the Seller to the Trust pursuant to Section 2.1(b) through (i) of this Agreement.

“Owner Trust Estate” has the meaning assigned to such term in the Trust Agreement.

“Owner Trustee” means Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” has the meaning assigned to such term in the definition of “Delivery” above.

“Pool Balance” means, as of any date of determination, the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Liquidated Receivables) at the end of the preceding calendar month.

“Preliminary Servicer’s Certificate” means an Officers’ Certificate of the Servicer delivered pursuant to Section 4.9(a), substantially in the form of Exhibit B.

“Premium” has the meaning assigned to such term in the Insurance Agreement.

“Principal Balance” means, with respect to any Receivable, as of any date, the sum of (x) the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable and (ii) any Cram Down Loss in respect of such Receivable plus (y) the accrued and unpaid interest on such Receivable.

“Principal Distributable Amount” means, with respect to any Distribution Date, the amount equal to the excess, if any, of (x) the sum of (i) the principal portion of all Collected Funds received during the immediately preceding Collection Period (other than Liquidated Receivables and Purchased Receivables), (ii) the Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period (other than Purchased Receivables), (iii) the principal portion of the Purchase Amounts received with respect to all Receivables that became Purchased Receivables during the related Collection Period, (iv) in the sole discretion of the Insurer, the Principal Balance of all the Receivables that were required to be purchased pursuant to Sections 3.2 and 4.7, during such Collection Period but were not purchased, (v) the aggregate amount of Cram Down Losses that shall have occurred during the related Collection Period; and (vi) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.4 of the Indenture since the preceding Determination Date by the Trust Collateral Agent or Controlling Party for distribution pursuant to Section 5.7 hereof over (y) the Step-Down Amount, if any, for such Distribution Date.

“Pro Forma Note Balance” means, with respect to any Distribution Date, the aggregate remaining principal amount of the Notes outstanding on such Distribution Date, after giving effect to distributions pursuant to clauses (i) through (iv) of Section 5.7(a) hereof.

“Prospectus Supplement” means the prospectus supplement, dated as of August 12, 2010, relating to the offering of the Notes, as filed with the Commission.

“Purchase Agreement” means the Purchase Agreement between the Seller and AmeriCredit, dated as of August 2, 2010, pursuant to which the Seller acquires the Receivables, as such Agreement may be amended from time to time.

“Purchase Amount” means, with respect to a Purchased Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable, after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any.

“Purchased Receivable” means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Sections 4.2, 4.4(c), or 4.7 or repurchased by the Seller or the Servicer pursuant to Section 3.2 or Section 10.1(a).

“Rating Agency” means Moody’s and Standard & Poor’s. If no such organization or successor maintains a rating on the Securities, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person engaged by the Seller and acceptable to the Insurer (so long as an Insurer Default shall not have occurred and be continuing), notice of which engagement shall be given to the Trust Collateral Agent, the Owner Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, that each of Moody’s and Standard & Poor’s shall have been given 10 days’ (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof by AmeriCredit and that (a) with respect to Standard & Poor’s, such Rating Agency has notified the Seller, the Servicer, the Insurer, the Owner Trustee and the Trust Collateral Agent in writing that such action will not result in a reduction or withdrawal of the then current rating of any Class of Notes, without taking into account the presence of the Note Policy, and (b) with respect to Moody’s, such Rating Agency has not notified the Seller, the Servicer, the Insurer, the Owner Trustee or the Trust Collateral Agent in writing that such action will result in a reduction or withdrawal of the then current rating of any Class of Notes.

“Realized Losses” means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds to the extent allocable to principal.

“Receivables” means the Contracts listed on Schedule A attached hereto (which Schedule may be in the form of microfiche or a disk).

“Receivable Files” means the documents specified in Section 3.3.

“Record Date” means, with respect to each Distribution Date, the Business Day immediately preceding such Distribution Date, unless otherwise specified in the Indenture. The “Record Date” for any Insured Distribution Date shall be the “Record Date” applicable to the related Distribution Date.

“Registrar of Titles” means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

“Regulation AB” means Subpart 229.1100—Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518.70 Fed. Reg. 1,506,1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Required Pro Forma Note Balance” means, with respect to any Distribution Date, a dollar amount equal to the product of (x) the difference between (i) 100% and (ii) the “OC Level” (as defined in the Spread Account Agreement), which may step down over time in accordance with the terms of the Spread Account Agreement (which difference will initially equal 78.0%) and (y) the Pool Balance as of the end of the prior calendar month.

“Requisite Amount” has the meaning specified in the Spread Account Agreement.

“Responsible Officer” means, with respect to any Person, any Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, or any other officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Sale Amount” means, with respect to any Sold Receivable, the amount received from the related third-party purchaser as payment for such Sold Receivable.

“Sale and Servicing Agreement Collateral” has the meaning specified in Section 2.4 hereof.

“Schedule of Receivables” means the schedule of all motor vehicle retail installment sales contracts and promissory notes originally held as part of the Trust which is attached as Schedule A (which Schedule may be in the form of microfiche or a disk).

“Schedule of Representations” means the Schedule of Representations and Warranties attached hereto as Schedule B.

“Scheduled Receivables Payment” means, with respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date, the Obligor’s obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Servicemembers Civil Relief Act or (iii) modifications or extensions of the Receivable permitted by Section 4.2(b), the Scheduled Receivables Payment with respect to such Collection Period shall refer to the Obligor’s payment obligation with respect to such Collection Period as so modified.

“Seller” means AFS SenSub Corp., a Nevada corporation, and its successors in interest to the extent permitted hereunder.

“Service Contract” means, with respect to a Financed Vehicle, the agreement, if any, financed under the related Receivable that provides for the repair of such Financed Vehicle.

“Servicer” means AmeriCredit Financial Services, Inc., as the servicer of the Receivables, and each successor servicer pursuant to Section 9.3.

“Servicer Termination Event” means an event specified in Section 9.1.

“Servicer’s Certificate” means an Officers’ Certificate of the Servicer delivered pursuant to Section 4.9(b), substantially in the form of Exhibit A.

“Servicing Fee” has the meaning specified in Section 4.8.

“Servicing Fee Rate” means 2.25% per annum.

“Simple Interest Method” means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under the obligation was made.

“Sold Receivable” means a Receivable that was more than 60 days delinquent and was sold to an unaffiliated third party by the Issuer, at the Servicer’s direction, as of the close of business on the last day of a Collection Period and in accordance with the provisions of Section 4.3(c) hereof.

“Spread Account” means the account designated as such, established and maintained pursuant to the Spread Account Agreement.

“Spread Account Agreement” means the Spread Account Agreement dated as of August 2, 2010, among the Insurer, the Issuer and the Collateral Agent, as the same may be modified, supplemented or otherwise amended in accordance with the terms thereof.

“Spread Account Initial Deposit” means an amount equal to 2.0% of the aggregate Principal Balance of the Receivables on the Cutoff Date (which is equal to $4,705,979.84).

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or its successor.

“Step-Down Amount” means, with respect to any Distribution Date, the excess, if any, of (x) the Required Pro Forma Note Balance over (y) the Pro Forma Note Balance on such Distribution Date, calculated for this purpose only without deduction for any Step-Down Amount (i.e., assuming that the entire amount described in clause (x) of the definition of “Principal Distributable Amount” is distributed as principal on the Notes).

“Substitution of Collateral Criteria” means AmeriCredit’s written criteria for substitution of collateral as delivered by AmeriCredit to the Insurer on or before the Closing Date, as amended by revisions to such criteria as may be delivered by AmeriCredit to the Insurer upon request.

“Supplemental Servicing Fee” means, with respect to any Collection Period, all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, prepayment fees and liquidation fees collected on the Receivables during such Collection Period but excluding any fees or expenses related to extensions.

“Third-Party Lender” means an entity that originated a loan to a consumer for the purchase of a motor vehicle and sold the loan to AmeriCredit or an Originating Affiliate pursuant to an Auto Loan Purchase and Sale Agreement.

“Third-Party Lender Assignment” means, with respect to a Receivable, the executed assignment executed by a Third-Party Lender conveying such Receivable to AmeriCredit or an Originating Affiliate.

“Titled Third-Party Lender” means a Third-Party Lender that has agreed to assist AmeriCredit or any successor servicer, to the extent necessary, with any repossession or legal action in respect of Financed Vehicles with respect to which such Third-Party Lender has assigned its full interest therein to AmeriCredit or an Originating Affiliate and is listed as first lienholder or secured party on the Lien Certificate relating to such Financed Vehicle.

“Trigger Event” has the meaning assigned thereto in the Spread Account Agreement.

“Trust” means the Issuer.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Trust Accounts” has the meaning assigned thereto in Section 5.1.

“Trust Agreement” means the Trust Agreement dated as of July 28, 2010, between the Seller and the Owner Trustee, as amended and restated as of August 2, 2010, as the same may be amended and supplemented from time to time.

“Trust Collateral Agent” means the Person acting as Trust Collateral Agent hereunder, its successors in interest and any successor Trust Collateral Agent hereunder.

“Trust Officer” means, (i) in the case of the Trust Collateral Agent, the chairman or vice-chairman of the board of directors, any managing director, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trust Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and (ii) in the case of the Owner Trustee, any officer in the corporate trust office of the Owner Trustee or any agent of the Owner Trustee under a power of attorney with direct responsibility for the administration of this Agreement or any of the Basic Documents on behalf of the Owner Trustee.

“Trust Property” means the property and proceeds conveyed pursuant to Section 2.1, together with certain monies paid on or after the Cutoff Date, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), the Spread Account, the Lockbox Account, the Note Distribution Account (including all Eligible Investments therein and all proceeds therefrom) and certain other rights under this Agreement.

“Trustee” means the Person acting as Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of the Agreement.

SECTION 1.2. Other Definitional Provisions.

(a) Capitalized terms used herein and not otherwise defined herein have meanings assigned to them in the Indenture, or, if not defined therein, in the Trust Agreement.

(b) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

(d) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

Conveyance of Receivables

SECTION 2.1. Conveyance of Receivables. In consideration of the Issuer’s delivery to or upon the order of the Seller on the Closing Date of the net proceeds from the sale of the Notes and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the Seller’s obligations set forth herein) and the Issuer hereby purchases, all right, title and interest of the Seller in and to the following property, whether now owned or existing or hereafter acquired or arising:

(a) the Receivables and all moneys received thereon after the Cutoff Date;

(b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

(c) any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables;

(d) any proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement or a Third-Party Lender pursuant to an Auto Loan Purchase and Sale Agreement as a result of a breach of representation or warranty in the related Dealer Agreement or Auto Loan Purchase and Sale Agreement;

(e) all rights under any Service Contracts on the related Financed Vehicles;

(f) the related Receivable Files;

(g) all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, and the delivery requirements, representations and warranties and the cure and repurchase obligations of AmeriCredit under the Purchase Agreement;

(h) all of the Seller’s (i) Accounts, (ii) Chattel Paper, (iii) Documents, (iv) Instruments and (v) General Intangibles (as such terms are defined in the UCC) relating to the property described in (a) through (g); and

(i) all proceeds and investments with respect to items (a) through (h).

SECTION 2.2. [Reserved].

SECTION 2.3. Further Encumbrance of Trust Property.

(a) Immediately upon the conveyance to the Trust by the Seller of any item of the Trust Property pursuant to Section 2.1, all right, title and interest of the Seller in and to such item of Trust Property shall terminate, and all such right, title and interest shall vest in the Trust, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Statutory Trust Statute (as defined in the Trust Agreement).

(b) Immediately upon the vesting of the Trust Property in the Trust, the Trust shall have the sole right to pledge or otherwise encumber, such Trust Property. Pursuant to the Indenture, the Trust shall grant a security interest in the Trust Property (other than to the Spread Account) to the Trust Collateral Agent and pursuant to the Spread Account Agreement, the Trust shall grant a security interest in the Spread Account to the Collateral Agent, in each case securing the repayment of the Notes. The Certificates shall represent the beneficial ownership interest in the Trust Property, and the Certificateholders shall be entitled to receive distributions with respect thereto as set forth herein.

(c) Following the payment in full of the Notes and the release and discharge of the Indenture, all covenants of the Issuer under Article III of the Indenture shall, until payment in full of the Certificates, remain as covenants of the Issuer for the benefit of the Certificateholders, enforceable by the Certificateholders to the same extent as such covenants were enforceable by the Noteholders prior to the discharge of the Indenture. Any rights of the Trustee under Article III of the Indenture, following the discharge of the Indenture, shall vest in Certificateholders.

(d) The Trust Collateral Agent shall, at such time as there are no Notes or Certificates outstanding and all sums due to (i) the Trustee pursuant to the Indenture, (ii) the Insurer pursuant to the Insurance Agreement and (iii) the Trust Collateral Agent pursuant to this Agreement, have been paid, release any remaining portion of the Trust Property to the Seller.

SECTION 2.4. Intention of the Parties.

The execution and delivery of this Agreement shall constitute an acknowledgment by the Seller and the Issuer that they intend that the assignment and transfer herein contemplated constitute a sale and assignment outright, and not for security, of the Receivables and Other

Conveyed Property, for non-tax purposes, conveying good title thereto free and clear of any Liens, from the Seller to the Issuer, and that the Receivables and the Other Conveyed Property shall not be a part of the Seller’s estate in the event of a bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to the Seller. In the event that such conveyance is determined to be made as security for a loan made by the Issuer, the Noteholders or the Certificateholder to the Seller, the Seller hereby grants to the Issuer a security interest in all of the Seller’s right, title and interest in and to the following property for the benefit of the Issuer Secured Parties, whether now owned or existing or hereafter acquired or arising, and this Agreement shall constitute a security agreement under applicable law (collectively, the “Sale and Servicing Agreement Collateral”):

(i) the Receivables and all moneys received thereon after the Cutoff Date;

(ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

(iii) any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables;

(iv) any proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement or a Third-Party Lender pursuant to an Auto Loan Purchase and Sale Agreement as a result of a breach of representation or warranty in the related Dealer Agreement or Auto Loan Purchase and Sale Agreement;

(v) all rights under any Service Contracts on the related Financed Vehicles;

(vi) the related Receivable Files;

(vii) all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, and the delivery requirements, representations and warranties and the cure and repurchase obligations of AmeriCredit under the Purchase Agreement;

(viii) all of the Seller’s (a) Accounts, (b) Chattel Paper, (c) Documents, (d) Instruments and (e) General Intangibles (as such terms are defined in the UCC) relating to the property described in (i) through (vii); and

(ix) all proceeds and investments with respect to items (i) through (viii).

ARTICLE III

The Receivables

SECTION 3.1. Representations and Warranties of Seller.

The Seller hereby represents and warrants that each of the representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B is true and correct on which the Issuer is deemed to have relied in acquiring the Receivables and upon which the Insurer shall be deemed to rely in issuing the Note Policy. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture and shall not be waived.

SECTION 3.2. Repurchase upon Breach. (a) The Seller, the Servicer, the Backup Servicer, the Insurer, the Trust Collateral Agent or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement promptly, by notice in writing, upon the discovery of any breach of the Seller’s representations and warranties made pursuant to Section 3.1. As of the last day of the second (or, if the Seller so elects, the first) month following the discovery by the Seller or receipt by the Seller of notice of such breach, unless such breach is cured by such date, the Seller shall have an obligation to repurchase any Receivable in which the interests of the Noteholders or the Insurer are materially and adversely affected by any such breach as of such date. The “second month” shall mean the month following the month in which discovery occurs or notice is given, and the “first month” shall mean the month in which discovery occurs or notice is given. In consideration of and simultaneously with the repurchase of the Receivable, the Seller shall remit, or cause AmeriCredit to remit, to the Collection Account the Purchase Amount in the manner specified in Section 5.6 and the Issuer shall execute such assignments and other documents reasonably requested by such person in order to effect such repurchase. The sole remedy of the Issuer, the Owner Trustee, the Trust Collateral Agent, the Trustee, the Backup Servicer or the Noteholders with respect to a breach of representations and warranties pursuant to Section 3.1 and the agreement contained in this Section shall be the repurchase of Receivables (including any Receivable that is or was a Liquidated Receivable and is required to be repurchased) pursuant to this Section, subject to the conditions contained herein or to enforce the obligation of AmeriCredit to the Seller to repurchase such Receivables pursuant to the Purchase Agreement. Neither the Owner Trustee, the Trust Collateral Agent nor the Trustee shall have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section.

In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Seller, the Seller shall indemnify the Trust, the Trustee, the Backup Servicer, the Trust Collateral Agent, Collateral Agent and the officers, directors, agents and employees thereof, the Insurer, and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

(b) Pursuant to Section 2.1 of this Agreement, the Seller conveyed to the Trust all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement including the Seller’s rights under the Purchase Agreement and the delivery requirements, representations and warranties and the cure or repurchase obligations of AmeriCredit thereunder. The Seller hereby represents and warrants to the Trust that such assignment is valid, enforceable and effective to permit the Trust to enforce such obligations of AmeriCredit under the Purchase Agreement. Any purchase by AmeriCredit pursuant to the Purchase Agreement shall be deemed a purchase by the Seller pursuant to this Section 3.2 and the definition of Purchased Receivable.

SECTION 3.3. Custody of Receivable Files.

(a) In connection with the sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement and simultaneously with the execution and delivery of this Agreement, the Trust Collateral Agent shall enter into the Custodian Agreement with the Custodian, dated as of August 2, 2010, pursuant to which the Trust Collateral Agent shall revocably appoint the Custodian, and the Custodian shall accept such appointment, to act as the agent of the Trust Collateral Agent as custodian of the following documents or instruments in its possession or control (the “Receivable Files”) which shall be delivered to the Custodian as agent of the Trust Collateral Agent on or before the Closing Date (with respect to each Receivable):

(i) The fully executed original (or with respect to “electronic chattel paper”, the authoritative copy) of the Contract; and

(ii) The Lien Certificate (when received), and otherwise such documents, if any, that AmeriCredit keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of AmeriCredit (or an Originating Affiliate or a Titled Third-Party Lender) as first lienholder or secured party (including any Lien Certificate received by AmeriCredit), or, if such Lien Certificate has not yet been received, a copy of the application therefor, showing AmeriCredit (or an Originating Affiliate or a Titled Third-Party Lender) as secured party.

(b) If the Trust Collateral Agent is acting as the Custodian pursuant to Section 8 of the Custodian Agreement, the Trust Collateral Agent shall be deemed to have assumed the obligations of the Custodian (except for any liabilities incurred by the predecessor Custodian) specified in the Custodian Agreement until such time as a successor Custodian has been appointed. Upon payment in full of any Receivable, the Servicer will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 4.1 have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer. Upon the sale of any Receivable pursuant to Section 4.3(c) hereof, the Servicer will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such sale which are required to be deposited in the Collection Account pursuant to Section 4.3(c) have been so deposited) and shall request delivery of the Receivable and Receivable File to the purchaser of such Receivable. From time to time as appropriate for servicing and enforcing any Receivable, the Custodian shall, upon written request of an officer of the Servicer and delivery to the Custodian of a receipt signed by such officer, cause the original Receivable and the related Receivable File to be released to the Servicer. The Servicer’s receipt of a Receivable and/or Receivable File shall obligate the Servicer to return the original Receivable and the related Receivable File to the Custodian when its need by the Servicer has ceased unless the Receivable is repurchased as described in Section 3.2, 4.2 or 4.7.

ARTICLE IV

Administration and Servicing of Receivables

SECTION 4.1. Duties of the Servicer and the Backup Servicer.

(a) The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others. In performing such duties, so long as AmeriCredit is the Servicer, it shall substantially comply with the policies and procedures described on Schedule C, as such policies and procedures may be updated from time to time. The Servicer’s duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, monitoring the collateral, complying with the terms of the Lockbox Agreements, accounting for collections and furnishing monthly and annual statements to the Trust Collateral Agent, the Trustee and the Insurer with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein.

The Servicer, or if AmeriCredit is no longer the Servicer, AmeriCredit, at the request of the Servicer, shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements and Auto Loan Purchase and Sale Agreements (and shall maintain possession of the Dealer Agreements and Auto Loan Purchase and Sale Agreements, to the extent it is necessary to do so), the Dealer Assignments, the Third-Party Lender Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Auto Loan Purchase and Sale Agreements, Dealer Assignments, Third-Party Lender Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor except in accordance with the Servicer’s customary practices as reflected in the Servicing Policies and Procedures attached hereto as Schedule C.

The Servicer is hereby authorized to commence, in its own name or in the name of the Trust, a legal proceeding to enforce a Receivable pursuant to Section 4.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Trust shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trust to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Trust Collateral Agent and the Owner Trustee shall furnish the Servicer with any limited powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

As set forth in Section 9.3, in the event the Servicer fails to perform its obligations hereunder, the Backup Servicer shall be responsible for the Servicer’s duties in this Agreement as if it were the Servicer, provided that the Backup Servicer shall not be liable for the Servicer’s breach of its obligations.

(b) The Backup Servicer shall have the following duties: (i) prior to the Closing Date, the Backup Servicer shall have conducted an on-site visit of the Servicer’s operations in connection with this or similar Agreements, (ii) the Backup Servicer shall conduct periodic on-site visits once every 12 months to meet with appropriate operations personnel to discuss any changes in processes and procedures that have occurred since the last visit, (iii) prior to the Closing Date, the Backup Servicer shall have completed all data-mapping, and (iv) not more than once per year, the Backup Servicer shall update or amend the data-mapping by effecting a data-map refresh upon receipt of written notice from the Servicer specifying updated or amended fields, if any, in (a) fields in the Monthly Tape or (b) fields confirmed in the original data-mapping referred to in clause (iii) above. Each on-site visit shall be at the cost of AmeriCredit.

SECTION 4.2. Collection of Receivable Payments; Modifications of Receivables; Lockbox Agreements.

(a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Auto Loan Purchase and Sale Agreements, the Third-Party Lender Assignments, the Insurance Policies and the Other Conveyed Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto, including directing the Issuer to sell the Receivables pursuant to Section 4.3(c) hereof. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

(b) The Servicer may (A) at any time agree to a modification or amendment of a Receivable in order to (i) not more than once per year, change the Obligor’s regular monthly due date to a date that shall in no event be later than 30 days after the original monthly due date of that Receivable or (ii) re-amortize the Scheduled Receivables Payments on the Receivable (x) following a partial prepayment of principal, in accordance with its customary procedures or (y) following the Obligor’s reinstatement based on local laws or (B) may direct the Issuer to sell the Receivables pursuant to Section 4.3 hereof, if the Servicer believes in good faith that such extension, modification, amendment or sale is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable, and is otherwise in the best interests of the Trust.

(c) The Servicer may grant payment extensions on, or other modifications or amendments to, a receivable (in addition to those modifications permitted by Section 4.2(b) hereof), in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable, and is otherwise in the best interests of the Trust; provided, however, that:

(i) The aggregate period of all extensions on a Receivable shall not exceed eight months;

(ii) In no event may a Receivable be extended beyond the Collection Period immediately preceding the latest Final Scheduled Distribution Date;

(iii) The average Monthly Extension Rate for any three consecutive calendar months shall not exceed 4%; and

(iv) So long as an Insurer Default shall not have occurred and be continuing, the Servicer shall not amend or modify a Receivable (except as provided in Section 4.2(b) and this Section 4.2(c)) without the consent of the Insurer or a Note Majority (if an Insurer Default shall have occurred and be continuing).

With respect to clause (iii) of this Section 4.2(c), in the event the average of the Monthly Extension Rates calculated with respect to three consecutive calendar months exceeds 4% (which information shall be set forth in the related Servicer’s Certificate), the Servicer shall, on the third such Accounting Date, purchase from the Trust the Receivables with respect to which payment had been extended (starting with the Receivables most recently so extended) in an aggregate Principal Balance equal to the product of (i) the difference between such average of

Monthly Extension Rates and 4% and (ii) the Aggregate Principal Balance, and pay the related Purchase Amount on the related Determination Date; provided, however, that in the event the Backup Servicer shall be acting as Servicer hereunder, the foregoing sentence shall apply only in respect of Receivables as to which payments had been extended by such Backup Servicer.

(d) The Servicer, acting as agent for the Trust pursuant to the Lockbox Account Agreement, shall use its best efforts to notify or direct Obligors to make all payments on the Receivables, whether by check or by direct debit of the Obligor’s bank account, to be made directly to one or more Lockbox Banks or Lockbox Processors pursuant to the Lockbox Agreements. The Servicer shall use its best efforts to notify or direct any Lockbox Bank or Lockbox Processor to deposit all payments on the Receivables in the Lockbox Account no later than the Business Day after receipt, and to cause all amounts credited to the Lockbox Account on account of such payments to be transferred to the Collection Account no later than the second Business Day after receipt of such payments. The Lockbox Account shall be a demand deposit account held by the Lockbox Bank, or at the request of the Controlling Party, an Eligible Deposit Account.

Prior to the Closing Date, the Servicer shall have notified each Obligor that makes its payments on the Receivables by check to make such payments thereafter directly to the Lockbox Processor (except in the case of Obligors that have already been making such payments to the Lockbox Processor), and shall have provided each such Obligor with remittance invoices in order to enable such Obligors to make such payments directly to the Lockbox Processor for deposit into the Lockbox Account, and the Servicer will continue, not less often than every three months, to so notify those Obligors who have failed to make payments to the Lockbox Processor. If and to the extent requested by the Controlling Party, the Servicer shall request each Obligor that makes payment on the Receivables by direct debit of such Obligor’s bank account, to execute a new authorization for automatic payment which in the judgment of the Controlling Party is sufficient to authorize direct debit by the Lockbox Bank on behalf of the Trust. If at any time, the Lockbox Bank is unable to directly debit an Obligor’s bank account that makes payment on the Receivables by direct debit and if such inability is not cured within 15 days or cannot be cured by execution by the Obligor of a new authorization for automatic payment, the Servicer shall notify such Obligor that it cannot make payment by direct debit and must thereafter make payment by check.

Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreements, the Servicer shall remain obligated and liable to the Trust, the Trust Collateral Agent, the Insurer and Noteholders for servicing and administering the Receivables and the Other Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof; provided, however, that the foregoing shall not apply to any Backup Servicer for so long as a Lockbox Bank and the Lockbox Processor are performing their respective obligations pursuant to the terms of the Lockbox Agreements.

In the event of a termination of the Servicer, the successor Servicer shall assume all of the rights and obligations of the outgoing Servicer under the Lockbox Agreements subject to the terms hereof. In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer’s interest therein and to have replaced the outgoing Servicer as a party to each such Lockbox Agreement to the same extent as if such Lockbox Agreements had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank or the Lockbox Processor under such Lockbox Agreements. The outgoing Servicer shall, upon request of the Trust Collateral Agent, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and the Lockbox Processor and otherwise use its best efforts to effect the orderly and efficient transfer of the Lockbox Agreements to the successor Servicer. In the event that the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) elects to change the identity of the Lockbox Bank or Lockbox Processor, the outgoing Servicer, at its expense, shall cause the Lockbox Bank or Lockbox Processor to deliver, at the direction of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) to the Trust Collateral Agent or a successor Lockbox Bank or Lockbox Processor, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank or the Lockbox Processor (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the lockbox arrangements and the Servicer shall notify the Obligors to make payments to the lockbox arrangements established by the successor.

(e) The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Lockbox Bank as soon as practicable, but in no event later than the second Business Day after receipt thereof, and such amounts shall be deposited into the Lockbox Account and transferred from the Lockbox Account to the Collection Account in accordance with Section 4.2(d) hereof.

(f) AmeriCredit shall not cause or permit the substitution of the Financed Vehicle relating to a Receivable unless: (i) the substitution is a replacement of the Financed Vehicle originally financed under the related Receivable; (ii) the Financed Vehicle originally financed under the related Receivable was either (x) insured under an Insurance Policy as required under Section 4.4(a) at the time of a casualty loss that is treated as a total loss under such Insurance Policy, (y) deemed to be a “lemon” pursuant to applicable state law and repurchased by the related Dealer or (z) is the subject of an order by a court of competent jurisdiction directing AmeriCredit to substitute another vehicle under the related Receivable; (iii) the related Receivable is not more than 30 days delinquent; (iv) the Obligor is deemed to be in “good standing” by the Servicer and is not in breach of any requirement under the related Receivable; (v) the replacement Financed Vehicle has a book value (N.A.D.A.) at least equal to the book value (N.A.D.A.) of the Financed Vehicle that is being replaced, measured immediately before the casualty loss or replacement by the Dealer; (vi) as of the date of such substitution, the replacement Financed Vehicle’s mileage is no greater than the mileage on the Financed Vehicle that is being replaced and (vii) the substitution complies with the Substitution of Collateral Criteria; provided, however, that if the substitution is made pursuant to clause (ii)(z), above, clauses (iii) through (vi) inclusive, shall not be applicable. So long as the Note Policy is outstanding, AmeriCredit shall not cause or permit the substitution of Financed Vehicles relating to Receivables having an original aggregate Principal Balance greater than two percent (2%) of the Original Pool Balance, (the “Substitution Limit”). In the event that the Substitution Limit is exceeded for any reason, (i) AmeriCredit shall, on or before the next following Accounting Date, repurchase a sufficient number of such Receivables to cause the aggregate original Principal Balances of such Receivables to be less than the Substitution Limit or (ii) if AmeriCredit is not the Servicer and the Servicer has caused substitutions to be made hereunder pursuant to the circumstances described in clause (ii)(x), above, the Servicer shall, on or before the next following Accounting Date, repurchase a sufficient number of such Receivables to cause the aggregate original Principal Balances of such Receivables to be less than the Substitution Limit.

SECTION 4.3. Realization upon Receivables.

(a) In addition to the Servicer’s ability to direct the Issuer to sell Receivables pursuant to Section 4.3(c) hereof, and consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable; provided, however, that the Servicer may elect not to repossess a Financed Vehicle if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance or if it instead elects to direct the Issuer to sell the Receivables pursuant to Section 4.3(c). The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 4.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers and Third-Party Lenders, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it expects, in its sole discretion, that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer or Third-Party Lender, which amounts in reimbursement may be retained by the Servicer (and shall not be required to be deposited as provided in Section 4.2(e)) to the extent of such expenses. The Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles. The Servicer shall be entitled to reimbursement of any such tax from Net Liquidation Proceeds with respect to such Receivable.

(b) If the Servicer, or if AmeriCredit is no longer the Servicer, AmeriCredit at the request of the Servicer, elects to commence a legal proceeding to enforce a Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trust to the Servicer, or to AmeriCredit at the request of the Servicer, of the rights under such Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party

Lender Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer or AmeriCredit, as appropriate, may not enforce a Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, the Owner Trustee and/or the Trust Collateral Agent, at AmeriCredit’s expense, or the Seller, at the Seller’s expense, shall take such steps as the Servicer deems reasonably necessary to enforce the Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, including bringing suit in its name or the name of the Seller or of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Noteholders. All amounts recovered shall be remitted directly by the Servicer as provided in Section 4.2(e).

(c) Consistent with the standards, policies and procedures required by this Agreement, the Servicer may use its best efforts to locate a third party purchaser that is not affiliated with the Servicer, the Seller or the Issuer to purchase from the Issuer any Receivable that has become more than 60 days delinquent, and shall have the right to direct the Issuer to sell any such Receivable to the third-party purchaser; provided, that no more than 20% of the number of Receivables in the pool as of the Cutoff Date may be sold by the Issuer pursuant to this Section 4.3(c) in the aggregate; provided further, that the Servicer may elect to not direct the Issuer to sell a Receivable that has become more than 60 days delinquent if in its good faith judgment the Servicer determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. In selecting Receivables to be sold to a third party purchaser pursuant to this Section 4.3(c), the Servicer shall use commercially reasonable efforts to locate purchasers for the most delinquent Receivables first. In any event, the Servicer shall not use any procedure in selecting Receivables to be sold to third party purchasers which is materially adverse to the interest of the Noteholders or the Insurer. The Issuer shall sell each Sold Receivable for the greatest market price possible; provided, however, that aggregate Sale Amounts received by the Issuer for all Receivables sold to a single third-party purchaser on a single date must be at least equal to the sum of the Minimum Sale Prices for all such Receivables. The Servicer shall remit or cause the third-party purchaser to remit all sale proceeds from the sale of Receivables to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof.

SECTION 4.4. Insurance.

(a) The Servicer shall require, in accordance with its customary servicing policies and procedures, that each Financed Vehicle be insured by the related Obligor under the Insurance Policies referred to in Paragraph 27 of the Schedule of Representations and Warranties and shall monitor the status of such physical loss and damage insurance coverage thereafter, in accordance with its customary servicing procedures. Each Receivable requires the Obligor to maintain such physical loss and damage insurance, naming AmeriCredit (or an Originating Affiliate or a Titled Third-Party Lender) and its successors and assigns as additional insureds, and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance

Policy covering the related Financed Vehicle which satisfies the conditions set forth in clause (i)(a) of such Paragraph 27 (including, without limitation, during the repossession of such Financed Vehicle) the Servicer may enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance in accordance with its customary servicing policies and procedures. The Servicer may maintain a vendor’s single interest or other collateral protection insurance policy with respect to all Financed Vehicles (“Collateral Insurance”) which policy shall by its terms insure against physical loss and damage in the event any Obligor fails to maintain physical loss and damage insurance with respect to the related Financed Vehicle. The Servicer shall cause itself, an Originating Affiliate or a Titled Third-Party Lender, and may cause the Trust Collateral Agent, to be named as named insured under all policies of Collateral Insurance. Costs incurred by the Servicer in maintaining such Collateral Insurance shall be paid by the Servicer.

(b) The Servicer may, if an Obligor fails to obtain or maintain a physical loss and damage Insurance Policy, obtain insurance with respect to the related Financed Vehicle and advance on behalf of such Obligor, as required under the terms of the insurance policy, the premiums for such insurance (such insurance being referred to herein as “Force-Placed Insurance”). All policies of Force-Placed Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Any cost incurred by the Servicer in maintaining such Force-Placed Insurance shall only be recoverable out of premiums paid by the Obligors or Net Liquidation Proceeds with respect to the Receivable, as provided in Section 4.4(c).

(c) In connection with any Force-Placed Insurance obtained hereunder, the Servicer may, in the manner and to the extent permitted by applicable law, require the Obligors to repay the entire premium to the Servicer. In no event shall the Servicer include the amount of the premium in the Amount Financed under the Receivable. For all purposes of this Agreement, the Insurance Add-On Amount with respect to any Receivable having Force-Placed Insurance will be treated as a separate obligation of the Obligor and will not be added to the Principal Balance of such Receivable, and amounts allocable thereto will not be available for distribution on the Notes and the Certificates. The Servicer shall retain and separately administer the right to receive payments from Obligors with respect to Insurance Add-On Amounts or rebates of Forced-Placed Insurance premiums. If an Obligor makes a payment with respect to a Receivable having Force-Placed Insurance, but the Servicer is unable to determine whether the payment is allocable to the Receivable or to the Insurance Add-On Amount, the payment shall be applied first to any unpaid Scheduled Receivables Payments and then to the Insurance Add-On Amount. Net Liquidation Proceeds on any Receivable will be used first to pay the Principal Balance and accrued interest on such Receivable and then to pay the related Insurance Add-On Amount. If an Obligor under a Receivable with respect to which the Servicer has placed Force-Placed Insurance fails to make scheduled payments of such Insurance Add-On Amount as due, and the Servicer has determined that eventual payment of the Insurance Add-On Amount is unlikely, the Servicer may, but shall not be required to, purchase such Receivable from the Trust for the Purchase Amount on any subsequent Determination Date. Any such Receivable, and any Receivable with respect to which the Servicer has placed Force-Placed Insurance which has been paid in full (excluding any Insurance Add-On Amounts) will be assigned to the Servicer.

(d) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Owner Trustee and/or the Trust Collateral Agent, at the Servicer’s expense, or the Seller, at the Seller’s expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Noteholders.

SECTION 4.5. Maintenance of Security Interests in Vehicles.

(a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Trust Collateral Agent hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle’s certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, the Servicer hereby agrees that the designation of AmeriCredit (or an Originating Affiliate or a Titled Third-Party Lender) as the secured party on the Lien Certificate is in its capacity as Servicer as agent of the Trust.

(b) Upon the occurrence of an Insurance Agreement Event of Default, the Insurer may (so long as an Insurer Default shall not have occurred and be continuing) instruct the Trust Collateral Agent and the Servicer to take or cause to be taken, or, if an Insurer Default shall have occurred and is continuing, upon the occurrence of a Servicer Termination Event, the Trust Collateral Agent and the Servicer shall take or cause to be taken such action as may, in the Opinion of Counsel to the Controlling Party, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the Opinion of Counsel to the Controlling Party, be necessary or prudent.

AmeriCredit hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. In addition, prior to the occurrence of an Insurance Agreement Event of Default, the Controlling Party may instruct the Trust Collateral Agent and the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Trust, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent; provided, however, that if the

Controlling Party requests that the title documents be amended prior to the occurrence of an Insurance Agreement Event of Default, the out-of-pocket expenses of the Servicer or the Trust Collateral Agent in connection with such action shall be reimbursed to the Servicer or the Trust Collateral Agent, as applicable, by the Controlling Party. AmeriCredit hereby appoints the Trust Collateral Agent as its attorney-in-fact to take any and all steps required to be performed by AmeriCredit pursuant to this Section 4.5(b) (it being understood that and agreed that the Trust Collateral Agent shall have no obligation to take such steps with respect to all perfection or reperfection, except as pursuant to the Basic Documents to which it is a party and to which AmeriCredit has paid all expenses), including execution of Lien Certificates or any other documents in the name and stead of AmeriCredit and the Trust Collateral Agent hereby accepts such appointment.

SECTION 4.6. Covenants, Representations, and Warranties of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Trust Collateral Agent relies in accepting the Receivables, on which the Trustee relies in authenticating the Notes and on which the Insurer relies in issuing the Note Policy.

(a) The Servicer covenants as follows:

(i) Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

(ii) No Impairment. The Servicer shall do nothing to impair the rights of the Trust or the Noteholders in the Receivables, the Dealer Agreements, the Auto Loan Purchase and Sale Agreements, the Dealer Assignments, the Third-Party Lender Assignments, the Insurance Policies or the Other Conveyed Property except as otherwise expressly provided herein;

(iii) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 4.2; and

(iv) Restrictions on Liens. The Servicer shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Trust Collateral Agent for the benefit of the Noteholders and Insurer, the Lien imposed by the Spread Account Agreement in favor of the Collateral Agent for the benefit of the Trust Collateral Agent and Insurer, and the restrictions on transferability imposed by this Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names AmeriCredit or the Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Trust Collateral Agent, for the benefit of the Noteholders and the Insurer.

(b) The Servicer represents, warrants and covenants as of the Closing Date as to itself that the representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct; provided that such representations and warranties contained therein and herein shall not apply to any entity other than AmeriCredit.

SECTION 4.7. Purchase of Receivables Upon Breach of Covenant. Upon discovery by any of the Servicer, the Insurer, a Responsible Officer of the Trust Collateral Agent, the Owner Trustee, a Responsible Officer of the Backup Servicer or a Responsible Officer of the Trustee of a breach of any of the covenants set forth in Sections 1, 2 or 3 of the Custodian Agreement or in Sections 4.5(a) or 4.6 hereof, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of AmeriCredit as Servicer under this Section. As of the second Accounting Date following its discovery or receipt of notice of any breach of any covenant set forth in Section 3(b) of the Custodian Agreement or Sections 4.5(a) or 4.6 hereof which materially and adversely affects the interests of the Noteholders or the Insurer in any Receivable (including any Receivable that is or was a Liquidated Receivable) (or, at AmeriCredit’s election, the first Accounting Date so following) or the related Financed Vehicle, AmeriCredit shall, unless such breach shall have been cured in all material respects, purchase from the Trust the Receivable affected by such breach and, on the related Determination Date, AmeriCredit shall pay the related Purchase Amount. It is understood and agreed that the obligation of AmeriCredit to purchase any Receivable (including any Receivable that is or was a Liquidated Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against AmeriCredit for such breach available to the Insurer, the Noteholders, the Owner Trustee, the Backup Servicer or the Trust Collateral Agent; provided, however, that AmeriCredit shall indemnify the Trust, the Backup Servicer, the Collateral Agent, the Insurer, the Owner Trustee, the Trust Collateral Agent, the Trustee and the Noteholders from and against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. Notwithstanding anything to the contrary contained herein, AmeriCredit will not be required to repurchase Receivables due solely to the Servicer’s not having received Lien Certificates that have been properly applied for from the Registrar of Titles in the applicable states for such Receivables unless (i) such Lien Certificates shall not have been received with respect to Receivables with Principal Balances which total more than 1.0% of the Aggregate Principal Balance as of the 180th day after the Closing Date, in which case AmeriCredit shall be required to repurchase a sufficient number of such Receivables to cause the aggregate Principal Balances of the remaining Receivables for which no such Lien Certificate shall have been received to be no greater than 1.0% of the Aggregate Principal Balance as of such date or (ii) such Lien Certificates shall not have been received as of the 240th day after the Closing Date. This Section shall survive the termination of this Agreement and the earlier removal or resignation of the Trustee and/or the Trust Collateral Agent and/or the Backup Servicer.

SECTION 4.8. Total Servicing Fee; Payment of Certain Expenses by Servicer. On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Base Servicing Fee and any Supplemental Servicing Fee for the related Collection Period (together, the “Servicing Fee”) pursuant to Section 5.7. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to the Noteholders or the Insurer and all other fees and expenses of the Owner Trustee, the Collateral Agent, the Backup Servicer, the Trust Collateral Agent or the Trustee, except taxes levied or assessed against the Trust, and claims against the Trust in respect of indemnification, which taxes and claims in respect of indemnification against the Trust are expressly stated to be for the account of AmeriCredit). The Servicer shall be liable for the fees and expenses of the Owner Trustee, the Backup Servicer, the Trust Collateral Agent, the Trustee, the Custodian, the Collateral Agent, the Lockbox Bank (and any fees under the Lockbox Account Agreement), the Lockbox Processor (and any fees under the Lockbox Processing Agreement) and the Independent Accountants. Notwithstanding the foregoing, if the Servicer shall not be AmeriCredit, a successor to AmeriCredit as Servicer including the Backup Servicer permitted by Section 9.3 shall not be liable for taxes levied or assessed against the Trust or claims against the Trust in respect of indemnification, or the fees and expenses referred to above.

SECTION 4.9. Preliminary Servicer’s Certificate and Servicer’s Certificate.

(a) No later than noon Eastern time on each Determination Date, the Servicer shall deliver (facsimile delivery being acceptable) to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Insurer and each Rating Agency a Preliminary Servicer’s Certificate executed by a Responsible Officer of the Servicer containing among other things, all information necessary to enable the Trust Collateral Agent to give any notice required by Section 5.5(b) and to make the distributions required by Section 5.7(a).

(b) No later than noon Eastern time on each Determination Date, the Servicer shall deliver (facsimile delivery being acceptable) to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Insurer and each Rating Agency a Servicer’s Certificate executed by a Responsible Officer of the Servicer containing among other things, (i) all information necessary to enable the Trust Collateral Agent to make any withdrawal and deposit required by Section 5.5 and to make the distributions required by Section 5.7(a), (ii) a listing of all Purchased Receivables and Sold Receivables purchased by the Servicer or sold by the Issuer as of the related Accounting Date, identifying the Receivables so purchased by the Servicer or sold by the Issuer, (iii) all information necessary to enable the Backup Servicer to verify the items specified in Section 4.13(ii) (as set forth in the Monthly Tape delivered pursuant to Section 4.13), and (iv) all information necessary to enable the Trust Collateral Agent to send the statements to Noteholders and the Insurer required by Section 5.10. Receivables purchased by the Servicer or by the Seller on the related Accounting Date and each Receivable which became a Liquidated Receivable or which was paid in full during the related Collection Period shall be identified by account number (as set forth in the Schedule of Receivables). In addition to the information set forth in the preceding sentence, the Servicer’s Certificate shall also contain the following information: (a) the Delinquency Ratio, Monthly Extension Rate, Cumulative Default Ratio and Cumulative Net Loss Ratio (as such terms are defined herein or in the Spread Account Agreement) for the related Collection Period; (b) whether any Trigger Event has occurred as of such Determination Date; (c) whether any Trigger Event that may have occurred as of a prior Determination Date is deemed cured as of such Determination Date; and (d) whether to the knowledge of the Servicer an Insurance Agreement Event of Default has occurred.

SECTION 4.10. Annual Statement as to Compliance, Notice of Servicer Termination Event.

(a) To the extent required by Section 1123 of Regulation AB, the Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Insurer and each Rating Agency, on or before March 31 of each year (regardless of whether the Seller has ceased filing reports under the Exchange Act), beginning on March 31, 2011, an officer’s certificate signed by any Responsible Officer of the Servicer, dated as of December 31 of the previous calendar year, stating that (i) a review of the activities of the Servicer during the preceding calendar year (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to such officer’s knowledge, based on such review, the Servicer has fulfilled in all material respects all its obligations under this Agreement throughout such period, or, if there has been a failure to fulfill any such obligation in any material respect, identifying each such failure known to such officer and the nature and status of such failure.

(b) The Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Insurer, the Collateral Agent and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer’s certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 9.1(a). The Seller or the Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Insurer, the Collateral Agent, the Servicer or the Seller (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer’s certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any other clause of Section 9.1.

(c) The Servicer will deliver to the Issuer, on or before March 31 of each year, beginning on March 31, 2011, a report regarding the Servicer’s assessment of compliance with certain minimum servicing criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(d) To the extent required by Regulation AB, the Servicer will cause any affiliated servicer or any other party deemed to be participating in the servicing function pursuant to Item 1122 of Regulation AB to provide to the Issuer, on or before March 31 of each year, beginning on March 31, 2011, a report regarding such party’s assessment of compliance with certain minimum servicing criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(e) Wells Fargo Bank, National Association acknowledges, in its capacity as Backup Servicer and Trust Collateral Agent under this Agreement and in its capacity as Indenture Trustee under the Basic Documents, that to the extent it is deemed to be participating in the servicing function pursuant to Item 1122 of Regulation AB, it will take any action reasonably requested by the Servicer to ensure compliance with the requirements of Section 4.10(d) and Section 4.11(b) hereof and with Item 1122 of Regulation AB. Such required documentation will be delivered to the Servicer by March 15 of each calendar year.

SECTION 4.11. Annual Independent Public Accountants’ Report.

(a) The Servicer shall cause a firm of nationally recognized independent certified public accountants (the “Independent Accountants”), who may also render other services to the Servicer or its Affiliates, to deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Collateral Agent, the Insurer, the Backup Servicer, on or before March 31 (or 90 days after the end of the Issuer’s fiscal year, if other than December 31) of each year, beginning in March 31, 2011, a report, dated as of December 31 of the preceding calendar year, addressed to the board of directors of the Servicer, providing its attestation report on the servicing assessment delivered pursuant to Section 4.10(c), including disclosure of any material instance of non-compliance, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(b) Each party required to deliver an assessment of compliance described in Section 4.10(d) shall cause Independent Accountants, who may also render other services to such party or its Affiliates, to deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Collateral Agent, the Insurer, the Backup Servicer and the Servicer, on or before March 31 (or 90 days after the end of the Issuer’s fiscal year, if other than December 31) of each year, beginning in March 31, 2011, a report, dated as of December 31 of the preceding calendar year, addressed to the board of directors of such party, providing its attestation report on the servicing assessment delivered pursuant to Section 4.10(d), including disclosure of any material instance of non-compliance, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(c) The Servicer shall cause a firm of Independent Accountants, who may also render other services to the Servicer or to the Seller, (1) to deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Insurer, on or before October 31 (or 120 days after the end of the Servicer’s fiscal year, if other than June 30) of each year, beginning on October 31, 2010, with respect to the twelve months ended the immediately preceding June 30 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate (which period shall not be less than six months)), a copy of the Form 10-K filed with the United States Securities and Exchange Commission for AmeriCredit Corp., which filing includes a statement that such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) upon request of the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer or the Insurer, to issue an acknowledgement to the effect that such firm has audited the books and records of AmeriCredit Corp., in which the Servicer is included as a consolidated subsidiary, and issued its report pursuant to item (1) of this section and that the accounting firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants; and (3) to deliver to the Insurer, upon the request of the Insurer, such request not being more often than annually, a report on the application of agreed upon procedures to three randomly selected Servicer’s Certificates including the delinquency, default and loss statistics required to be specified therein noting whether any exceptions or errors in the Servicer’s Certificates were found.

SECTION 4.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Insurer reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

SECTION 4.13. Monthly Tape. No later than the second Business Day after each Distribution Date (but at least four Business Days prior to the related Insured Distribution Date), the Servicer will deliver to the Trust Collateral Agent, the Insurer and the Backup Servicer a computer tape and a diskette (or any other electronic transmission acceptable to the Trust Collateral Agent, the Insurer and the Backup Servicer) in a format acceptable to the Trust Collateral Agent, the Insurer and the Backup Servicer containing the information with respect to the Receivables as of the preceding Accounting Date necessary for preparation of the Servicer’s Certificate relating to the immediately preceding Determination Date and necessary to review the application of collections as provided in Section 5.4 (the “Monthly Tape”). The Backup Servicer shall use such tape or diskette (or other electronic transmission acceptable to the Trust Collateral Agent and the Backup Servicer) to (i) confirm that such tape, diskette or other electronic transmission is in readable form, and (ii) calculate and confirm (A) the aggregate amount distributable as principal on the related Distribution Date to each Class of Notes, (B) the aggregate amount distributable as interest on the related Distribution Date to each Class of Notes, (C) any amounts distributable on the related Distribution Date which are to be paid with funds withdrawn from the Spread Account, (D) any payments required to be made by the Insurer under the Note Policy, (E) the outstanding principal amount of each Class of Notes after giving effect to all distributions made pursuant to clause (A), above, (F) the Note Pool Factor for each Class of Notes after giving effect to all distributions made pursuant to clause (A), above, and (G) the aggregate Noteholders’ Principal Carryover Amount and the aggregate Noteholders’ Interest Carryover Amount on such Distribution Date after giving effect to all distributions made pursuant to clauses (A) and (B), above, respectively. The Backup Servicer shall certify to the Trustee that it has verified the Servicer’s Certificate in accordance with this Section and shall notify the Servicer and the Trustee of any discrepancies, in each case, on or before the fifth Business Day following the Distribution Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the next succeeding Distribution Date, but in the absence of a reconciliation, the Servicer’s Certificate shall control for the purpose of calculations and distributions with respect to the next succeeding Distribution Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer’s Certificate by the next succeeding Distribution Date, the Servicer shall cause the Independent Accountants, at the Servicer’s expense, to audit the Servicer’s Certificate and, prior to the last day of the month after the month in which such Servicer’s Certificate was delivered, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer’s Certificate for such next succeeding Determination Date. In addition, upon the occurrence of a Servicer Termination Event the Servicer shall, if so requested by the Controlling Party, deliver to the Backup Servicer or any successor Servicer its Collection Records and its Monthly Records within 15 days after demand therefor and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer.

ARTICLE V

Trust Accounts; Distributions;

Statements to Noteholders

SECTION 5.1. Establishment of Trust Accounts.

(a) (i) The Trust Collateral Agent, on behalf of the Noteholders and the Insurer, shall establish and maintain in its own name an Eligible Deposit Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders and the Insurer. The Collection Account shall initially be established with the Trust Collateral Agent.

(ii) The Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the “Note Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders and the Insurer. The Note Distribution Account shall initially be established with the Trust Collateral Agent.

(b) Funds on deposit in the Collection Account and the Note Distribution Account (together, the “Trust Accounts”) and the Lockbox Accounts shall be invested by the Trust Collateral Agent (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise). All such Eligible Investments shall be held by or on behalf of the Trust Collateral Agent for the benefit of the Noteholders and the Insurer, as applicable. Other than as permitted by the Rating Agencies and the Insurer, funds on deposit in any Trust Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Distribution Date or, if earlier, at the close of business on the Business Day immediately preceding the following Insured Distribution Date. All Eligible Investments will be held to maturity. Each institution at which the relevant Trust Account is maintained shall invest the funds therein as directed in writing by the Servicer in Eligible Investments.

(c) All Investment Earnings of moneys deposited in each Trust Account shall be deposited (or caused to be deposited) in the Collection Account on each Distribution Date by the Trust Collateral Agent and applied as Available Funds on such Distribution Date, and any loss resulting from such investments shall be charged to such Trust Account. The Servicer will not direct the Trust Collateral Agent to make any investment of any funds held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Trust Collateral Agent to make any such investment, if requested by the Trust Collateral Agent, the Servicer shall deliver to the Trust Collateral Agent an Opinion of Counsel, acceptable to the Trust Collateral Agent, to such effect.

(d) The Trust Collateral Agent shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trust Collateral Agent’s negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Trust Collateral Agent, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(e) If (i) the Servicer shall have failed to give investment directions in writing for any funds on deposit in the Trust Accounts to the Trust Collateral Agent by 1:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and Trust Collateral Agent) on any Business Day; or (ii) a Default or Event of Default shall have occurred and is continuing with respect to the Notes but the Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or received from the Trust Property are being applied as if there had not been such a declaration; then the Trust Collateral Agent shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in the investment described in clause (d) of the definition of Eligible Investments.

(f) (i) The Trust Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof for the benefit of the Noteholders and the Insurer and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Trust Collateral Agent for the benefit of the Noteholders, as the case may be, and the Insurer. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Trust Collateral Agent (or the Servicer on its behalf) shall within five Business Days (or such longer period as to which each Rating Agency and the Insurer may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Trust Collateral Agent, the Servicer shall notify the Trust Collateral Agent in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

(ii) With respect to the Trust Account Property, the Trust Collateral Agent agrees that:

(A) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts; and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Trust Collateral Agent, and the Trust Collateral Agent shall have sole signature authority with respect thereto;

(B) any Trust Account Property that constitutes Physical Property shall be delivered to the Trust Collateral Agent in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Trust Collateral Agent or a securities intermediary (as such term is defined in Section 8-102(14) of the UCC) acting solely for the Trust Collateral Agent;

(C) the “securities intermediary’s jurisdiction” for purposes of Section 8-110 of the UCC shall be the State of New York;

(D) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph;

(E) any Trust Account Property that is an “uncertificated security” or a “security entitlement” under Article 8 of the UCC and that is not governed by clause (D) above shall be delivered to the Trust Collateral Agent in accordance with paragraph (c) or (d), if applicable, of the definition of “Delivery” and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued registration of the Trust Collateral Agent’s (or its nominee’s) ownership of such security; and

(F) any cash that is Trust Account Property shall be considered a “financial asset” under Article 8 of the UCC.

(g) The Servicer shall have the power, revocable by the Insurer or, with the consent of the Insurer by the Trustee or by the Owner Trustee with the consent of the Trustee, to instruct the Trust Collateral Agent to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer and the Trust Collateral Agent to carry out its respective duties hereunder.

SECTION 5.2. [Reserved].

SECTION 5.3. Certain Reimbursements to the Servicer. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 5.7(a)(i) upon certification by the Servicer of such amounts and the provision of such information to the Trust Collateral Agent and the Insurer as may be necessary in the opinion of the Insurer to verify the accuracy of such certification; provided, however, that the Servicer must provide such clarification within 12 months of such mistaken deposit, posting, or returned check. In the event that the Insurer has not received evidence satisfactory to it of the Servicer’s entitlement to reimbursement pursuant to this Section, the Insurer shall (unless an Insurer Default shall have occurred and be continuing) give the Trust Collateral Agent notice in writing to such effect, following receipt of which the Trust Collateral Agent shall not make a distribution to the Servicer in respect of such amount pursuant to Section 5.7, or if the Servicer prior thereto has been reimbursed pursuant to Section 5.7, the Trust Collateral Agent shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Distribution Date. The Servicer will additionally be entitled to receive from amounts on deposit in the Collection Account with respect to a Collection Period any amounts paid by Obligors that were deposited in the Lockbox Account but that do not relate to (i) principal and interest payments due on the Receivables and (ii) any fees or expenses related to extensions due on the Receivables.

SECTION 5.4. Application of Collections. All collections for the Collection Period shall be applied by the Servicer as follows:

(a) With respect to each Receivable (other than a Purchased Receivable or a Sold Receivable), payments by or on behalf of the Obligor, (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal in accordance with the Simple Interest Method.

(b) All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with Section 5.7(a).

SECTION 5.5. Withdrawals from Spread Account.

(a) In the event that the Preliminary Servicer’s Certificate with respect to any Determination Date shall state that there is a Deficiency Claim Amount with respect to the related Distribution Date, then the Trust Collateral Agent shall deliver to the Collateral Agent, the Owner Trustee, the Trustee, the Insurer and the Servicer, by hand delivery or facsimile transmission, (1) no later than 2:00 p.m. Eastern time on the Business Day preceding such Distribution Date, a written notice (a “Deficiency Notice”) specifying the Deficiency Claim Amount for such Distribution Date and (2) no later than 12:00 noon Eastern time on the fourth Business Day immediately preceding the related Insured Distribution Date, the Note Policy Claim Amount, if any. Such Deficiency Notice shall direct the Collateral Agent to remit such Deficiency Claim Amount (to the extent of the funds available to be distributed pursuant to the Spread Account Agreement) to the Trust Collateral Agent for deposit in the Collection Account on the related Distribution Date.

(b) In the event that the Preliminary Servicer’s Certificate with respect to any Determination Date shall state that there shall be an Accelerated Payment Amount Shortfall with respect to the related Distribution Date, then no later than 2:00 p.m. Eastern time on the Business Day preceding such Distribution Date the Trust Collateral Agent shall deliver to the Collateral Agent, the Owner Trustee, the Trustee, the Insurer and the Servicer, by hand delivery or facsimile transmission, an Accelerated Payment Shortfall Notice. Such Accelerated Payment Shortfall Notice shall direct the Collateral Agent to remit such Accelerated Payment Amount Shortfall (to the extent of funds available to be distributed in the Spread Account) to the Trust Collateral Agent for deposit in the Collection Account on the related Distribution Date.

(c) The amounts distributed by the Collateral Agent to the Trust Collateral Agent pursuant to a Deficiency Notice or Accelerated Payment Shortfall Notice shall be deposited by the Trust Collateral Agent into the Collection Account pursuant to Section 5.6 for application on the related Distribution Date pursuant to Section 5.7.

SECTION 5.6. Additional Deposits.

(a) The Servicer and the Seller, as applicable, shall deposit or cause to be deposited in the Collection Account on the Determination Date on which such obligations are due the aggregate Purchase Amount with respect to Purchased Receivables and the aggregate Sale Amounts with respect to Sold Receivables. On or before each Distribution Date, the Trust Collateral Agent shall remit to the Collection Account any amounts delivered to the Trust Collateral Agent by the Collateral Agent.

(b) The proceeds of any purchase or sale of the assets of the Trust described in Section 10.1 hereof shall be deposited in the Collection Account.

SECTION 5.7. Distributions

(a) On each Distribution Date, the Trust Collateral Agent shall (based solely on the information contained in the Preliminary Servicer’s Certificate delivered with respect to the related Determination Date) distribute the following amounts from the Collection Account unless otherwise specified, to the extent of the sources of funds stated to be available therefor, and in the following order of priority:

(i) from the Available Funds and any Deficiency Claim Amount Deposits, to the Servicer, (1) the Base Servicing Fee for the related Collection Period, (2) any Supplemental Servicing Fees for the related Collection Period, (3) any amounts specified in Section 5.3, (4) to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 5.3 and to the extent not retained by the Servicer and to pay to AmeriCredit any amounts paid by Obligors during the preceding calendar month that did not relate to (x) principal and interest payments due on the Receivables and (y) any fees or expenses related to extensions due on the Receivables, and (5) to any successor Servicer, transition fees not to exceed $200,000 (including boarding fees) in the aggregate;

(ii) from the Available Funds and any Deficiency Claim Amount Deposits, to each of the Lockbox Bank, the Lockbox Processor, the Trustee, the Trust Collateral Agent, the Backup Servicer (in its capacity as either Backup Servicer or successor Servicer) and the Owner Trustee, their respective accrued and unpaid fees, expenses and indemnities (in each case, to the extent such fees, expenses or indemnities have not been previously paid by the Servicer, and provided that such fees, expenses and indemnities shall not exceed (x) $100,000 in the aggregate in any calendar year to the Owner Trustee and (y) $200,000 in the aggregate in any calendar year to the Lockbox Banks, the Lockbox Processor, the Trust Collateral Agent, the Backup Servicer (in its capacity as either Backup Servicer or successor Servicer) and the Trustee;

(iii) from the Available Funds and any Deficiency Claim Amount Deposits, to the Note Distribution Account, the Noteholders’ Interest Distributable Amount;

(iv) from the Available Funds and any Deficiency Claim Amount Deposits (other than amounts relating to Deficiency Claim Amounts described in clause (i) of the definition thereof), to the Note Distribution Account, the Noteholders’ Principal Distributable Amount and the Noteholders’ Parity Deficit Amount;

(v) from the Available Funds and any Deficiency Claim Amount Deposits to the Insurer, the Premium and any amounts owing to the Insurer under the Insurance Agreement and not paid;

(vi) from the Available Funds to the Spread Account, an amount, if necessary, required to increase the amount therein to its then required level;

(vii) from the Available Funds and other amounts, if any, received by the Trust Collateral Agent in respect of the Accelerated Payment Amount Shortfall Deposits, to the Note Distribution Account, the Noteholders’ Accelerated Principal Amount;

(viii) from the Available Funds, any remaining Available Funds to the Collateral Agent for deposit in the Spread Account;

provided, however, that, (A) following an acceleration of the Notes pursuant to the Indenture or, (B) if an Insurer Default shall have occurred and be continuing and an Event of Default pursuant to Section 5.1(i), 5.1(ii), 5.1(v), 5.1(vi) or 5.1(vii) of the Indenture shall have occurred and be continuing, or (C) upon the receipt of Insolvency Proceeds pursuant to Section 10.1(b), amounts deposited in the Note Distribution Account (including any such Insolvency Proceeds) shall be paid to the Noteholders, pursuant to Section 5.6 of the Indenture.

(b) On each Insured Distribution Date, the Trust Collateral Agent shall (based solely on the information contained in the Servicer’s Certificate delivered with respect to the related Determination Date, unless the Insurer shall have notified the Trust Collateral Agent in writing of any errors or deficiencies with respect thereto) distribute from the Collection Account the Additional Funds Available, if any, then on deposit in the Collection Account, and in accordance with the priorities set forth in Section 5.7(a) and the Trust Collateral Agent shall deposit in the Note Distribution Account the lesser of (i) the amount received from the Insurer as proceeds of a draw on the Note Policy and (ii) any excess of the Scheduled Payments (as defined in the Note Policy) due on such Insured Distribution Date over the amount of all Available Funds, Deficiency Claim Amount Deposits and Accelerated Payment Amount Shortfall Deposits previously deposited in the Note Distribution Account with respect to the related Distribution Date, which amount shall be applied solely to the payment of amounts then due and unpaid on the Notes in accordance with the priorities set forth in Section 5.8(a) hereof or Section 5.6 of the Indenture, as applicable.

(c) In the event that the Collection Account is maintained with an institution other than the Trust Collateral Agent, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to Sections 5.7(a) and 5.7(b) on the related Distribution Date and the related Insured Distribution Date, as applicable.

SECTION 5.8. Note Distribution Account.

(a) On each Distribution Date (based solely on the information contained in the Preliminary Servicer’s Certificate) and each Insured Distribution Date (based solely on the information in the Servicer’s Certificate) the Trust Collateral Agent shall distribute all amounts on deposit in the Note Distribution Account to Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest in the following amounts and in the following order of priority:

(i) accrued and unpaid interest on the Notes; provided that if there are not sufficient funds in the Note Distribution Account to pay the entire amount of accrued and unpaid interest then due on each Class of Notes, the amount in the Note Distribution Account shall be applied to the payment of such interest on each Class of Notes pro rata on the basis of the amount of accrued and unpaid interest due on each Class of Notes;

(ii) outstanding principal on the Notes, such amounts to be paid in accordance with the following priority:

(1) to the Holders of the Class A-1 Notes with the total amount paid out on each Distribution Date until the outstanding principal balance of the Class A-1 Notes has been reduced to zero;

(2) to the Holders of the Class A-2 Notes with the total amount paid out on each Distribution Date until the outstanding principal balance of the Class A-2 Notes has been reduced to zero; and

(3) to the Holders of the Class A-3 Notes with the total amount paid out on each Distribution Date until the outstanding principal balance of the Class A-3 Notes has been reduced to zero.

(b) On each Insured Distribution Date, the Trust Collateral Agent shall send to each Noteholder the statement provided to the Trust Collateral Agent by the Servicer pursuant to Section 5.10 hereof on such Insured Distribution Date.

(c) In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to a Noteholder, such tax shall reduce the amount otherwise distributable to the Noteholder in accordance with this Section. The Trust Collateral Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax attributable to the Trust (but such authorization shall not prevent the Trust Collateral Agent from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Noteholder), the Trust Collateral Agent may in its sole discretion withhold such amounts in accordance with this clause (c). In the event that a Noteholder wishes to apply for a refund of any such withholding tax, the Trust Collateral Agent shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Trust Collateral Agent for any out-of-pocket expenses (including legal fees and expenses) incurred.

(d) Distributions required to be made to Noteholders on any Distribution Date or any Insured Distribution Date shall be made to each Noteholder of record on the preceding Record Date either by (i) wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefore, if such Noteholder shall have provided to the Note Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder’s Notes in the aggregate evidence a denomination of not less than $1,000,000 or (ii) by check mailed to such Noteholder at the address of such holder appearing in the Note Register. Notwithstanding the foregoing, the final distribution in respect of any Note (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Note at the office or agency maintained for that purpose by the Note Registrar pursuant to Section 2.4 of the Indenture.

(e) Subject to Section 5.1 and this section, monies received by the Trust Collateral Agent hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Trust Collateral Agent shall not be liable for any interest thereon.

SECTION 5.9. [Reserved].

SECTION 5.10. Statements to Noteholders.

(a) On or prior to each Distribution Date, the Trust Collateral Agent shall provide each Noteholder of record a statement setting forth at least the following information as to the Notes to the extent such information has been received from the Servicer pursuant to Section 4.9 hereof:

(i) the amount of such distribution allocable to principal of each Class of Notes;

(ii) the amount of such distribution allocable to interest on or with respect to each Class of Notes;

(iii) the amount of such distribution payable out of amounts withdrawn from the Spread Account and the amount, if any, expected to be paid under the Note Policy on the related Insured Distribution Date;

(iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

(v) the aggregate outstanding principal amount of each Class of the Notes and the Note Pool Factor for each such Class after giving effect to payments allocated to principal reported under (i) above;

(vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and/or due but unpaid with respect to such Collection Period or prior Collection Periods, as the case may be;

(vii) the Noteholders’ Interest Carryover Amount and the Noteholders’ Principal Carryover Amount, if any, and the change in those amounts from the preceding statement;

(viii) the amount of the aggregate Realized Losses, if any, for the second preceding Collection Period;

(ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased by the Servicer or the Seller in such period; and

(x) the aggregate Sale Amounts for Sold Receivables, if any, that were sold by the Issuer in such period.

Each amount set forth pursuant to paragraph (i), (ii), (iii) and (vii) above shall be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes (or Class thereof).

(b) The Trust Collateral Agent will make available each month to each Noteholder the statements referred to in Section 5.10(a) above (and certain other documents, reports and information regarding the Receivables provided by the Servicer from time to time) via the Trust Collateral Agent’s internet website with the use of a password provided by the Trust Collateral Agent. The Trust Collateral Agent’s internet website will be located at www.CTSLink.com or at such other address as the Trust Collateral Agent shall notify the Noteholders from time to time. For assistance with regard to this service, Noteholders can call the Trust Collateral Agent’s Corporate Trust Office at (866) 846-4526. The Trust Collateral Agent shall have the right to change the way the statements referred to in Section 5.10(a) above are distributed in order to make such distribution more convenient and/or more accessible to the parties entitled to receive such statements so long as such statements are only provided to the then current Noteholders. The Trust Collateral Agent shall provide notification of any such change to all parties entitled to receive such statements in the manner described in Section 12.3 hereof, Section 11.4 of the Indenture or Section 11.5 of the Indenture, as appropriate.

SECTION 5.11. Optional Deposits by the Insurer. The Insurer shall at any time, and from time to time, with respect to an Insured Distribution Date, have the option (but shall not be required, except in accordance with the terms of the Note Policy) to deliver amounts to the Trust Collateral Agent for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Insured Distribution Date, or (ii) to include such amount to the extent that without such amount a draw would be required to be made on the Note Policy.

ARTICLE VI

The Note Policy

SECTION 6.1. Claims Under Note Policy.

(a) In the event that the Trust Collateral Agent has delivered a Deficiency Notice with respect to any Determination Date pursuant to Section 5.5 hereof, the Trust Collateral Agent shall on the related Draw Date determine the Note Policy Claim Amount for the related Insured Distribution Date. If the Note Policy Claim Amount for such Insured Distribution Date is greater than zero, the Trust Collateral Agent shall furnish to the Insurer no later than 12:00 noon Eastern time on the related Draw Date a completed Notice of Claim (as defined in (b) below) in the amount of the Note Policy Claim Amount. Amounts paid by the Insurer pursuant to a claim submitted under this Section shall (to the extent provided in Section 5.7(b)) be deposited by the Trust Collateral Agent into the Note Distribution Account for payment to Noteholders on the related Insured Distribution Date.

(b) Any notice delivered by the Trust Collateral Agent to the Insurer shall be in the form attached as Exhibit A to the Note Policy pursuant to subsection 6.1(a), shall specify the Note Policy Claim Amount claimed under the Note Policy and shall constitute a “Notice of Claim” under the Note Policy. In accordance with the provisions of the Note Policy, the Insurer is required to pay to the Trust Collateral Agent the Note Policy Claim Amount properly claimed thereunder by 10:00 a.m., New York time, on the later of (i) the third Business Day following receipt on a Business Day of the Notice of Claim, and (ii) the applicable Insured Distribution Date. Any payment made by the Insurer under the Note Policy shall be applied solely to the payment of the Notes, and for no other purpose.

(c) The Trust Collateral Agent shall (i) receive as attorney-in-fact of the Trustee and each Noteholder any Note Policy Claim Amount from the Insurer and (ii) deposit the same in the Note Distribution Account for distribution to Noteholders. Any and all Note Policy Claim Amounts disbursed by the Trustee or Trust Collateral Agent from claims made under the Note Policy shall not be considered payment by the Trust or from the Spread Account with respect to such Notes, and shall not discharge the obligations of the Trust with respect thereto. The Insurer shall, to the extent it makes any payment with respect to the Notes, become subrogated to the rights of the recipients of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Notes by or on behalf of the Insurer, the Trustee and the Trust Collateral Agent shall assign to the Insurer all rights to the payment of interest or principal with respect to the Notes which are then due for payment to the extent of all payments made by the Insurer, and, without limiting any rights of the Insurer, the Insurer may exercise any option, vote, right, power or the like with respect to the Notes to the extent that it has made payment pursuant to the Note Policy. To evidence such subrogation, the Note Registrar shall note the Insurer’s rights as subrogee upon the register of Noteholders upon receipt from the Insurer of proof of payment by the Insurer. The foregoing subrogation shall in all cases be subject to the rights of the Noteholders to receive all Scheduled Payments (as defined in the Note Policy) in respect of the Notes.

(d) The Trustee and the Trust Collateral Agent shall keep a complete and accurate record of all funds deposited by the Trustee or the Trust Collateral Agent on behalf of the Insurer into the Collection Account with respect to the Note Policy and the allocation of such funds to payment of interest on and principal paid in respect of any Note. The Insurer shall have the right to inspect such records at reasonable times upon one Business Day’s prior notice to the Trust Collateral Agent or the Trustee.

(e) The Trustee shall be entitled to enforce on behalf of the Noteholders the obligations of the Insurer under the Note Policy. Notwithstanding any other provision of this Agreement or any Basic Document, the Noteholders are not entitled to institute proceedings directly against the Insurer.

SECTION 6.2. Preference Claims Under Note Policy.

(a) In the event that the Trustee has received a certified copy of an order of the appropriate court that any Scheduled Payment (as defined in the Note Policy) paid on a Note has been avoided in whole or in part as a preference payment under applicable bankruptcy law pursuant to a final nonappealable order of a court having competent jurisdiction, the Trustee shall so notify the Trust Collateral Agent and the Insurer, and the Trust Collateral Agent shall comply with the provisions of the Note Policy to obtain payment by the Insurer of such avoided payment. The Trustee shall, at the time it provides notice to the Insurer, notify Holders of the Notes by mail that, in the event that any Noteholder’s payment is so recoverable, such Noteholder will be entitled to payment pursuant to the terms of the Note Policy. Each of the Trust Collateral Agent and the Trustee shall furnish to the Insurer its records evidencing the payments of principal of and interest on Notes, if any, which have been made by the Trust Collateral Agent or the Trustee and subsequently recovered from Noteholders, and the dates on which such payments were made. Pursuant to the terms of the Note Policy, the Insurer will make such payment on behalf of the Noteholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order (as defined in the Note Policy) and not to the Trust Collateral Agent, the Trustee or any Noteholder directly (unless a Noteholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the Insurer will make such payment to the Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer).

(b) The Trust Collateral Agent or the Trustee shall promptly notify the Insurer of any proceeding or the institution of any action (of which a Responsible Officer of the Trust Collateral Agent has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law of any distribution made with respect to the Notes (a “Note Preference Claim”). Each Noteholder, by its purchase of Notes, the Trustee and the Trust Collateral Agent hereby agree that so long as an Insurer Default shall not have occurred and be continuing, the Insurer may at any time during the continuation of any proceeding relating to a Note Preference Claim direct all matters relating to such Note Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Note Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 6.1(c), the Insurer shall be subrogated to, and each

Noteholder, the Trustee and the Trust Collateral Agent hereby delegate and assign, to the fullest extent permitted by law, the rights of the Trustee, the Trust Collateral Agent and each Noteholder in the conduct of any proceeding with respect to a Note Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Note Preference Claim.

SECTION 6.3. Surrender of Note Policy. The Trustee shall surrender (or cause the Trust Collateral Agent to surrender) the Note Policy to the Insurer for cancellation upon the expiration of such policy in accordance with the terms thereof.

ARTICLE VII

The Seller

SECTION 7.1. Representations of Seller. The Seller makes the following representations on which the Insurer shall be deemed to have relied in executing and delivering the Note Policy and on which the Issuer is deemed to have relied in acquiring the Receivables and on which the Trustee, Collateral Agent, Trust Collateral Agent and Backup Servicer may rely. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture.

(a) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct.

(b) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Trust.

(c) Due Qualification. The Seller is duly qualified to do business as a foreign corporation, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller’s ability to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform Seller’s obligations hereunder and under the Seller’s Basic Documents.

(d) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Seller’s Basic Documents have been duly authorized by the Seller by all necessary corporate action.

(e) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Seller’s Basic Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(f) No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

(g) No Proceedings. There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes.

(h) No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

(i) True Sale. The Receivables are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code, as the same may be amended from time to time.

(j) Chief Executive Office. The chief executive office of the Seller is at 2265 B Renaissance Drive, Suite 17, Las Vegas, Nevada 89119.

(k) Investment Company Act. Neither the Seller nor the Issuer is an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act.

SECTION 7.2. Corporate Existence.

(a) During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

(b) During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

(i) the Seller shall maintain corporate records and books of account separate from those of its Affiliates;

(ii) except as otherwise provided in this Agreement, the Seller shall not commingle its assets and funds with those of its Affiliates;

(iii) the Seller shall hold such appropriate meetings of its board of directors, or adopt resolutions pursuant to a unanimous written consent of the board of directors, as are necessary to authorize all the Seller’s corporate actions required by law to be authorized by the board of directors, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

(iv) the Seller shall at all times hold itself out to the public under the Seller’s own name as a legal entity separate and distinct from its Affiliates;

(v) all transactions and dealings between the Seller and its Affiliates will be conducted on an arm’s length basis; and

(vi) the Seller shall pay from its assets all obligations and indebtedness of any kind incurred by the Seller.

SECTION 7.3. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Insurer, the Trustee, the Backup Servicer, the Collateral Agent and the Trust Collateral Agent and its officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions or activities contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to the Owner Trustee, the Trust Collateral Agent, the Trustee and the Insurer and except any taxes to which the Owner Trustee, the Trust Collateral Agent or the Trustee may otherwise be subject to, without regard to the transactions contemplated hereby), including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same.

(b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trustee, Backup Servicer, the Collateral Agent, the Insurer and the Trust Collateral Agent and the officers, directors, employees and agents thereof and the Noteholders from and against any loss, liability or expense incurred by reason of (i) the Seller’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller’s or the Issuer’s violation of federal or state securities laws in connection with the offering and sale of the Notes.

(c) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, Trustee, Trust Collateral Agent, Collateral Agent and Backup Servicer and the officers, directors, employees and agents thereof from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee, Trustee, Trust Collateral Agent, Collateral Agent and Backup Servicer respectively.

Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Trustee, the Backup Servicer, the Collateral Agent or the Trust Collateral Agent and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

SECTION 7.4. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) the Seller shall have received the written consent of the Insurer prior to entering into any such transaction, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 shall have been breached and no

Servicer Termination Event, and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have happened and be continuing, (iii) the Seller shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Trustee and the Insurer an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iv) the Rating Agency Condition shall have been satisfied with respect to such transaction and (v) the Seller shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Trustee and the Insurer an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trust Collateral Agent, the Owner Trustee and the Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

SECTION 7.5. Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

SECTION 7.6. Ownership of the Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Notes or Certificates so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes or Certificates; provided, however, that any Notes or Certificates owned by the Seller or any Affiliate thereof, during the time such Notes or Certificates are owned by them, shall be without voting rights for any purpose set forth in the Basic Documents and will not be entitled to the benefits of the Note Policy. The Seller shall notify the Owner Trustee, the Trustee, the Trust Collateral Agent and the Insurer with respect to any other transfer of any Certificate.

ARTICLE VIII

The Servicer and the Backup Servicer

SECTION 8.1. Representations of Servicer. The Servicer makes the following representations on which the Insurer shall be deemed to have relied in executing and delivering the Note Policy and on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture.

(a) Representations and Warranties. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct; provided that such representations and warranties contained therein and herein shall not apply to any entity other than AmeriCredit;

(b) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

(c) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation, is in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

(d) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Servicer’s Basic Documents have been duly authorized by the Servicer by all necessary corporate action;

(e) Binding Obligation. This Agreement and the Servicer’s Basic Documents shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(f) No Violation. The consummation of the transactions contemplated by this Agreement and the Servicer’s Basic Documents, and the fulfillment of the terms of this Agreement and the Servicer’s Basic Documents, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

(g) No Proceedings. There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer, before any court, regulatory body,

administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes;

(h) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

SECTION 8.2. Representations of Backup Servicer. The Backup Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture.

(a) Organization and Good Standing. The Backup Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

(b) Due Qualification. The Backup Servicer is duly qualified to do business as a foreign corporation, is in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

(c) Power and Authority. The Backup Servicer has the power and authority to execute and deliver this Agreement and the other Basic Documents to which the Backup Servicer is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the other Basic Documents to which the Backup Servicer is a party have been duly authorized by the Backup Servicer by all necessary corporate action;

(d) Binding Obligation. This Agreement and the other Basic Documents to which the Backup Servicer is a party shall constitute the legal, valid and binding obligations of the Backup Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Backup Servicer is a party, and the fulfillment of the terms of this Agreement and the other Basic Documents to which the Backup Servicer is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Backup Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Backup Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Backup Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Backup Servicer or any of its properties;

(f) No Proceedings. There are no proceedings or investigations pending or, to the Backup Servicer’s knowledge, threatened against the Backup Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Backup Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents to which the Backup Servicer is a party, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents to which the Backup Servicer is a party, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Backup Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents to which the Backup Servicer is a party or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes;

(g) No Consents. The Backup Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

SECTION 8.3. Liability of Servicer and Backup Servicer; Indemnities. The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

(b) The Servicer shall defend, indemnify and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Collateral Agent, the Insurer, their respective officers, directors, agents and employees, and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle.

(c) The Servicer (when the Servicer is AmeriCredit) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Collateral Agent, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions or activities contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Notes) and costs and expenses in defending against the same.

(d) The Servicer (when the Servicer is not AmeriCredit) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Collateral Agent, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any taxes with respect to the sale of Receivables in connection with servicing hereunder that may at any time be asserted against any of such parties with respect to the transactions or activities contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Notes) and costs and expenses in defending against the same.

(e) The Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Collateral Agent, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Collateral Agent, the Insurer or the Noteholders by reason of the breach of this Agreement by the Servicer, the negligence, misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

(f) AmeriCredit shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Collateral Agent, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any loss, liability or expense incurred by reason of the violation by Servicer or Seller of federal or state securities laws in connection with the registration or the sale of the Notes. This section shall survive the termination of this Agreement, or the earlier removal or resignation of the Trustee, the Trust Collateral Agent, the Backup Servicer or the Collateral Agent.

(g) The Backup Servicer shall defend, indemnify and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Servicer, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against: (i) all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Backup Servicer or any Affiliate thereof of any Financed Vehicle; and (ii) any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Owner Trustee, the Trustee, the Servicer, the Insurer or the Noteholders by reason of, the breach of this Agreement by the Backup Servicer, the violation of federal or state securities laws by the Backup Servicer, the negligence, misfeasance, or bad faith of the Backup Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

(h) AmeriCredit shall indemnify the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Collateral Agent, and the respective officers, directors, agents and employees thereof against any and all loss, liability or expense, (other than overhead and expenses incurred in the normal course of business) incurred by each of them in connection with the acceptance or administration of the Trust and the performance of their duties under the Basic Documents other than if such loss, liability or expense was incurred by the Trustee, the Owner Trustee or the Trust Collateral Agent or the Collateral Agent as a result of any such entity’s willful misconduct, bad faith or negligence.

(i) Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest. Notwithstanding anything contained herein to the contrary, any indemnification payable by the Servicer to the Backup Servicer, to the extent not paid by the Servicer, shall be paid solely from the Spread Account in accordance with the terms of the Spread Account Agreement.

(j) When the Trustee, the Trust Collateral Agent, the Collateral Agent or the Backup Servicer incurs expenses after the occurrence of a Servicer Termination Event specified in Section 9.1(d) or (e) with respect to the Servicer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

SECTION 8.4. Merger or Consolidation of, or Assumption of the Obligations of the Servicer or Backup Servicer.

(a) AmeriCredit shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to AmeriCredit’s business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of AmeriCredit contained in this Agreement and shall be acceptable to the Controlling Party, and, if an Insurer Default shall have occurred and be continuing, shall be an eligible servicer. Any corporation (i) into which AmeriCredit may be merged or consolidated, (ii) resulting from any merger or consolidation to which AmeriCredit shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of AmeriCredit, or (iv) succeeding to the business of AmeriCredit, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of AmeriCredit under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to AmeriCredit under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release AmeriCredit from any obligation. AmeriCredit shall provide notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee, the Trust Collateral Agent, the Noteholders, the Insurer and each Rating Agency. Notwithstanding the foregoing, AmeriCredit shall not merge or consolidate with any other Person or permit any other Person to become a successor to AmeriCredit’s business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 4.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Insurance Agreement Event of Default shall have occurred and has not been waived, (y) AmeriCredit shall have delivered to the Owner Trustee, the Trust Collateral Agent, Trustee, the Backup Servicer and the Collateral Agent, the Rating Agencies and the Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) AmeriCredit shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Trustee, the Backup Servicer, the Collateral Agent, the Rating Agencies and the Insurer an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

(b) Any corporation (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.

SECTION 8.5. Limitation on Liability of Servicer, Backup Servicer and Others.

(a) Neither AmeriCredit, the Backup Servicer nor any of the directors or officers or employees or agents of AmeriCredit or Backup Servicer shall be under any liability to the Trust or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect AmeriCredit, the Backup Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties; provided, further, that this provision shall not affect any liability to indemnify the Trust Collateral Agent and the Owner Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Trust Collateral Agent and the Owner Trustee, in their individual capacities. AmeriCredit, the Backup Servicer and any director, officer, employee or agent of AmeriCredit or Backup Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

(b) The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any computer tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the Owner Trustee, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Seller and the Insurer and the Noteholders shall look only to the Servicer to perform such obligations. The Backup Servicer, the Trust Collateral Agent, the Collateral Agent, the Trustee, the Owner Trustee and the Custodian shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of their respective duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer (or contractual agents) or the failure of any such other Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party (other than its contractual agents), including the Servicer or the Controlling Party, (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party (other than its contractual agents), (iii) the invalidity or unenforceability of any Receivable under applicable law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Receivable, or (v) the acts or omissions of any successor Backup Servicer.

(c) The parties expressly acknowledge and consent to Wells Fargo Bank, National Association, acting in the possible dual capacity of Backup Servicer or successor Servicer and in the capacity as Trust Collateral Agent. Wells Fargo Bank, National Association, may, in such dual or other capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Wells Fargo Bank, National Association, of express duties set forth in this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the Noteholders except in the case of gross negligence and willful misconduct by Wells Fargo Bank, National Association.

SECTION 8.6. Delegation of Duties. The Servicer may delegate duties under this Agreement to an Affiliate of AmeriCredit with the prior written consent of the Insurer (unless an Insurer Default shall have occurred and be continuing) but without first obtaining the consent of any other Person. The Servicer also may at any time perform through sub-contractors the specific duties of (i) repossession of Financed Vehicles, (ii) tracking Financed Vehicles’ insurance and (iii) pursuing the collection of deficiency balances on certain Liquidated Receivables, in each case, without the consent of the Insurer, the Trust Collateral Agent, the Owner Trustee or the Backup Servicer and may perform other specific duties through such sub-contractors in accordance with Servicer’s customary servicing policies and procedures, with the prior consent of the Insurer; provided, however, that no such delegation or sub-contracting duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. So long as no Insurer Default shall have occurred and be continuing neither AmeriCredit or any party acting as Servicer hereunder shall appoint any subservicer hereunder without the prior written consent of the Insurer and the Trust Collateral Agent. Notwithstanding the foregoing, AmeriCredit, as Servicer, may delegate its duties hereunder and under any other Basic Document with respect to the servicing of and collections on certain Receivables to AmeriCredit Financial Services of Canada Ltd. without first obtaining the consent of any person. No delegation or sub-contracting by the Servicer of its duties herein in the manner described in this Section 8.6 shall relieve the Servicer of its responsibility with respect to such duties.

SECTION 8.7. Servicer and Backup Servicer Not to Resign. Subject to the provisions of Section 8.4, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trust Collateral Agent, the Owner Trustee and the Insurer (unless an Insurer Default shall have occurred and be continuing). No resignation of the Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, the Backup Servicer or an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Servicer or, if an Insurer Default shall have occurred and be continuing, the Backup Servicer or a successor Servicer that is an eligible servicer shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Backup Servicer or, if an Insurer Default shall have occurred and be continuing, a Person that is an eligible servicer shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that (i) in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section, the Backup Servicer may petition a court for its removal, (ii) the Backup Servicer may resign with the written consent of the Insurer, and (iii) if Wells Fargo Bank, National Association resigns as Trustee under the Indenture, it will no longer be the Backup Servicer.

ARTICLE IX

Default

SECTION 9.1. Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a “Servicer Termination Event”:

(a) Any failure by the Servicer to deliver to the Trust Collateral Agent for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two Business Days (one Business Day with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Trust Collateral Agent or (unless an Insurer Default shall have occurred and be continuing) the Insurer or after discovery of such failure by a Responsible Officer of the Servicer; or

(b) Failure by the Servicer to deliver to the Trust Collateral Agent and (so long as an Insurer Default shall not have occurred and be continuing) the Insurer the Servicer’s Certificate by the first Business Day prior to the Distribution Date, or failure on the part of the Servicer to observe its covenants and agreements set forth in Section 8.4(a); or

(c) Failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the rights of Noteholders (determined without regard to the availability of funds under the Note Policy), or of the Insurer (unless an Insurer Default shall have occurred and be continuing), and (ii) continues unremedied for a period of 30 days after knowledge thereof by the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trust Collateral Agent or the Insurer (or, if an Insurer Default shall have occurred and be continuing by any Noteholder); or

(d) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer, or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

(e) The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

(f) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Insurer, the Trust or the Noteholders and, within 30 days after knowledge thereof by the Servicer or after written notice thereof shall have been given to the Servicer by the Trust Collateral Agent or the Insurer (or, if an Insurer Default shall have occurred and be continuing, a Noteholder), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

(g) So long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default occurs or an Event of Default under any other Insurance and Indemnity Agreement relating to any other securitization sponsored by AmeriCredit, or an Affiliate of AmeriCredit, and insured by the Insurer, or an Affiliate of the Insurer, shall have occurred; or

(h) A claim is made under the Note Policy.

SECTION 9.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Insurer (or, if an Insurer Default shall have occurred and be continuing either the Trust Collateral Agent, (to the extent it has knowledge thereof) or a Note Majority), by notice given in writing to the Servicer (and to the Trust Collateral Agent if given by the Insurer or the Noteholders) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Controlling Party); provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Trust as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files,

Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables and the Other Conveyed Property. If requested by the Controlling Party, the successor Servicer shall terminate the Lockbox Agreements and direct the Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 4.2(e)), or to a lockbox established by the successor Servicer at the direction of the Controlling Party, at the successor Servicer’s expense. The terminated Servicer shall grant the Trust Collateral Agent, the successor Servicer and the Controlling Party reasonable access to the terminated Servicer’s premises at the terminated Servicer’s expense.

SECTION 9.3. Appointment of Successor.

(a) On and after the time the Servicer receives a notice of termination pursuant to Section 9.2, or upon the resignation of the Servicer pursuant to Section 8.7; (i) the Backup Servicer (unless the Controlling Party shall have exercised its option pursuant to Section 9.3(b) to appoint an alternate successor Servicer) shall be the successor in all respects to the Servicer, in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement except as otherwise stated herein. The Trust Collateral Agent and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 9.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

(b) The Controlling Party may exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a Person other than the Person serving as Backup Servicer at the time, and (without limiting its obligations under the Note Policy) shall have no liability to the Trust Collateral Agent, AmeriCredit, the Seller, the Person then serving as Backup Servicer, any Noteholders or any other Person if it does so. Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer, and an Insurer Default shall have occurred and be continuing, the Backup Servicer, the Trust Collateral Agent or a Note Majority may petition a court of competent jurisdiction to appoint any eligible servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 8.7, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 9.2 or the resignation of the Servicer pursuant to Section 8.7. If upon the termination of the Servicer pursuant to Section 9.2 or the resignation of the Servicer pursuant to Section 8.7, the Controlling Party appoints a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder. In the event any successor Servicer is terminated pursuant to Section 9.2 hereof, the Controlling Party may appoint an eligible servicer as successor Servicer or may petition a court of competent jurisdiction to appoint a Person that it determines is competent to perform the duties of the Servicer hereunder as successor Servicer. Pending appointment pursuant to the preceding sentence, the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment.

(c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder or such other compensation as agreed to by the Insurer in writing, if no Insurer Default has occurred and is continuing, or if an Insurer Default has occurred and is continuing, by a Note Majority, and the successor Servicer. If any successor Servicer is appointed, as a result of the Backup Servicer’s refusal (in breach of the terms of this Agreement) to act as Servicer although it is legally able to do so, the Insurer and such successor Servicer may agree on reasonable additional compensation to be paid to such successor Servicer; provided, however, it being understood and agreed that the Insurer shall give prior notice to the Backup Servicer with respect to the appointment of such successor and the payment of additional compensation, if any. If any successor Servicer is appointed for any reason other than the Backup Servicer’s refusal to act as Servicer although legally able to do so, the Insurer, so long as no Insurer Default has occurred and is continuing, or if an Insurer Default has occurred and is continuing, a Note Majority and such successor Servicer may agree on additional compensation to be paid to such successor Servicer, which additional compensation shall in no event exceed $150,000 in the aggregate. The Backup Servicer shall be liable for any Servicing Fee, additional compensation or other amounts to be paid to such successor Servicer in connection with its assumption and performance of the servicing duties described herein if, and only if, such successor Servicer is appointed due to the Backup Servicer’s refusal to act as Servicer although legally able to do so, which additional compensation and other amounts shall in no event exceed $150,000 in the aggregate.

(d) Notwithstanding anything contained in this Agreement to the contrary, the Backup Servicer is authorized to accept and rely on all of the accounting records (including computer records) and work of the prior Servicer relating to the Receivables (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and the Backup Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Backup Servicer making or continuing any Errors (collectively, “Continuing Errors”), the Backup Servicer shall have no duty, responsibility, obligation or liability for such Continuing Errors; provided, however, that the Backup Servicer agrees to use its best efforts to prevent further Continuing Errors. In the event that the Backup Servicer becomes aware of Errors or Continuing Errors, it shall, with the prior consent of the Controlling Party use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continuing Errors and to prevent future Continuing Errors. The Backup Servicer shall be entitled to recover its costs thereby expended in accordance with Section 3.03 of the Spread Account Agreement.

SECTION 9.4. Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer or the Backup Servicer, the Trust Collateral Agent shall give prompt written notice thereof to each Noteholder, the Insurer and to the Seller (who shall promptly deliver such notice to the Rating Agencies).

SECTION 9.5. Waiver of Past Defaults. So long as no Insurer Default shall have occurred and be continuing, the Insurer (or, if an Insurer Default shall have occurred and be continuing, the Note Majority) may, on behalf of all Noteholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Basic Documents. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

SECTION 9.6. Backup Servicer Termination. Prior to an appointment as successor Servicer, the Controlling Party may, in its sole discretion, with the consent of the Servicer, not to be unreasonably withheld, so long as no Servicer Termination Event shall have occurred or be continuing, (a) terminate all of the rights and obligations of the Backup Servicer under this Agreement in the event of a breach of any of the representations or warranties, covenants or obligations of the Backup Servicer contained in this Agreement or (b) with or without cause upon not less than 30 days’ notice, terminate the rights and obligations of the Backup Servicer. The terminated Backup Servicer agrees to cooperate with any successor Backup Servicer appointed by the Controlling Party in effecting the termination of the responsibilities and rights of the terminated Backup Servicer under this Agreement, including, without limitation, the delivery to the successor Backup Servicer of all documents, records and electronic information related to the Receivables in the possession of the Backup Servicer. Expenses incurred by the Backup Servicer in respect of the foregoing sentence shall be reimbursed in accordance with Section 5.7(a).

ARTICLE X

Termination

SECTION 10.1. Optional Purchase of All Receivables.

(a) Subject to Section 10.1(a) of the Indenture, on the last day of any Collection Period as of which the Pool Balance shall be less than or equal to 10% of the Original Pool Balance, the Servicer and the Seller each shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts (with the consent of the Insurer if such purchase would result in a claim on the Note Policy or in any amount due to the Insurer under the Insurance Agreement remaining unpaid); provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of principal, and interest then due and payable on the Notes. To exercise such option, the Servicer or the Seller, as the case may be, shall deposit pursuant to Section 5.6 in the Collection Account an amount equal to the greater of (i) the amount necessary to pay the full amount of principal, premium if any, and interest then due and payable on the Notes and all amounts due and unpaid to the Insurer under the Insurance Agreement and (ii) the aggregate Purchase Amount for the Receivables (including Liquidated Receivables), plus the appraised value of any other property held by the Trust (such value to be determined by the Servicer or, if the Insurer reasonably believes or the Trust Collateral Agent has received written notice that there is a material error in the Servicer’s calculation, by an appraiser mutually agreed upon by the Servicer, the Insurer and the Trust Collateral Agent) and shall succeed to all interests in and to the Trust.

(b) Upon any sale of the assets of the Trust pursuant to Section 8.1 of the Trust Agreement, the Servicer shall instruct the Trust Collateral Agent to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the “Insolvency Proceeds”) in the Collection Account.

(c) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Trustee, the Backup Servicer, the Trust Collateral Agent, the Collateral Agent, the Insurer and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

(d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Trust Collateral Agent pursuant to this Agreement.

ARTICLE XI

Administrative Duties of the Servicer

SECTION 11.1. Administrative Duties.

(a) Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.7, 3.5, 3.6, 3.7, 3.9, 3.10, 3.17, 5.1, 5.4, 7.3, 8.3, 9.2, 9.3, 11.1 and 11.15 of the Indenture.

(b) Duties with Respect to the Issuer.

(i) In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws (including any filings required pursuant to the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated thereunder), and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections 2.6 and 2.11 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer. The Servicer shall monitor the activities of the Issuer to ensure the Issuer’s compliance with Section 4.6 of the Trust Agreement and shall take all action necessary to ensure that the Issuer is operated in accordance with the provisions of such section.

(ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Trust Collateral Agent in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Trust Collateral Agent pursuant to such provision.

(iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer set forth in Sections 5.1(a) and (b) of the Trust Agreement with respect to, among other things, accounting and reports to Owners (as defined in the Trust Agreement); provided, however, that once prepared by the Servicer, the Owner Trustee shall retain responsibility for the distribution of any necessary Schedule K-1s, as applicable, to enable the Certificateholder to prepare its federal and state income tax returns.

(iv) The Servicer shall perform the duties of the Servicer specified in Section 9.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, the duties of the Servicer specified in Section 10.11 of the Trust Agreement, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

(v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer’s opinion, no less favorable to the Issuer in any material respect.

(c) Tax Matters. The Servicer shall prepare and file, on behalf of the Seller, all tax returns, tax elections, financial statements and such annual or other reports attributable to the activities engaged in by the Issuer as are necessary for preparation of tax reports, including without limitation forms 1099. All tax returns will be signed by the Seller or the Servicer.

(d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Trustee shall not have withheld consent. For the purpose of the preceding sentence, “non-ministerial matters” shall include:

(A) the amendment of or any supplement to the Indenture;

(B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

(C) the amendment, change or modification of this Agreement or any of the Basic Documents;

(D) the appointment of successor Note Registrars, successor Paying Agents and successor Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Trustee of its obligations under the Indenture; and

(E) the removal of the Trustee or the Trust Collateral Agent.

(e) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or Certificateholders under the Basic Documents, (2) sell the Trust Property pursuant to Section 5.5 of the Indenture, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

(f) The Backup Servicer or any successor Servicer shall not be responsible for any obligations or duties of the Servicer under this Section 11.1. Notwithstanding the foregoing or any other provision of this Agreement, AmeriCredit shall continue to perform the obligations of the Servicer under this Section 11.1.

SECTION 11.2. Records. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer and the Insurer at any time during normal business hours.

SECTION 11.3. Additional Information to be Furnished to the Issuer. The Servicer shall furnish to the Issuer and the Insurer from time to time such additional information regarding the Collateral as the Issuer and the Insurer shall reasonably request.

ARTICLE XII

Miscellaneous Provisions

SECTION 12.1. Amendment.

(a) This Agreement may be amended from time to time by the parties hereto, with the consent of the Trustee (which consent may not be unreasonably withheld), with the written consent of the Insurer (so long as no Insurer Default has occurred and is continuing) but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the Insurance Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to Owner Trustee, the Insurer and the Trustee, adversely affect in any material respect the interests of any Noteholder; provided further that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interests of the Insurer; provided, however, that with respect to tax matters, such action shall not be deemed to adversely affect in any material respect the interests of any Noteholder if, for federal income tax purposes, the action does not cause the issuing entity to be treated as an association or publicly traded partnership taxable as a corporation, create a reissuance of the Notes or cause the Notes that were characterized as debt at the time of issuance to fail to qualify as debt.

This Agreement may also be amended from time to time by the parties hereto, with the prior written consent of the Insurer (so long as no Insurer Default has occurred and is continuing), the consent of the Trustee, and with the consent of the Holders of Notes evidencing not less than a majority of the outstanding principal amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the outstanding principal amount of the Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes of each class affected thereby; provided, further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interest of the Insurer.

Promptly after the execution of any such amendment or consent, the Trust Collateral Agent shall furnish written notification of the substance of such amendment or consent to each Noteholder and the Seller (who shall deliver such notification to the Rating Agencies).

It shall not be necessary for the consent of the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders shall be subject to such reasonable requirements as the Trustee or the Owner Trustee, as applicable, may prescribe.

Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Trustee, the Trust Collateral Agent, the Collateral Agent and the Backup Servicer shall be entitled to receive and conclusively rely upon an Opinion of Counsel (which shall also be delivered to the Insurer) stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 12.2(h)(1) has been delivered. The Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Trustee may, but shall not be obligated to, enter into any such amendment which affects the Issuer’s, the Owner Trustee’s, the Trust Collateral Agent’s, the Backup Servicer’s or the Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

(b) Notwithstanding anything to the contrary contained in Section 12.1(a) above, the provisions of this Agreement relating to (i) the Spread Account Agreement, the Spread Account, a Trigger Event or any component definition of a Trigger Event and (ii) any additional sources of funds which may be added to the Spread Account or uses of funds on deposit in the Spread Account may be amended in any respect by the Seller, the Servicer, the Insurer and the Collateral Agent (the consent of which shall not be withheld or delayed with respect to any amendment that does not adversely affect the Collateral Agent) without the consent of, or notice to, the Noteholders.

SECTION 12.2. Protection of Title to Trust.

(a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Trust Collateral Agent in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Insurer, the Owner Trustee and the Trust Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of 9-506 of the UCC, unless it shall have given the Insurer, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Trustee at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Seller or the Servicer, as the case may be, shall deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Insurer, stating either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

(c) Each of the Seller and the Servicer shall have an obligation to give the Insurer, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Trustee at least 60 days’ prior written notice of any relocation of its principal executive office or jurisdiction of organization if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain (i) each office from which it shall service Receivables within the United States of America or Canada, and (ii) its principal executive office within the United States of America.

(d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust’s interest in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Receivable shall have been paid in full or repurchased or sold pursuant to this Agreement.

(f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

(g) Upon request, the Servicer shall furnish to the Insurer, the Owner Trustee, the Backup Servicer or to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Trust.

(h) The Servicer shall deliver to the Insurer, the Backup Servicer, the Owner Trustee and the Trustee:

(1) promptly after the execution and delivery of the Agreement and, if required pursuant to Section 12.1, of each amendment, an Opinion of Counsel stating that, in the opinion of such Counsel, in form and substance reasonably satisfactory to the Insurer, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

(2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

SECTION 12.3. Notices.

(a) All demands, notices and communications upon or to the Seller, the Servicer, the Owner Trustee, the Trustee, the Collateral Agent, the Backup Servicer, the Trust Collateral Agent, the Insurer or the Rating Agencies (upon whom any demands, notices or communications shall be provided only by the Seller or the Servicer) under this Agreement shall be in writing, personally delivered, electronically delivered, mailed by certified mail, return receipt requested, federal express or similar overnight courier service, and shall be deemed to have been duly given upon receipt (i) in the case of the Seller to AFS SenSub Corp., 2265 B Renaissance Drive, Suite 17, Las Vegas, Nevada, 89119, Attention: Chief Financial Officer, with a copy to AFS SenSub Corp., c/o AmeriCredit Financial Services, Inc., 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, Attention: Chief Financial Officer, (ii) in the case of the Servicer to AmeriCredit Financial Services, Inc., 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, Attention: Chief Financial Officer, (iii) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration (iv) in the case of the Trustee, the Collateral Agent, the Backup Servicer or the Trust Collateral Agent, Wells Fargo Bank, National Association Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, Attention: Corporate Trust Office, (v) in the case of the Insurer, to Assured Guaranty Corp., 31 West 52nd Street, New York, New York 10019; Attention: Senior Vice President, Surveillance (in each case in which notice or other communication to the Insurer refers to a Servicer Termination Event, a claim on the Note Policy, a Deficiency Notice pursuant to Section 5.5 of this Agreement or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel of Assured Guaranty and, in all cases, any original and each copy shall be marked to indicate “URGENT MATERIAL ENCLOSED”); (vi) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS Monitoring Department, 7 World Trade Center at 250 Greenwich Street, Asset Finance Group, 24th floor, New York, New York 10007; and (vii) in the case of Standard & Poor’s, via electronic delivery to Servicer_reports@sandp.com, or, for any information not available in electronic format, to Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, 55 Water Street, 41st floor, New York, New York 10041-0003, Attention: ABS Surveillance Group. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice. Where this Agreement provides for notice or delivery of documents to the Rating Agencies, failure to give such notice or deliver such documents shall not affect any other rights or obligations created hereunder.

(b) If AmeriCredit is no longer the Custodian or the Servicer, any successor Custodian or Servicer, as applicable, shall provide any required Rating Agency notices to the Seller, who shall promptly provide such notice to the Rating Agencies.

SECTION 12.4. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.4 and 8.4 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Trustee and the Insurer (or if an Insurer Default shall have occurred and be continuing the Holders of Notes evidencing not less than 66-2/3% of the principal amount of the outstanding Notes).

SECTION 12.5. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the parties hereto, and of the Trustee, the Insurer and the Noteholders, as third-party beneficiaries. The Insurer and each of its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Agreement so long as no Insurer Default shall have occurred and be continuing; provided, however, that any right or benefit expressly granted to the Insurer under this Agreement shall survive and the Insurer shall remain a third-party beneficiary hereunder to enforce such right or obtain such benefit, notwithstanding the occurrence and continuance of an Insurer Default, unless such right or benefit is expressly conditioned upon no Insurer Default having occurred and be continuing. Except as expressly stated otherwise herein, any right of the Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Insurer in its sole and absolute discretion. The Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Note Policy) upon delivery of a written notice to the Owner Trustee. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 12.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12.7. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 12.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 12.9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE, GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 12.10. Assignment to Trust Collateral Agent. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trust Collateral Agent pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables listed in Schedule A hereto and/or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Trust Collateral Agent.

SECTION 12.11. Nonpetition Covenants. (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

(b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

SECTION 12.12. Limitation of Liability of Owner Trustee and Trust Collateral Agent.

(a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and VII of the Trust Agreement.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Wells Fargo Bank, National Association, not in its individual capacity but solely as Trust Collateral Agent and Backup Servicer and in no event shall Wells Fargo Bank, National Association, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

(c) In no event shall Wells Fargo Bank, National Association, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Statutory Trust Statute, common law, or the Trust Agreement.

SECTION 12.13. Independence of the Servicer. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Trust Collateral Agent and the Backup Servicer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement, the Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

SECTION 12.14. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Servicer and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

SECTION 12.15. State Business Licenses. The Servicer or the Certificateholder shall prepare and instruct the Trust to file each state business license (and any renewal thereof) required to be filed under applicable state law without further consent or instruction from the Instructing Party (as defined in the Trust Agreement), including a Sales Finance Company Application (and any renewal thereof) with the Pennsylvania Department of Banking, Licensing Division, and a Financial Regulation Application (and any renewal thereof) with the Maryland Department of Labor, Licensing and Regulation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2010-B

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ J. Christopher Murphy
	Name:	J. Christopher Murphy
	Title:	Financial Services Officer

AFS SENSUB CORP., Seller,

By:	/s/ Susan B. Sheffield
	Name:	Susan B. Sheffield
	Title:	Executive Vice President, Structured Finance

AMERICREDIT FINANCIAL SERVICES, INC., Servicer,

By:	/s/ Sheli D. Fitzgerald
	Name:	Sheli D. Fitzgerald
	Title:	Vice-President, Structured Finance

[Sale and Servicing Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Backup Servicer

By:	/s/ Marianna C. Stershic
	Name:	Marianna C. Stershic
	Title:	Vice President

Acknowledged and accepted by

WELLS FARGO BANK, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trust Collateral Agent

By:	/s/ Marianna C. Stershic
	Name:	Marianna C. Stershic
	Title:	Vice President

[Sale and Servicing Agreement]

SCHEDULE A

SCHEDULE OF RECEIVABLES

Total Initial Cut

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
422897751	426133674	443457742	443465646	443472535	443479597	443486428	443493366	443500301	443507306
423374305	426134276	443457759	443465653	443472543	443479605	443486436	443493374	443500319	443507314
423524131	426137923	443457767	443465661	443472550	443479613	443486444	443493382	443500327	443507322
423568872	426139093	443457775	443465679	443472568	443479621	443486451	443493390	443500335	443507330
423678762	426140398	443457783	443465687	443472576	443479639	443486469	443493408	443500343	443507348
423726256	426141271	443457809	443465695	443472584	443479647	443486477	443493416	443500350	443507355
423756162	426142188	443457817	443465703	443472592	443479654	443486485	443493424	443500368	443507363
423837046	426146379	443457825	443465711	443472600	443479662	443486493	443493432	443500384	443507371
423981026	426147765	443457833	443465729	443472618	443479670	443486501	443493440	443500392	443507397
424016194	426153623	443457841	443465737	443472626	443479688	443486519	443493457	443500400	443507405
424064095	426153664	443457866	443465745	443472634	443479696	443486527	443493465	443500418	443507413
424134757	426153946	443457874	443465752	443472642	443479704	443486535	443493473	443500426	443507421
424143733	426157251	443457890	443465760	443472659	443479712	443486550	443493481	443500434	443507439
424154037	426158507	443457908	443465778	443472667	443479720	443486568	443493499	443500459	443507447
424173433	426158853	443457916	443465786	443472675	443479738	443486576	443493507	443500467	443507454
424178242	426159067	443457932	443465794	443472683	443479746	443486584	443493515	443500475	443507462
424186518	426160784	443457940	443465802	443472691	443479753	443486592	443493523	443500483	443507470
424189686	426160792	443457957	443465810	443472709	443479761	443486600	443493549	443500491	443507488
424193506	426161717	443457965	443465828	443472717	443479779	443486618	443493556	443500517	443507496
424201820	426161980	443457973	443465836	443472725	443479787	443486626	443493564	443500525	443507504
424222230	426162129	443457981	443465844	443472733	443479795	443486634	443493572	443500533	443507512
424226215	426163853	443458005	443465851	443472741	443479803	443486642	443493580	443500541	443507520
424313583	426163986	443458013	443465869	443472758	443479811	443486659	443493598	443500558	443507538
424332377	426164588	443458021	443465877	443472766	443479829	443486667	443493606	443500566	443507546
424334803	426166559	443458039	443465885	443472774	443479837	443486683	443493614	443500574	443507553
424345312	426167441	443458047	443465893	443472782	443479845	443486691	443493622	443500582	443507561
424414134	426173357	443458054	443465901	443472790	443479852	443486709	443493630	443500608	443507579
424421147	426175055	443458062	443465919	443472808	443479860	443486717	443493648	443500616	443507587
424453512	426176152	443458070	443465927	443472816	443479878	443486725	443493655	443500624	443507595
424471647	426176608	443458096	443465935	443472824	443479886	443486733	443493663	443500632	443507603
424478527	426179826	443458112	443465943	443472832	443479894	443486741	443493671	443500640	443507611
424478998	426180816	443458120	443465950	443472840	443479902	443486758	443493689	443500657	443507629
424494185	426181723	443458146	443465968	443472857	443479910	443486766	443493697	443500665	443507637
424508240	426182176	443458161	443465976	443472865	443479928	443486774	443493705	443500673	443507645
424516094	426187589	443458179	443465984	443472873	443479936	443486782	443493713	443500681	443507660
424533388	426188710	443458187	443465992	443472881	443479944	443486790	443493721	443500699	443507678
424540672	426189189	443458203	443466016	443472899	443479951	443486808	443493739	443500707	443507686
424540763	426191730	443458211	443466024	443472907	443479969	443486816	443493747	443500715	443507694
424549731	426192258	443458229	443466032	443472915	443479977	443486824	443493754	443500723	443507702
424567139	426193033	443458245	443466040	443472931	443479985	443486832	443493762	443500731	443507710
424577831	426193249	443458252	443466057	443472949	443479993	443486840	443493770	443500749	443507728
424590834	426194130	443458286	443466065	443472956	443480009	443486857	443493788	443500756	443507736
424596229	426195780	443458294	443466073	443472964	443480017	443486865	443493796	443500764	443507744
424616563	426196036	443458310	443466081	443472972	443480025	443486873	443493804	443500772	443507751
424625010	426196390	443458328	443466099	443472980	443480033	443486881	443493812	443500780	443507769
424670230	426199634	443458336	443466107	443472998	443480041	443486899	443493820	443500798	443507777
424673408	426201141	443458344	443466115	443473004	443480058	443486907	443493838	443500806	443507785
424682599	426201174	443458351	443466123	443473012	443480066	443486915	443493846	443500814	443507793
424702140	426202156	443458369	443466131	443473020	443480074	443486923	443493853	443500822	443507801
424705788	426202586	443458377	443466149	443473038	443480082	443486931	443493861	443500830	443507819
424715340	426202644	443458385	443466156	443473046	443480090	443486949	443493879	443500848	443507827
424732477	426203832	443458393	443466164	443473053	443480108	443486956	443493887	443500855	443507835
424734739	426204178	443458427	443466172	443473061	443480116	443486964	443493895	443500863	443507843
424740454	426204681	443458435	443466180	443473079	443480124	443486972	443493903	443500871	443507868
424741643	426207155	443458443	443466198	443473087	443480132	443486980	443493911	443500889	443507876
424747228	426208914	443458468	443466206	443473095	443480140	443486998	443493929	443500897	443507884
424774131	426211645	443458484	443466214	443473103	443480157	443487004	443493937	443500905	443507892
424787257	426212106	443458492	443466222	443473111	443480165	443487012	443493945	443500913	443507900
424815447	426214011	443458500	443466230	443473129	443480173	443487020	443493952	443500921	443507918
424818680	426215463	443458518	443466248	443473137	443480181	443487038	443493960	443500939	443507926
424825941	426219663	443458526	443466255	443473145	443480199	443487046	443493978	443500947	443507934
424832632	426220380	443458542	443466263	443473152	443480207	443487053	443493986	443500954	443507942
424839025	426220711	443458567	443466271	443473160	443480215	443487061	443493994	443500962	443507959
424842094	426221347	443458575	443466289	443473178	443480223	443487079	443494000	443500970	443507967
424859247	426221578	443458591	443466297	443473186	443480231	443487087	443494018	443500988	443507975
424891240	426222345	443458617	443466305	443473194	443480249	443487095	443494034	443500996	443507983
424899615	426222816	443458625	443466313	443473202	443480256	443487103	443494042	443501002	443507991
424903680	426223806	443458633	443466321	443473210	443480264	443487111	443494059	443501010	443508007
424933109	426224275	443458641	443466339	443473228	443480272	443487129	443494067	443501028	443508015
424936839	426225165	443458658	443466347	443473236	443480280	443487137	443494075	443501036	443508023
424943546	426227492	443458666	443466354	443473244	443480298	443487145	443494083	443501044	443508031
424951994	426231494	443458674	443466362	443473251	443480306	443487152	443494091	443501051	443508049
424962918	426231825	443458682	443466370	443473277	443480314	443487160	443494109	443501069	443508056

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
443514252	443521117	443528013	443534987	443541842	443548706	443555537	443562400	443569397	443576301
443514260	443521125	443528021	443534995	443541859	443548714	443555545	443562418	443569405	443576319
443514278	443521133	443528039	443535018	443541867	443548722	443555560	443562434	443569413	443576327
443514286	443521141	443528047	443535026	443541875	443548730	443555578	443562442	443569421	443576343
443514294	443521158	443528054	443535034	443541883	443548748	443555586	443562459	443569439	443576350
443514302	443521166	443528062	443535042	443541891	443548755	443555594	443562467	443569447	443576368
443514310	443521174	443528070	443535059	443541909	443548763	443555602	443562475	443569454	443576376
443514328	443521182	443528088	443535067	443541917	443548771	443555610	443562483	443569462	443576384
443514336	443521190	443528096	443535075	443541925	443548789	443555628	443562491	443569470	443576392
443514344	443521208	443528104	443535083	443541933	443548797	443555636	443562509	443569488	443576400
443514351	443521216	443528112	443535091	443541941	443548805	443555644	443562517	443569496	443576418
443514369	443521224	443528120	443535109	443541958	443548813	443555651	443562525	443569504	443576426
443514377	443521232	443528138	443535117	443541966	443548821	443555669	443562533	443569512	443576434
443514385	443521240	443528146	443535125	443541974	443548839	443555677	443562541	443569520	443576442
443514393	443521257	443528153	443535133	443541982	443548847	443555685	443562558	443569546	443576459
443514401	443521265	443528161	443535141	443541990	443548854	443555693	443562566	443569553	443576467
443514419	443521273	443528179	443535158	443542006	443548862	443555701	443562574	443569561	443576475
443514427	443521281	443528187	443535166	443542014	443548870	443555719	443562582	443569579	443576483
443514435	443521299	443528195	443535174	443542022	443548888	443555727	443562590	443569587	443576491
443514443	443521307	443528203	443535182	443542030	443548896	443555735	443562608	443569603	443576509
443514450	443521315	443528211	443535190	443542048	443548904	443555743	443562616	443569611	443576517
443514468	443521323	443528229	443535208	443542055	443548912	443555750	443562624	443569629	443576525
443514476	443521331	443528237	443535216	443542063	443548920	443555768	443562632	443569637	443576533
443514484	443521349	443528245	443535224	443542071	443548938	443555776	443562640	443569645	443576541
443514492	443521356	443528252	443535232	443542089	443548946	443555784	443562657	443569652	443576558
443514500	443521364	443528260	443535240	443542097	443548953	443555792	443562665	443569660	443576566
443514518	443521372	443528278	443535257	443542105	443548961	443555800	443562673	443569678	443576574
443514526	443521380	443528286	443535265	443542113	443548979	443555818	443562681	443569686	443576582
443514534	443521398	443528294	443535273	443542121	443548987	443555826	443562699	443569694	443576590
443514542	443521406	443528302	443535281	443542139	443548995	443555834	443562715	443569710	443576608
443514559	443521414	443528310	443535299	443542147	443549001	443555842	443562723	443569728	443576616
443514567	443521422	443528328	443535307	443542154	443549019	443555859	443562731	443569736	443576624
443514575	443521430	443528336	443535315	443542162	443549027	443555867	443562749	443569744	443576632
443514583	443521448	443528344	443535323	443542170	443549035	443555875	443562756	443569751	443576640
443514591	443521455	443528351	443535331	443542196	443549043	443555883	443562764	443569769	443576657
443514609	443521463	443528369	443535349	443542204	443549050	443555891	443562772	443569777	443576665
443514617	443521471	443528377	443535356	443542212	443549068	443555909	443562780	443569785	443576673
443514625	443521489	443528385	443535364	443542220	443549084	443555917	443562798	443569793	443576681
443514633	443521497	443528393	443535372	443542238	443549092	443555925	443562806	443569801	443576699
443514641	443521505	443528401	443535380	443542246	443549100	443555933	443562814	443569819	443576707
443514658	443521513	443528419	443535398	443542253	443549118	443555941	443562822	443569827	443576715
443514666	443521521	443528427	443535406	443542261	443549126	443555958	443562830	443569835	443576723
443514674	443521539	443528435	443535414	443542279	443549134	443555966	443562848	443569843	443576731
443514682	443521547	443528443	443535422	443542287	443549142	443555974	443562855	443569850	443576749
443514690	443521554	443528450	443535430	443542295	443549159	443555982	443562863	443569868	443576756
443514708	443521562	443528468	443535448	443542303	443549167	443555990	443562871	443569876	443576764
443514716	443521570	443528476	443535455	443542311	443549175	443556006	443562889	443569884	443576772
443514724	443521588	443528484	443535463	443542329	443549183	443556014	443562897	443569892	443576780
443514732	443521596	443528492	443535471	443542337	443549191	443556022	443562905	443569900	443576798
443514740	443521604	443528500	443535489	443542345	443549209	443556048	443562913	443569918	443576806
443514757	443521612	443528518	443535497	443542352	443549217	443556055	443562921	443569926	443576814
443514765	443521620	443528526	443535505	443542360	443549225	443556063	443562939	443569934	443576822
443514773	443521638	443528534	443535513	443542378	443549233	443556071	443562947	443569942	443576830
443514799	443521646	443528559	443535521	443542386	443549241	443556089	443562954	443569959	443576848
443514807	443521653	443528567	443535539	443542394	443549258	443556097	443562962	443569967	443576855
443514815	443521661	443528575	443535547	443542402	443549266	443556105	443562970	443569975	443576863
443514823	443521679	443528591	443535554	443542410	443549274	443556113	443562988	443569983	443576871
443514831	443521687	443528609	443535562	443542428	443549282	443556121	443562996	443569991	443576889
443514849	443521695	443528617	443535570	443542436	443549290	443556139	443563002	443570007	443576897
443514856	443521703	443528625	443535588	443542444	443549308	443556147	443563010	443570015	443576905
443514864	443521711	443528633	443535596	443542451	443549316	443556154	443563028	443570031	443576913
443514872	443521729	443528641	443535604	443542469	443549324	443556162	443563036	443570049	443576921
443514880	443521737	443528658	443535612	443542477	443549332	443556170	443563044	443570056	443576939
443514898	443521745	443528666	443535620	443542485	443549340	443556188	443563051	443570072	443576947
443514906	443521752	443528674	443535638	443542493	443549357	443556196	443563069	443570080	443576954
443514914	443521760	443528682	443535646	443542501	443549365	443556204	443563077	443570098	443576962
443514922	443521778	443528690	443535653	443542519	443549373	443556212	443563085	443570106	443576970
443514930	443521786	443528708	443535661	443542527	443549381	443556220	443563093	443570114	443576988
443514948	443521794	443528716	443535679	443542535	443549399	443556238	443563101	443570122	443576996
443514955	443521810	443528724	443535687	443542543	443549407	443556246	443563127	443570130	443577002
443514963	443521828	443528732	443535695	443542550	443549415	443556253	443563135	443570148	443577010
443514971	443521836	443528740	443535703	443542568	443549423	443556261	443563143	443570155	443577028
443514989	443521844	443528757	443535711	443542576	443549431	443556279	443563150	443570163	443577036

Sch-A-1

Total Initial Cut

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
424966091	426233821	443458690	443466388	443473293	443480322	443487178	443494117	443501077	443508064
425025095	426234175	443458716	443466396	443473319	443480330	443487186	443494125	443501085	443508072
425040565	426234597	443458724	443466404	443473327	443480348	443487194	443494133	443501093	443508080
425047354	426236089	443458732	443466412	443473335	443480355	443487202	443494141	443501101	443508098
425053832	426236170	443458740	443466420	443473343	443480363	443487210	443494158	443501119	443508106
425056264	426236691	443458757	443466438	443473350	443480371	443487228	443494166	443501127	443508114
425066719	426237335	443458765	443466446	443473368	443480389	443487236	443494174	443501135	443508122
425070794	426240222	443458773	443466453	443473376	443480397	443487244	443494182	443501143	443508130
425079910	426241246	443458781	443466461	443473384	443480405	443487251	443494190	443501150	443508148
425086246	426243739	443458799	443466479	443473392	443480413	443487269	443494208	443501168	443508155
425087749	426244497	443458807	443466487	443473400	443480421	443487277	443494216	443501184	443508163
425092434	426244513	443458815	443466495	443473418	443480439	443487285	443494224	443501192	443508171
425095387	426244679	443458823	443466503	443473426	443480447	443487293	443494240	443501200	443508189
425123056	426245809	443458831	443466511	443473434	443480454	443487301	443494257	443501226	443508197
425127354	426248738	443458849	443466529	443473442	443480462	443487319	443494265	443501234	443508205
425146677	426248951	443458856	443466537	443473459	443480470	443487327	443494273	443501242	443508213
425150711	426249215	443458864	443466545	443473467	443480488	443487335	443494281	443501259	443508221
425152154	426249314	443458872	443466552	443473475	443480496	443487343	443494299	443501267	443508239
425165909	426249561	443458880	443466560	443473483	443480504	443487350	443494307	443501275	443508247
425166311	426251203	443458898	443466578	443473491	443480512	443487368	443494315	443501283	443508254
425172079	426251989	443458906	443466586	443473509	443480538	443487376	443494323	443501291	443508262
425172830	426253274	443458914	443466594	443473517	443480546	443487384	443494331	443501309	443508270
425191590	426255444	443458922	443466602	443473525	443480553	443487392	443494349	443501325	443508288
425199932	426255782	443458948	443466628	443473533	443480561	443487400	443494356	443501333	443508296
425202322	426256582	443458955	443466636	443473541	443480579	443487418	443494364	443501341	443508304
425202843	426257614	443458963	443466651	443473558	443480587	443487426	443494372	443501366	443508312
425206943	426257747	443458971	443466669	443473574	443480595	443487434	443494380	443501374	443508320
425210457	426258737	443458989	443466677	443473582	443480603	443487442	443494398	443501382	443508338
425214731	426259305	443458997	443466685	443473590	443480611	443487459	443494406	443501390	443508346
425214855	426260733	443459003	443466693	443473608	443480629	443487467	443494414	443501408	443508353
425215746	426261954	443459011	443466701	443473616	443480637	443487475	443494422	443501416	443508361
425218963	426262499	443459029	443466719	443473624	443480645	443487483	443494430	443501424	443508379
425220688	426265518	443459037	443466727	443473640	443480660	443487491	443494448	443501432	443508387
425224722	426273546	443459045	443466735	443473657	443480678	443487509	443494455	443501440	443508395
425226818	426274049	443459060	443466743	443473665	443480686	443487517	443494463	443501457	443508403
425227089	426274189	443459078	443466750	443473673	443480694	443487525	443494471	443501465	443508411
425228350	426275509	443459086	443466768	443473699	443480702	443487533	443494489	443501473	443508429
425228566	426276911	443459102	443466776	443473707	443480710	443487541	443494497	443501481	443508437
425228624	426277844	443459128	443466784	443473715	443480728	443487558	443494505	443501499	443508445
425229705	426278990	443459136	443466792	443473723	443480736	443487566	443494513	443501507	443508452
425230646	426280772	443459144	443466800	443473731	443480744	443487574	443494539	443501515	443508460
425233988	426280830	443459151	443466818	443473749	443480751	443487582	443494547	443501523	443508478
425239050	426282380	443459169	443466826	443473756	443480769	443487590	443494554	443501531	443508486
425239357	426283693	443459185	443466834	443473764	443480777	443487608	443494562	443501549	443508494
425241874	426285763	443459193	443466842	443473772	443480785	443487616	443494570	443501556	443508502
425241940	426287371	443459219	443466859	443473798	443480793	443487624	443494588	443501564	443508510
425243698	426291456	443459227	443466867	443473806	443480801	443487632	443494596	443501572	443508528
425246014	426293056	443459235	443466875	443473814	443480819	443487640	443494604	443501580	443508536
425249141	426293742	443459250	443466883	443473830	443480827	443487657	443494612	443501598	443508544
425250180	426294013	443459268	443466891	443473855	443480835	443487665	443494620	443501606	443508551
425250545	426301958	443459276	443466909	443473863	443480843	443487673	443494638	443501614	443508569
425252012	426304028	443459284	443466925	443473871	443480850	443487681	443494646	443501622	443508577
425253457	426304200	443459292	443466933	443473889	443480868	443487699	443494653	443501630	443508585
425255437	426306163	443459318	443466941	443473897	443480876	443487707	443494661	443501648	443508593
425257979	426310389	443459326	443466958	443473905	443480884	443487715	443494679	443501655	443508601
425259561	426310793	443459334	443466966	443473913	443480892	443487723	443494687	443501671	443508619
425260288	426311304	443459342	443466974	443473921	443480900	443487731	443494695	443501689	443508627
425262193	426311429	443459359	443466982	443473939	443480918	443487749	443494703	443501697	443508635
425262383	426311866	443459367	443466990	443473947	443480926	443487756	443494711	443501705	443508643
425263241	426312864	443459375	443467006	443473962	443480934	443487764	443494729	443501713	443508650
425264041	426315156	443459383	443467014	443473970	443480942	443487772	443494737	443501721	443508668
425265733	426315230	443459391	443467022	443473988	443480959	443487780	443494745	443501739	443508676
425266541	426315545	443459409	443467030	443473996	443480967	443487798	443494752	443501747	443508684
425267085	426316634	443459417	443467048	443474002	443480975	443487806	443494760	443501754	443508692
425267184	426317681	443459425	443467055	443474010	443480983	443487814	443494778	443501762	443508700
425267978	426319331	443459433	443467063	443474028	443480991	443487822	443494786	443501770	443508718
425271590	426319661	443459458	443467071	443474036	443481007	443487830	443494794	443501788	443508726
425271822	426320263	443459474	443467089	443474044	443481015	443487855	443494802	443501796	443508734
425272960	426323267	443459482	443467097	443474051	443481023	443487863	443494810	443501804	443508742
425277159	426323390	443459490	443467105	443474069	443481031	443487871	443494828	443501812	443508759
425279411	426323754	443459508	443467113	443474077	443481049	443487889	443494836	443501820	443508767
425279627	426324380	443459516	443467121	443474085	443481056	443487905	443494844	443501838	443508775
425280187	426327359	443459540	443467139	443474093	443481064	443487913	443494851	443501846	443508783

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
443514997	443521851	443528765	443535729	443542584	443549449	443556287	443563168	443570171	443577044
443515002	443521869	443528773	443535737	443542592	443549456	443556295	443563176	443570189	443577051
443515010	443521885	443528781	443535745	443542600	443549464	443556303	443563184	443570197	443577069
443515028	443521893	443528799	443535752	443542618	443549472	443556311	443563192	443570205	443577077
443515036	443521901	443528815	443535760	443542626	443549480	443556329	443563200	443570213	443577085
443515044	443521919	443528823	443535778	443542634	443549498	443556337	443563218	443570221	443577093
443515051	443521927	443528831	443535786	443542642	443549506	443556345	443563226	443570239	443577101
443515069	443521935	443528849	443535794	443542659	443549514	443556352	443563234	443570247	443577119
443515077	443521943	443528856	443535810	443542667	443549522	443556360	443563242	443570254	443577127
443515085	443521950	443528864	443535828	443542675	443549530	443556378	443563259	443570262	443577135
443515093	443521968	443528872	443535836	443542683	443549548	443556386	443563267	443570270	443577143
443515101	443521976	443528880	443535844	443542691	443549555	443556394	443563275	443570288	443577150
443515127	443521984	443528906	443535869	443542709	443549563	443556402	443563283	443570296	443577168
443515135	443521992	443528914	443535877	443542725	443549571	443556410	443563291	443570304	443577176
443515143	443522008	443528922	443535885	443542733	443549589	443556428	443563309	443570312	443577184
443515150	443522016	443528930	443535893	443542741	443549597	443556436	443563317	443570320	443577192
443515168	443522024	443528948	443535901	443542758	443549605	443556444	443563325	443570338	443577200
443515176	443522032	443528955	443535919	443542766	443549613	443556451	443563333	443570346	443577218
443515184	443522040	443528963	443535927	443542774	443549621	443556469	443563341	443570353	443577226
443515200	443522057	443528971	443535935	443542782	443549639	443556477	443563358	443570361	443577234
443515218	443522065	443528989	443535943	443542790	443549647	443556485	443563366	443570379	443577242
443515226	443522073	443528997	443535950	443542808	443549654	443556493	443563374	443570387	443577259
443515234	443522081	443529003	443535968	443542816	443549662	443556501	443563382	443570395	443577267
443515242	443522099	443529011	443535976	443542824	443549670	443556519	443563408	443570403	443577275
443515259	443522107	443529029	443535984	443542832	443549688	443556527	443563416	443570411	443577283
443515267	443522115	443529037	443535992	443542840	443549696	443556535	443563424	443570429	443577291
443515275	443522123	443529052	443536008	443542857	443549704	443556543	443563432	443570437	443577309
443515283	443522131	443529060	443536016	443542865	443549712	443556550	443563440	443570445	443577317
443515291	443522149	443529078	443536024	443542873	443549720	443556576	443563457	443570452	443577325
443515309	443522156	443529086	443536032	443542881	443549738	443556584	443563465	443570460	443577333
443515317	443522164	443529094	443536040	443542907	443549746	443556592	443563473	443570478	443577341
443515325	443522172	443529102	443536057	443542915	443549753	443556600	443563481	443570486	443577358
443515333	443522180	443529128	443536065	443542931	443549761	443556618	443563499	443570494	443577366
443515358	443522198	443529136	443536073	443542949	443549779	443556626	443563507	443570502	443577374
443515366	443522206	443529144	443536081	443542956	443549787	443556634	443563515	443570528	443577382
443515382	443522214	443529151	443536099	443542964	443549795	443556642	443563523	443570536	443577390
443515390	443522222	443529169	443536107	443542972	443549803	443556659	443563531	443570544	443577408
443515408	443522230	443529185	443536115	443542980	443549811	443556667	443563549	443570551	443577416
443515416	443522248	443529193	443536123	443542998	443549829	443556675	443563556	443570569	443577424
443515424	443522255	443529201	443536131	443543004	443549837	443556683	443563564	443570577	443577432
443515432	443522263	443529219	443536149	443543012	443549845	443556691	443563580	443570585	443577440
443515440	443522271	443529227	443536156	443543020	443549852	443556709	443563598	443570593	443577457
443515457	443522289	443529235	443536164	443543038	443549860	443556717	443563606	443570601	443577465
443515465	443522297	443529250	443536172	443543046	443549878	443556725	443563614	443570619	443577473
443515473	443522305	443529268	443536198	443543053	443549886	443556733	443563622	443570627	443577481
443515481	443522313	443529276	443536206	443543061	443549894	443556741	443563630	443570635	443577499
443515499	443522321	443529284	443536214	443543079	443549902	443556758	443563648	443570643	443577507
443515507	443522339	443529292	443536222	443543087	443549910	443556766	443563655	443570650	443577515
443515515	443522347	443529300	443536230	443543095	443549928	443556774	443563663	443570668	443577523
443515523	443522354	443529318	443536248	443543103	443549936	443556782	443563671	443570676	443577531
443515531	443522362	443529326	443536255	443543111	443549944	443556790	443563689	443570684	443577549
443515549	443522370	443529334	443536263	443543129	443549951	443556808	443563697	443570692	443577556
443515556	443522388	443529342	443536271	443543137	443549969	443556816	443563705	443570700	443577564
443515564	443522396	443529359	443536289	443543145	443549977	443556824	443563713	443570718	443577572
443515572	443522404	443529367	443536297	443543152	443549985	443556832	443563721	443570726	443577580
443515580	443522412	443529375	443536305	443543160	443549993	443556840	443563739	443570734	443577598
443515598	443522420	443529383	443536313	443543178	443550009	443556857	443563747	443570742	443577606
443515606	443522438	443529391	443536321	443543186	443550017	443556865	443563754	443570759	443577614
443515614	443522446	443529409	443536339	443543194	443550025	443556873	443563762	443570767	443577622
443515622	443522453	443529417	443536347	443543202	443550033	443556881	443563788	443570775	443577648
443515630	443522461	443529425	443536354	443543210	443550041	443556899	443563796	443570783	443577655
443515648	443522479	443529433	443536362	443543228	443550058	443556907	443563804	443570791	443577663
443515655	443522487	443529441	443536370	443543236	443550066	443556915	443563812	443570809	443577671
443515663	443522495	443529458	443536388	443543244	443550074	443556923	443563820	443570817	443577689
443515671	443522503	443529466	443536396	443543251	443550082	443556931	443563838	443570825	443577697
443515689	443522511	443529474	443536404	443543269	443550090	443556949	443563846	443570833	443577705
443515697	443522529	443529482	443536412	443543277	443550108	443556956	443563853	443570841	443577713
443515705	443522537	443529490	443536420	443543285	443550124	443556964	443563861	443570858	443577721
443515713	443522545	443529508	443536438	443543293	443550132	443556972	443563879	443570866	443577739
443515721	443522552	443529516	443536446	443543301	443550140	443556980	443563887	443570874	443577747
443515739	443522560	443529524	443536453	443543319	443550165	443556998	443563895	443570882	443577754
443515747	443522578	443529532	443536461	443543327	443550173	443557004	443563903	443570890	443577762
443515754	443522586	443529540	443536479	443543335	443550181	443557012	443563929	443570908	443577770

Total Initial Cut

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
425283918	426327698	443459557	443467154	443474119	443481072	443487921	443494869	443501853	443508791
425284395	426329603	443459565	443467162	443474127	443481080	443487939	443494877	443501861	443508817
425284684	426329835	443459573	443467170	443474135	443481098	443487947	443494885	443501879	443508825
425284718	426330411	443459581	443467188	443474143	443481106	443487954	443494893	443501887	443508833
425285756	426332805	443459599	443467196	443474150	443481114	443487962	443494901	443501895	443508841
425288891	426333050	443459607	443467204	443474168	443481122	443487970	443494919	443501903	443508858
425292828	426333431	443459615	443467212	443474176	443481130	443487988	443494927	443501911	443508866
425295425	426333514	443459623	443467220	443474184	443481148	443487996	443494935	443501929	443508874
425295664	426336491	443459631	443467238	443474192	443481155	443488002	443494943	443501937	443508882
425296563	426337499	443459649	443467246	443474200	443481163	443488010	443494950	443501945	443508890
425296860	426338497	443459680	443467261	443474218	443481171	443488028	443494968	443501960	443508908
425298080	426339446	443459698	443467279	443474226	443481189	443488036	443494976	443501978	443508916
425298924	426339461	443459706	443467287	443474234	443481197	443488044	443494984	443501986	443508924
425302692	426340709	443459722	443467295	443474242	443481205	443488051	443494992	443502000	443508932
425303286	426341830	443459730	443467303	443474259	443481213	443488069	443495007	443502018	443508940
425319977	426342523	443459748	443467311	443474267	443481221	443488077	443495015	443502026	443508957
425323466	426343612	443459755	443467329	443474275	443481239	443488085	443495023	443502034	443508965
425325701	426344719	443459763	443467337	443474283	443481247	443488093	443495031	443502042	443508973
425326709	426345591	443459771	443467345	443474291	443481254	443488101	443495049	443502059	443508981
425330875	426345641	443459789	443467352	443474309	443481262	443488119	443495056	443502067	443508999
425333887	426346730	443459797	443467360	443474317	443481270	443488127	443495064	443502075	443509005
425307642	426350369	443459805	443467378	443474325	443481288	443488135	443495072	443502083	443509013
425309192	426350880	443459813	443467386	443474333	443481296	443488143	443495080	443502091	443509021
425310737	426351771	443459821	443467394	443474358	443481304	443488150	443495098	443502109	443509039
425314655	426355566	443459839	443467402	443474366	443481312	443488168	443495106	443502117	443509047
425318383	426357356	443459847	443467410	443474374	443481320	443488176	443495114	443502125	443509054
425318706	426357885	443459854	443467428	443474382	443481338	443488184	443495122	443502133	443509062
425337573	426359279	443459862	443467436	443474390	443481346	443488192	443495130	443502141	443509070
425337714	426360590	443459870	443467444	443474408	443481353	443488200	443495148	443502158	443509088
425338076	426360897	443459888	443467451	443474416	443481361	443488218	443495155	443502166	443509104
425340908	426361739	443459896	443467469	443474432	443481379	443488226	443495163	443502174	443509112
425345618	426362554	443459904	443467477	443474440	443481387	443488234	443495171	443502182	443509120
425346020	426364600	443459938	443467485	443474457	443481395	443488242	443495189	443502190	443509138
425349198	426365425	443459946	443467493	443474465	443481403	443488259	443495197	443502208	443509153
425351145	426368767	443459953	443467501	443474473	443481411	443488267	443495205	443502216	443509161
425351251	426370813	443459961	443467519	443474481	443481429	443488275	443495213	443502224	443509179
425351301	426371282	443459979	443467527	443474499	443481437	443488283	443495221	443502232	443509187
425353059	426372702	443459987	443467535	443474507	443481445	443488291	443495239	443502240	443509195
425355476	426374542	443459995	443467543	443474515	443481452	443488309	443495254	443502265	443509203
425358777	426377552	443460001	443467550	443474523	443481460	443488317	443495262	443502273	443509211
425360252	426378618	443460027	443467568	443474531	443481478	443488325	443495270	443502281	443509229
425361292	426379384	443460035	443467576	443474549	443481486	443488333	443495288	443502299	443509245
425361698	426386405	443460050	443467584	443474572	443481494	443488341	443495296	443502307	443509252
425370368	426386959	443460068	443467592	443474580	443481502	443488358	443495304	443502315	443509260
425370921	426387262	443460076	443467600	443474598	443481510	443488366	443495312	443502323	443509278
425372323	426387270	443460084	443467618	443474606	443481528	443488374	443495320	443502331	443509286
425372562	426388054	443460092	443467626	443474614	443481536	443488382	443495338	443502349	443509310
425376696	426389235	443460100	443467634	443474622	443481544	443488390	443495346	443502356	443509328
425376837	426391280	443460126	443467642	443474630	443481551	443488408	443495353	443502364	443509336
425378486	426394847	443460134	443467659	443474648	443481569	443488416	443495361	443502372	443509344
425383205	426395950	443460142	443467667	443474655	443481577	443488424	443495379	443502380	443509351
425384518	426396099	443460159	443467675	443474663	443481585	443488440	443495387	443502398	443509369
425387636	426396693	443460167	443467683	443474671	443481593	443488457	443495403	443502406	443509377
425388436	426398202	443460175	443467691	443474689	443481601	443488465	443495411	443502422	443509385
425389699	426399382	443460183	443467709	443474697	443481619	443488473	443495429	443502448	443509393
425391596	426402137	443460191	443467717	443474705	443481627	443488481	443495437	443502455	443509401
425391901	426402905	443460217	443467725	443474713	443481635	443488499	443495445	443502463	443509419
425392248	426403192	443460225	443467733	443474721	443481643	443488507	443495452	443502471	443509427
425392859	426403739	443460233	443467741	443474739	443481650	443488515	443495460	443502489	443509443
425396314	426412748	443460241	443467758	443474747	443481668	443488523	443495478	443502497	443509450
425397197	426415105	443460258	443467766	443474754	443481676	443488531	443495486	443502505	443509468
425401361	426415113	443460266	443467774	443474762	443481684	443488549	443495494	443502513	443509476
425404027	426415394	443460274	443467782	443474770	443481692	443488556	443495502	443502521	443509484
425404167	426417416	443460282	443467790	443474788	443481700	443488564	443495510	443502539	443509492
425408689	426418950	443460290	443467808	443474796	443481718	443488572	443495528	443502547	443509500
425410255	426421269	443460308	443467816	443474804	443481726	443488580	443495536	443502554	443509518
425410925	426421459	443460316	443467824	443474812	443481734	443488598	443495551	443502562	443509526
425411956	426423216	443460332	443467832	443474820	443481742	443488606	443495569	443502570	443509534
425412459	426423968	443460340	443467840	443474846	443481759	443488614	443495577	443502588	443509542
425412806	426426094	443460357	443467857	443474853	443481767	443488622	443495585	443502596	443509559
425413135	426426300	443460365	443467865	443474861	443481775	443488630	443495593	443502604	443509567
425413523	426426532	443460399	443467873	443474879	443481783	443488655	443495601	443502612	443509575
425414489	426426623	443460407	443467881	443474887	443481791	443488663	443495619	443502620	443509583

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
443515762	443522594	443529557	443536487	443543343	443550199	443557038	443563937	443570916	443577788
443515770	443522602	443529565	443536495	443543350	443550215	443557046	443563945	443570924	443577796
443515788	443522610	443529573	443536503	443543368	443550223	443557053	443563952	443570957	443577812
443515796	443522628	443529581	443536511	443543376	443550231	443557061	443563960	443570965	443577820
443515804	443522636	443529599	443536529	443543384	443550249	443557079	443563978	443570973	443577838
443515812	443522644	443529607	443536537	443543392	443550256	443557087	443563986	443570981	443577846
443515820	443522651	443529623	443536545	443543400	443550264	443557103	443563994	443570999	443577853
443515838	443522669	443529649	443536552	443543418	443550272	443557111	443564000	443571005	443577861
443515846	443522677	443529656	443536560	443543426	443550280	443557129	443564018	443571013	443577879
443515853	443522685	443529664	443536578	443543434	443550298	443557137	443564026	443571021	443577887
443515861	443522693	443529672	443536586	443543442	443550306	443557145	443564034	443571039	443577895
443515879	443522701	443529680	443536594	443543459	443550314	443557152	443564042	443571047	443577903
443515887	443522719	443529698	443536602	443543467	443550322	443557160	443564059	443571054	443577911
443515895	443522727	443529706	443536610	443543475	443550330	443557178	443564067	443571062	443577929
443515903	443522735	443529714	443536628	443543483	443550348	443557186	443564083	443571070	443577937
443515911	443522743	443529722	443536636	443543491	443550355	443557194	443564091	443571088	443577945
443515929	443522750	443529730	443536644	443543509	443550363	443557202	443564109	443571096	443577960
443515937	443522768	443529748	443536651	443543517	443550371	443557210	443564117	443571104	443577978
443515945	443522776	443529755	443536669	443543525	443550389	443557228	443564125	443571112	443577986
443515952	443522784	443529763	443536677	443543541	443550397	443557236	443564133	443571120	443577994
443515960	443522792	443529771	443536685	443543558	443550405	443557244	443564158	443571138	443578000
443515978	443522800	443529789	443536693	443543566	443550413	443557251	443564166	443571146	443578018
443515994	443522818	443529797	443536701	443543574	443550421	443557269	443564174	443571153	443578026
443516000	443522826	443529805	443536719	443543582	443550447	443557277	443564182	443571161	443578034
443516018	443522834	443529813	443536727	443543590	443550454	443557285	443564190	443571179	443578042
443516026	443522859	443529821	443536735	443543608	443550462	443557293	443564208	443571187	443578059
443516034	443522867	443529839	443536743	443543616	443550470	443557301	443564216	443571195	443578067
443516042	443522875	443529847	443536750	443543624	443550488	443557319	443564224	443571203	443578075
443516067	443522883	443529862	443536768	443543632	443550496	443557327	443564232	443571211	443578083
443516075	443522891	443529870	443536776	443543640	443550504	443557335	443564240	443571229	443578091
443516083	443522909	443529888	443536784	443543657	443550512	443557343	443564257	443571237	443578109
443516091	443522925	443529896	443536792	443543665	443550520	443557350	443564265	443571245	443578117
443516109	443522933	443529904	443536800	443543673	443550538	443557368	443564273	443571252	443578125
443516117	443522941	443529912	443536818	443543681	443550553	443557376	443564281	443571260	443578133
443516125	443522958	443529920	443536826	443543699	443550561	443557384	443564299	443571278	443578141
443516133	443522966	443529938	443536834	443543707	443550579	443557392	443564307	443571286	443578158
443516141	443522974	443529946	443536842	443543715	443550587	443557400	443564315	443571294	443578166
443516158	443522982	443529953	443536859	443543723	443550595	443557418	443564323	443571302	443578174
443516166	443522990	443529961	443536867	443543731	443550603	443557426	443564331	443571310	443578182
443516174	443523006	443529979	443536875	443543749	443550611	443557434	443564349	443571328	443578190
443516182	443523022	443529987	443536883	443543756	443550629	443557442	443564356	443571336	443578208
443516190	443523030	443529995	443536891	443543764	443550637	443557459	443564364	443571344	443578216
443516208	443523048	443530001	443536909	443543772	443550645	443557467	443564372	443571351	443578224
443516216	443523055	443530019	443536917	443543780	443550652	443557475	443564380	443571369	443578232
443516224	443523063	443530027	443536925	443543798	443550660	443557483	443564398	443571377	443578240
443516232	443523071	443530035	443536933	443543806	443550678	443557491	443564406	443571385	443578257
443516240	443523089	443530043	443536941	443543814	443550686	443557509	443564414	443571393	443578265
443516257	443523097	443530050	443536958	443543822	443550694	443557517	443564422	443571419	443578273
443516265	443523105	443530068	443536966	443543830	443550702	443557525	443564430	443571427	443578281
443516273	443523113	443530076	443536974	443543848	443550710	443557533	443564448	443571435	443578299
443516281	443523139	443530084	443536982	443543855	443550728	443557541	443564455	443571443	443578307
443516299	443523147	443530092	443536990	443543863	443550744	443557558	443564463	443571450	443578315
443516307	443523154	443530100	443537006	443543871	443550751	443557566	443564471	443571468	443578331
443516315	443523162	443530118	443537014	443543889	443550769	443557574	443564489	443571476	443578349
443516323	443523170	443530126	443537022	443543897	443550777	443557582	443564497	443571484	443578356
443516331	443523188	443530134	443537030	443543905	443550785	443557590	443564505	443571492	443578364
443516349	443523196	443530142	443537048	443543913	443550793	443557608	443564513	443571500	443578372
443516356	443523204	443530159	443537055	443543921	443550801	443557616	443564521	443571518	443578398
443516364	443523212	443530167	443537063	443543939	443550819	443557624	443564539	443571526	443578406
443516372	443523220	443530175	443537071	443543947	443550827	443557632	443564547	443571534	443578414
443516380	443523238	443530183	443537089	443543954	443550835	443557640	443564554	443571542	443578422
443516398	443523246	443530191	443537097	443543962	443550843	443557665	443564562	443571559	443578430
443516406	443523253	443530209	443537105	443543970	443550850	443557673	443564570	443571567	443578455
443516414	443523261	443530217	443537113	443543988	443550868	443557681	443564588	443571575	443578463
443516422	443523279	443530225	443537121	443543996	443550876	443557707	443564596	443571583	443578471
443516430	443523287	443530233	443537139	443544002	443550884	443557715	443564604	443571591	443578489
443516448	443523295	443530241	443537147	443544010	443550892	443557723	443564612	443571609	443578497
443516455	443523303	443530258	443537154	443544028	443550900	443557731	443564638	443571617	443578505
443516463	443523311	443530266	443537162	443544036	443550918	443557749	443564646	443571625	443578513
443516471	443523329	443530274	443537188	443544044	443550926	443557756	443564653	443571633	443578521
443516489	443523337	443530282	443537196	443544051	443550934	443557764	443564661	443571641	443578539
443516497	443523345	443530290	443537204	443544077	443550942	443557772	443564679	443571658	443578547
443516505	443523352	443530308	443537212	443544085	443550959	443557780	443564687	443571666	443578554

Total Initial Cut

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
425420387	426431847	443460415	443467899	443474895	443481809	443488671	443495627	443502638	443509591
425426228	426431912	443460423	443467907	443474903	443481817	443488689	443495635	443502646	443509609
425429057	426433827	443460431	443467915	443474911	443481825	443488697	443495643	443502653	443509617
425429073	426434106	443460449	443467923	443474929	443481833	443488705	443495650	443502661	443509625
425429321	426434700	443460456	443467931	443474937	443481841	443488713	443495668	443502679	443509633
425430261	426434858	443460464	443467949	443474945	443481858	443488721	443495676	443502687	443509641
425431194	426435780	443460472	443467956	443474952	443481866	443488739	443495684	443502695	443509658
425431475	426436390	443460480	443467964	443474960	443481874	443488747	443495692	443502703	443509666
425433752	426436788	443460506	443467972	443474978	443481882	443488754	443495700	443502711	443509674
425434305	426436820	443460514	443467980	443474986	443481890	443488762	443495718	443502729	443509682
425437951	426439451	443460522	443467998	443474994	443481908	443488770	443495726	443502737	443509690
425440708	426442539	443460530	443468004	443475009	443481916	443488788	443495742	443502745	443509708
425444262	426443339	443460548	443468012	443475017	443481924	443488796	443495759	443502752	443509716
425444387	426443834	443460555	443468020	443475025	443481932	443488804	443495767	443502760	443509724
425444627	426444295	443460563	443468038	443475033	443481940	443488820	443495775	443502778	443509732
425450483	426446985	443460571	443468046	443475041	443481957	443488838	443495783	443502786	443509740
425453040	426447272	443460597	443468053	443475058	443481965	443488846	443495791	443502794	443509757
425453149	426448197	443460605	443468061	443475074	443481973	443488853	443495809	443502802	443509765
425454170	426448809	443460613	443468079	443475082	443481981	443488861	443495817	443502810	443509773
425454295	426449948	443460621	443468087	443475090	443481999	443488879	443495825	443502828	443509781
425455268	426451027	443460639	443468095	443475108	443482005	443488887	443495833	443502836	443509799
425456472	426451035	443460647	443468103	443475116	443482013	443488895	443495841	443502844	443509807
425457603	426453866	443460654	443468111	443475124	443482021	443488903	443495858	443502851	443509815
425458650	426454096	443460662	443468129	443475132	443482039	443488911	443495866	443502869	443509823
425461126	426457461	443460670	443468137	443475140	443482047	443488929	443495874	443502877	443509831
425463593	426458238	443460688	443468145	443475157	443482054	443488937	443495882	443502885	443509849
425466984	426460200	443460696	443468152	443475165	443482062	443488945	443495908	443502893	443509856
425469566	426460473	443460704	443468160	443475173	443482070	443488952	443495916	443502901	443509864
425470200	426462107	443460720	443468178	443475181	443482088	443488960	443495924	443502919	443509872
425473311	426464079	443460746	443468186	443475199	443482096	443488978	443495932	443502927	443509880
425473501	426466173	443460753	443468194	443475207	443482104	443488986	443495940	443502935	443509898
425474335	426467155	443460761	443468202	443475215	443482112	443488994	443495957	443502943	443509906
425475845	426468740	443460779	443468210	443475223	443482120	443489000	443495965	443502950	443509914
425476140	426468955	443460787	443468228	443475231	443482138	443489018	443495973	443502968	443509922
425476157	426469219	443460795	443468236	443475249	443482146	443489026	443495981	443502976	443509930
425478971	426469722	443460803	443468244	443475256	443482153	443489034	443495999	443502984	443509948
425479219	426470647	443460811	443468251	443475264	443482161	443489059	443496005	443502992	443509955
425479904	426471694	443460829	443468277	443475280	443482179	443489067	443496013	443503008	443509963
425480696	426472718	443460837	443468285	443475298	443482187	443489083	443496021	443503016	443509971
425482072	426473252	443460845	443468293	443475306	443482195	443489091	443496039	443503024	443509989
425482148	426473443	443460860	443468301	443475314	443482203	443489109	443496047	443503032	443509997
425482841	426474870	443460878	443468319	443475322	443482211	443489117	443496054	443503040	443510003
425487774	426475521	443460886	443468327	443475330	443482229	443489125	443496062	443503057	443510011
425487790	426476545	443460902	443468335	443475355	443482237	443489133	443496070	443503065	443510029
425489747	426476768	443460910	443468343	443475363	443482245	443489141	443496088	443503073	443510037
425489846	426478020	443460928	443468350	443475371	443482252	443489158	443496096	443503081	443510045
425493863	426479200	443460936	443468368	443475397	443482260	443489174	443496104	443503099	443510052
425497351	426481073	443460944	443468376	443475405	443482278	443489182	443496112	443503107	443510060
425500667	426482477	443460951	443468384	443475413	443482286	443489190	443496120	443503115	443510078
425500774	426482519	443460969	443468400	443475421	443482294	443489208	443496138	443503123	443510086
425505500	426482527	443460977	443468418	443475439	443482302	443489224	443496146	443503131	443510094
425507175	426487013	443460985	443468426	443475447	443482310	443489232	443496153	443503149	443510102
425507647	426488318	443460993	443468434	443475454	443482328	443489240	443496161	443503156	443510110
425509676	426488714	443461009	443468442	443475462	443482336	443489257	443496179	443503164	443510128
425510815	426488854	443461017	443468459	443475470	443482344	443489265	443496187	443503172	443510144
425512753	426489522	443461025	443468467	443475488	443482351	443489273	443496195	443503180	443510151
425513926	426490140	443461033	443468475	443475496	443482369	443489281	443496203	443503198	443510169
425517166	426490314	443461041	443468483	443475504	443482377	443489299	443496211	443503206	443510177
425517380	426490348	443461066	443468491	443475512	443482385	443489307	443496229	443503214	443510185
425517422	426491445	443461082	443468509	443475520	443482393	443489315	443496237	443503222	443510193
425517547	426493045	443461090	443468517	443475538	443482401	443489323	443496245	443503230	443510201
425520657	426499711	443461108	443468525	443475546	443482419	443489331	443496252	443503248	443510219
425520855	426501193	443461116	443468533	443475553	443482435	443489349	443496260	443503255	443510227
425521911	426503330	443461124	443468541	443475561	443482443	443489364	443496278	443503263	443510235
425522109	426503819	443461132	443468558	443475579	443482450	443489372	443496286	443503271	443510243
425523412	426504882	443461165	443468566	443475587	443482468	443489380	443496294	443503289	443510250
425523495	426506192	443461173	443468574	443475595	443482476	443489398	443496302	443503297	443510268
425524816	426507935	443461181	443468582	443475603	443482484	443489406	443496310	443503305	443510276
425526001	426508602	443461199	443468608	443475611	443482492	443489414	443496328	443503313	443510284
425526142	426509097	443461207	443468616	443475629	443482500	443489422	443496336	443503321	443510292
425527397	426509527	443461231	443468632	443475637	443482518	443489430	443496344	443503339	443510300
425534526	426510111	443461249	443468640	443475645	443482526	443489448	443496351	443503347	443510318
425536133	426511382	443461272	443468657	443475652	443482534	443489455	443496369	443503354	443510326

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
443516513	443523360	443530316	443537220	443544093	443550967	443557798	443564695	443571674	443578562
443516521	443523378	443530324	443537238	443544101	443550975	443557806	443564703	443571682	443578570
443516539	443523386	443530332	443537246	443544119	443550983	443557814	443564711	443571690	443578588
443516547	443523394	443530340	443537253	443544127	443550991	443557822	443564729	443571708	443578596
443516554	443523402	443530357	443537261	443544135	443551007	443557830	443564737	443571716	443578604
443516562	443523410	443530365	443537279	443544143	443551015	443557848	443564752	443571724	443578612
443516570	443523428	443530373	443537287	443544150	443551023	443557855	443564760	443571732	443578620
443516588	443523436	443530381	443537295	443544168	443551031	443557863	443564778	443571740	443578638
443516596	443523444	443530399	443537311	443544176	443551049	443557871	443564786	443571757	443578646
443516604	443523451	443530407	443537329	443544184	443551056	443557889	443564794	443571765	443578653
443516612	443523469	443530415	443537337	443544192	443551064	443557897	443564802	443571773	443578661
443516620	443523477	443530423	443537345	443544200	443551072	443557905	443564810	443571781	443578679
443516638	443523485	443530431	443537352	443544218	443551080	443557913	443564828	443571799	443578687
443516646	443523493	443530449	443537360	443544226	443551098	443557921	443564836	443571807	443578695
443516653	443523501	443530456	443537386	443544234	443551106	443557939	443564844	443571815	443578703
443516661	443523519	443530464	443537394	443544242	443551114	443557947	443564851	443571823	443578711
443516679	443523527	443530472	443537402	443544259	443551122	443557954	443564869	443571831	443578729
443516687	443523535	443530480	443537410	443544267	443551130	443557962	443564877	443571849	443578737
443516695	443523543	443530498	443537428	443544275	443551148	443557970	443564885	443571856	443578745
443516703	443523550	443530506	443537436	443544283	443551155	443557988	443564893	443571864	443578752
443516711	443523568	443530514	443537444	443544291	443551163	443557996	443564901	443571880	443578778
443516729	443523576	443530522	443537451	443544309	443551171	443558002	443564919	443571898	443578786
443516737	443523584	443530530	443537469	443544317	443551189	443558010	443564927	443571906	443578794
443516745	443523592	443530548	443537477	443544325	443551197	443558028	443564935	443571914	443578802
443516752	443523600	443530555	443537485	443544333	443551205	443558036	443564943	443571922	443578810
443516760	443523618	443530563	443537493	443544341	443551213	443558044	443564950	443571930	443578828
443516778	443523626	443530571	443537501	443544358	443551221	443558051	443564968	443571955	443578836
443516786	443523634	443530589	443537519	443544366	443551239	443558077	443564976	443571963	443578844
443516794	443523642	443530597	443537527	443544374	443551247	443558085	443564984	443571971	443578851
443516802	443523659	443530605	443537535	443544382	443551254	443558093	443564992	443571989	443578869
443516810	443523667	443530613	443537543	443544390	443551262	443558101	443565007	443571997	443578877
443516828	443523675	443530621	443537550	443544408	443551270	443558119	443565015	443572003	443578885
443516836	443523683	443530639	443537568	443544416	443551288	443558127	443565023	443572011	443578893
443516844	443523691	443530647	443537576	443544424	443551296	443558135	443565031	443572029	443578901
443516851	443523717	443530654	443537584	443544432	443551304	443558143	443565049	443572037	443578919
443516869	443523725	443530662	443537592	443544440	443551312	443558150	443565056	443572045	443578927
443516877	443523733	443530670	443537600	443544457	443551320	443558168	443565064	443572052	443578935
443516885	443523758	443530688	443537618	443544465	443551338	443558176	443565072	443572060	443578943
443516893	443523766	443530696	443537626	443544473	443551346	443558184	443565080	443572078	443578950
443516901	443523774	443530704	443537634	443544481	443551353	443558192	443565098	443572086	443578968
443516919	443523782	443530712	443537642	443544499	443551361	443558200	443565106	443572094	443578976
443516927	443523790	443530720	443537659	443544523	443551379	443558218	443565114	443572102	443578984
443516935	443523808	443530738	443537667	443544531	443551387	443558226	443565122	443572110	443578992
443516943	443523816	443530746	443537675	443544549	443551395	443558234	443565130	443572136	443579008
443516950	443523824	443530753	443537683	443544556	443551403	443558242	443565148	443572151	443579024
443516968	443523832	443530761	443537691	443544564	443551411	443558259	443565155	443572177	443579032
443516976	443523840	443530779	443537717	443544572	443551429	443558267	443565163	443572185	443579040
443516984	443523857	443530787	443537725	443544580	443551437	443558275	443565171	443572193	443579057
443516992	443523865	443530795	443537733	443544606	443551445	443558283	443565189	443572201	443579065
443517008	443523873	443530803	443537741	443544614	443551452	443558291	443565197	443572219	443579073
443517016	443523881	443530811	443537758	443544622	443551460	443558309	443565205	443572227	443579081
443517024	443523899	443530829	443537766	443544630	443551478	443558317	443565213	443572235	443579099
443517032	443523907	443530837	443537774	443544648	443551486	443558325	443565221	443572243	443579107
443517040	443523915	443530845	443537782	443544655	443551494	443558333	443565239	443572250	443579115
443517057	443523923	443530852	443537790	443544663	443551502	443558341	443565247	443572268	443579123
443517073	443523931	443530860	443537808	443544671	443551510	443558358	443565254	443572276	443579131
443517081	443523949	443530878	443537816	443544689	443551528	443558366	443565262	443572284	443579149
443517099	443523956	443530886	443537824	443544697	443551536	443558374	443565270	443572292	443579156
443517107	443523964	443530894	443537832	443544705	443551544	443558382	443565288	443572300	443579164
443517115	443523972	443530902	443537840	443544713	443551551	443558390	443565296	443572318	443579172
443517123	443523980	443530910	443537857	443544721	443551569	443558408	443565304	443572326	443579180
443517131	443523998	443530928	443537865	443544739	443551577	443558416	443565312	443572334	443579198
443517149	443524004	443530936	443537873	443544747	443551585	443558424	443565320	443572342	443579206
443517156	443524012	443530944	443537881	443544754	443551593	443558432	443565338	443572359	443579214
443517164	443524020	443530951	443537899	443544762	443551601	443558440	443565346	443572367	443579222
443517172	443524038	443530969	443537907	443544770	443551619	443558457	443565353	443572375	443579248
443517180	443524046	443530977	443537915	443544788	443551627	443558465	443565361	443572383	443579255
443517198	443524053	443530985	443537923	443544796	443551635	443558473	443565379	443572391	443579263
443517206	443524061	443530993	443537931	443544804	443551643	443558481	443565387	443572409	443579271
443517214	443524079	443531009	443537949	443544812	443551650	443558499	443565395	443572417	443579289
443517222	443524087	443531017	443537956	443544820	443551668	443558507	443565403	443572425	443579297
443517230	443524095	443531025	443537964	443544838	443551676	443558515	443565411	443572433	443579313
443517248	443524103	443531033	443537972	443544846	443551684	443558523	443565429	443572441	443579321

Total Initial Cut

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
425546678	426512174	443461280	443468665	443475660	443482542	443489463	443496377	443503362	443510334
425548252	426513073	443461298	443468673	443475678	443482559	443489471	443496385	443503370	443510342
425548351	426515516	443461314	443468681	443475686	443482567	443489489	443496393	443503388	443510359
425548500	426517272	443461322	443468699	443475694	443482575	443489497	443496401	443503396	443510367
425549011	426518619	443461330	443468707	443475702	443482583	443489505	443496419	443503404	443510375
425549243	426519328	443461348	443468715	443475710	443482591	443489513	443496427	443503412	443510383
425555638	426526067	443461363	443468723	443475736	443482609	443489521	443496443	443503420	443510391
425556172	426526943	443461371	443468731	443475744	443482617	443489539	443496450	443503438	443510409
425559994	426527040	443461389	443468749	443475751	443482625	443489547	443496468	443503446	443510417
425565223	426528006	443461397	443468756	443475769	443482633	443489554	443496476	443503453	443510425
425565595	426529913	443461413	443468764	443475785	443482658	443489562	443496484	443503461	443510433
425565629	426530580	443461421	443468772	443475793	443482666	443489570	443496492	443503479	443510441
425567476	426530747	443461439	443468780	443475801	443482674	443489588	443496500	443503487	443510458
425569738	426530887	443461454	443468798	443475819	443482682	443489596	443496518	443503495	443510466
425574456	426534269	443461462	443468806	443475827	443482690	443489604	443496526	443503503	443510474
425575495	426535209	443461470	443468814	443475835	443482708	443489612	443496534	443503511	443510482
425577202	426535316	443461496	443468822	443475843	443482716	443489620	443496542	443503529	443510490
425579612	426536892	443461504	443468830	443475850	443482724	443489638	443496559	443503537	443510508
425580289	426540118	443461512	443468848	443475868	443482732	443489646	443496567	443503545	443510516
425582939	426540357	443461520	443468855	443475876	443482740	443489653	443496583	443503552	443510524
425584810	426540803	443461538	443468863	443475884	443482757	443489661	443496591	443503560	443510532
425585460	426543328	443461546	443468871	443475892	443482765	443489679	443496609	443503578	443510540
425587342	426543492	443461553	443468889	443475900	443482773	443489687	443496617	443503586	443510557
425587888	426544284	443461579	443468897	443475918	443482781	443489695	443496625	443503594	443510565
425592177	426545380	443461587	443468905	443475926	443482799	443489703	443496633	443503602	443510573
425592318	426545687	443461595	443468913	443475934	443482807	443489711	443496658	443503610	443510581
425595345	426546339	443461611	443468921	443475942	443482815	443489729	443496666	443503628	443510607
425596608	426547139	443461629	443468939	443475959	443482823	443489737	443496674	443503636	443510615
425598521	426547212	443461637	443468947	443475967	443482831	443489745	443496682	443503644	443510623
425600301	426547220	443461645	443468954	443475975	443482849	443489752	443496690	443503651	443510631
425601440	426547444	443461660	443468962	443475983	443482856	443489760	443496708	443503669	443510649
425601630	426548855	443461678	443468970	443475991	443482864	443489778	443496716	443503677	443510656
425604246	426549754	443461686	443468988	443476007	443482872	443489786	443496724	443503685	443510664
425607892	426553079	443461694	443468996	443476015	443482880	443489794	443496732	443503693	443510672
425607975	426553475	443461702	443469002	443476023	443482898	443489802	443496740	443503701	443510680
425611035	426553715	443461744	443469010	443476031	443482914	443489810	443496757	443503719	443510698
425612561	426554135	443461751	443469028	443476049	443482922	443489828	443496765	443503727	443510706
425612900	426556080	443461769	443469036	443476056	443482930	443489836	443496773	443503735	443510714
425614138	426556205	443461793	443469044	443476064	443482955	443489844	443496781	443503743	443510722
425617032	426557658	443461819	443469051	443476072	443482963	443489851	443496799	443503750	443510730
425617982	426559431	443461827	443469069	443476080	443482971	443489869	443496807	443503768	443510748
425619392	426559787	443461835	443469077	443476098	443482989	443489877	443496815	443503776	443510755
425620390	426560611	443461843	443469085	443476114	443482997	443489885	443496823	443503784	443510763
425621786	426562450	443461850	443469093	443476122	443483003	443489893	443496831	443503792	443510771
425621968	426568739	443461868	443469101	443476130	443483011	443489919	443496849	443503800	443510789
425624277	426570347	443461884	443469119	443476148	443483029	443489927	443496856	443503818	443510797
425625407	426570693	443461892	443469127	443476155	443483037	443489935	443496872	443503826	443510805
425627155	426572624	443461918	443469135	443476163	443483045	443489943	443496880	443503834	443510813
425628153	426573416	443461926	443469143	443476171	443483052	443489950	443496898	443503842	443510821
425630001	426575692	443461934	443469150	443476189	443483060	443489968	443496906	443503859	443510839
425633005	426576518	443461942	443469168	443476197	443483078	443489976	443496914	443503867	443510847
425633500	426577284	443461959	443469176	443476205	443483086	443489984	443496922	443503875	443510862
425636867	426577565	443461967	443469184	443476221	443483094	443489992	443496930	443503883	443510870
425637782	426578951	443461975	443469192	443476239	443483102	443490008	443496948	443503891	443510888
425638657	426584934	443461983	443469200	443476247	443483110	443490016	443496955	443503909	443510896
425638707	426585352	443461991	443469218	443476254	443483128	443490024	443496963	443503917	443510904
425638871	426586012	443462007	443469226	443476262	443483136	443490032	443496971	443503925	443510912
425639010	426586996	443462015	443469234	443476270	443483144	443490040	443496989	443503941	443510920
425640448	426592895	443462023	443469242	443476288	443483151	443490057	443496997	443503958	443510946
425643475	426594354	443462031	443469259	443476296	443483169	443490065	443497003	443503966	443510953
425644424	426599650	443462056	443469267	443476304	443483177	443490073	443497011	443503974	443510961
425644614	426600631	443462064	443469275	443476312	443483185	443490081	443497029	443503982	443510979
425644978	426692737	443462072	443469283	443476320	443483193	443490099	443497037	443503990	443510987
425647351	432877157	443462080	443469291	443476338	443483201	443490107	443497045	443504006	443510995
425647609	432892032	443462098	443469309	443476346	443483219	443490115	443497052	443504014	443511001
425649720	432896629	443462114	443469325	443476361	443483227	443490123	443497060	443504022	443511019
425649936	432943611	443462130	443469333	443476379	443483235	443490131	443497078	443504030	443511027
425650306	432951499	443462155	443469341	443476387	443483243	443490149	443497086	443504048	443511035
425650454	432958528	443462163	443469358	443476395	443483250	443490156	443497094	443504055	443511050
425651155	433540408	443462171	443469366	443476403	443483268	443490164	443497102	443504063	443511068
425652393	433650652	443462189	443469374	443476411	443483276	443490172	443497128	443504071	443511076
425653193	433674785	443462197	443469382	443476429	443483284	443490180	443497136	443504089	443511084
425654225	433677499	443462213	443469390	443476437	443483292	443490198	443497144	443504105	443511092

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
443517255	443524111	443531041	443537980	443544853	443551692	443558531	443565437	443572458	443579339
443517263	443524137	443531058	443537998	443544879	443551700	443558549	443565445	443572466	443579347
443517271	443524145	443531066	443538004	443544887	443551718	443558556	443565452	443572474	443579354
443517289	443524152	443531074	443538012	443544895	443551726	443558564	443565460	443572482	443579362
443517297	443524160	443531082	443538020	443544903	443551734	443558572	443565486	443572490	443579370
443517305	443524178	443531090	443538038	443544911	443551742	443558580	443565494	443572508	443579388
443517313	443524186	443531108	443538053	443544929	443551759	443558598	443565502	443572516	443579396
443517321	443524194	443531116	443538061	443544937	443551767	443558606	443565510	443572524	443579404
443517339	443524202	443531124	443538079	443544945	443551775	443558614	443565528	443572532	443579412
443517347	443524228	443531132	443538087	443544952	443551783	443558622	443565536	443572540	443579420
443517354	443524236	443531140	443538095	443544960	443551791	443558630	443565544	443572557	443579438
443517362	443524244	443531157	443538103	443544978	443551809	443558648	443565551	443572565	443579446
443517370	443524251	443531165	443538111	443544986	443551817	443558655	443565569	443572573	443579453
443517388	443524269	443531173	443538129	443544994	443551825	443558663	443565577	443572581	443579461
443517396	443524277	443531181	443538137	443545009	443551833	443558671	443565585	443572599	443579479
443517404	443524285	443531199	443538145	443545017	443551841	443558689	443565593	443572607	443579487
443517412	443524293	443531207	443538152	443545025	443551858	443558697	443565601	443572615	443579495
443517420	443524301	443531215	443538160	443545033	443551866	443558705	443565619	443572623	443579503
443517438	443524319	443531223	443538178	443545041	443551874	443558713	443565627	443572631	443579511
443517446	443524327	443531231	443538186	443545058	443551882	443558721	443565635	443572649	443579529
443517453	443524335	443531249	443538194	443545066	443551890	443558739	443565643	443572656	443579537
443517461	443524343	443531256	443538202	443545074	443551908	443558747	443565650	443572664	443579545
443517479	443524350	443531264	443538210	443545082	443551916	443558754	443565668	443572672	443579552
443517487	443524368	443531272	443538228	443545090	443551924	443558762	443565676	443572680	443579578
443517495	443524376	443531280	443538244	443545108	443551932	443558770	443565684	443572698	443579586
443517503	443524384	443531306	443538251	443545116	443551940	443558788	443565692	443572706	443579594
443517511	443524392	443531314	443538269	443545124	443551957	443558796	443565700	443572714	443579602
443517529	443524400	443531322	443538277	443545132	443551965	443558804	443565718	443572722	443579610
443517537	443524418	443531330	443538285	443545140	443551973	443558812	443565726	443572730	443579628
443517545	443524426	443531348	443538293	443545157	443551981	443558820	443565734	443572748	443579644
443517552	443524434	443531355	443538301	443545165	443551999	443558838	443565742	443572755	443579651
443517560	443524442	443531363	443538319	443545173	443552005	443558846	443565759	443572763	443579669
443517578	443524459	443531371	443538327	443545181	443552013	443558853	443565775	443572771	443579677
443517586	443524467	443531389	443538335	443545199	443552021	443558861	443565783	443572789	443579685
443517594	443524475	443531397	443538343	443545207	443552039	443558879	443565791	443572797	443579693
443517602	443524483	443531405	443538350	443545223	443552047	443558895	443565809	443572805	443579701
443517610	443524491	443531413	443538368	443545231	443552054	443558903	443565817	443572821	443579719
443517628	443524509	443531421	443538376	443545249	443552062	443558911	443565825	443572839	443579727
443517636	443524517	443531439	443538384	443545256	443552070	443558929	443565833	443572847	443579735
443517644	443524525	443531447	443538392	443545264	443552088	443558937	443565841	443572854	443579743
443517669	443524533	443531454	443538400	443545272	443552096	443558945	443565866	443572862	443579750
443517677	443524541	443531462	443538418	443545280	443552104	443558952	443565874	443572870	443579768
443517685	443524558	443531470	443538426	443545298	443552112	443558960	443565882	443572888	443579776
443517693	443524566	443531488	443538434	443545306	443552120	443558978	443565890	443572896	443579784
443517701	443524574	443531496	443538442	443545314	443552138	443558986	443565908	443572904	443579792
443517719	443524582	443531504	443538459	443545322	443552146	443558994	443565916	443572912	443579800
443517727	443524590	443531512	443538467	443545330	443552153	443559000	443565924	443572920	443579818
443517735	443524608	443531520	443538475	443545348	443552161	443559018	443565932	443572938	443579826
443517743	443524616	443531538	443538483	443545355	443552179	443559034	443565940	443572946	443579834
443517750	443524624	443531546	443538491	443545363	443552187	443559042	443565957	443572953	443579842
443517768	443524632	443531553	443538509	443545371	443552195	443559067	443565965	443572961	443579859
443517776	443524640	443531561	443538517	443545389	443552203	443559075	443565973	443572979	443579867
443517784	443524657	443531579	443538525	443545397	443552211	443559083	443565981	443572987	443579875
443517792	443524665	443531587	443538533	443545405	443552229	443559091	443565999	443572995	443579883
443517800	443524673	443531595	443538541	443545413	443552237	443559109	443566005	443573001	443579891
443517818	443524681	443531603	443538558	443545421	443552245	443559117	443566013	443573019	443579909
443517826	443524699	443531611	443538566	443545439	443552252	443559125	443566021	443573027	443579917
443517834	443524707	443531629	443538582	443545447	443552260	443559133	443566039	443573035	443579925
443517842	443524715	443531637	443538590	443545454	443552278	443559141	443566047	443573043	443579941
443517859	443524723	443531645	443538608	443545462	443552286	443559158	443566054	443573050	443579958
443517867	443524731	443531652	443538616	443545470	443552294	443559166	443566062	443573068	443579966
443517875	443524749	443531660	443538624	443545488	443552302	443559174	443566088	443573076	443579974
443517883	443524756	443531678	443538632	443545496	443552310	443559182	443566096	443573084	443579982
443517891	443524764	443531686	443538640	443545504	443552328	443559190	443566104	443573092	443579990
443517909	443524772	443531694	443538657	443545520	443552336	443559208	443566112	443573100	443580006
443517917	443524780	443531702	443538673	443545538	443552344	443559216	443566120	443573118	443580014
443517925	443524798	443531710	443538681	443545546	443552351	443559224	443566138	443573126	443580022
443517933	443524806	443531728	443538699	443545553	443552369	443559232	443566146	443573134	443580030
443517941	443524814	443531736	443538707	443545561	443552377	443559240	443566153	443573142	443580048
443517958	443524822	443531744	443538715	443545579	443552385	443559257	443566161	443573167	443580055
443517966	443524830	443531751	443538723	443545587	443552393	443559265	443566187	443573175	443580063
443517974	443524848	443531769	443538731	443545595	443552401	443559273	443566195	443573183	443580071
443517982	443524855	443531777	443538749	443545603	443552419	443559281	443566203	443573191	443580089

Total Initial Cut

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
425658416	433699725	443462247	443469408	443476445	443483300	443490206	443497151	443504113	443511100
425659638	433710563	443462254	443469416	443476452	443483318	443490214	443497169	443504121	443511118
425660222	433729498	443462262	443469424	443476460	443483326	443490222	443497177	443504139	443511126
425662681	433740826	443462270	443469432	443476478	443483334	443490230	443497185	443504147	443511142
425662939	433746567	443462288	443469440	443476486	443483342	443490248	443497193	443504154	443511159
425665395	433747557	443462296	443469457	443476494	443483359	443490255	443497201	443504162	443511167
425667664	433770385	443462304	443469465	443476502	443483367	443490263	443497219	443504170	443511175
425671526	433772464	443462312	443469473	443476510	443483375	443490271	443497235	443504188	443511183
425672532	433777331	443462320	443469481	443476528	443483383	443490289	443497243	443504204	443511191
425675337	433785474	443462338	443469499	443476536	443483391	443490297	443497250	443504212	443511209
425678026	433791662	443462346	443469507	443476544	443483409	443490305	443497268	443504220	443511217
425678646	433797081	443462353	443469515	443476551	443483417	443490313	443497276	443504238	443511225
425681020	433831336	443462361	443469523	443476569	443483433	443490321	443497284	443504246	443511233
425681921	433832516	443462379	443469531	443476577	443483441	443490339	443497292	443504253	443511241
425682051	433834900	443462387	443469549	443476585	443483458	443490347	443497300	443504261	443511258
425687431	433840287	443462395	443469556	443476593	443483466	443490354	443497318	443504287	443511266
425687639	433859303	443462403	443469564	443476601	443483474	443490362	443497326	443504295	443511274
425687977	433859436	443462411	443469572	443476619	443483482	443490370	443497334	443504303	443511282
425688884	433866456	443462429	443469580	443476627	443483490	443490388	443497342	443504329	443511290
425694486	433868528	443462437	443469598	443476635	443483508	443490404	443497359	443504337	443511308
425697554	433870532	443462445	443469606	443476643	443483516	443490412	443497367	443504345	443511316
425703865	433871324	443462452	443469614	443476650	443483524	443490420	443497375	443504352	443511324
425704673	433898939	443462460	443469622	443476668	443483532	443490438	443497383	443504360	443511332
425704822	433908092	443462478	443469630	443476676	443483540	443490446	443497391	443504378	443511340
425707288	433913332	443462486	443469648	443476684	443483557	443490453	443497409	443504386	443511357
425709912	433920154	443462528	443469655	443476692	443483565	443490461	443497417	443504394	443511365
425712338	433921137	443462544	443469663	443476700	443483573	443490479	443497425	443504402	443511373
425712353	433931805	443462551	443469671	443476718	443483581	443490487	443497433	443504410	443511381
425715307	433946811	443462569	443469689	443476726	443483599	443490495	443497441	443504428	443511399
425715935	433959152	443462577	443469697	443476734	443483607	443490503	443497458	443504436	443511407
425717303	433959533	443462585	443469705	443476742	443483615	443490511	443497466	443504444	443511415
425717360	433962412	443462619	443469713	443476759	443483623	443490529	443497474	443504451	443511423
425719309	433963246	443462635	443469721	443476767	443483631	443490537	443497482	443504469	443511431
425719689	433967213	443462650	443469739	443476775	443483649	443490545	443497508	443504477	443511449
425720703	433969185	443462668	443469747	443476783	443483656	443490552	443497516	443504485	443511456
425721156	433971074	443462676	443469754	443476791	443483664	443490560	443497524	443504493	443511464
425722121	433971447	443462692	443469762	443476809	443483672	443490578	443497532	443504501	443511472
425725652	433974342	443462718	443469770	443476817	443483680	443490586	443497540	443504519	443511480
425726981	433974979	443462726	443469788	443476825	443483698	443490594	443497557	443504527	443511498
425733912	433983863	443462734	443469796	443476833	443483706	443490602	443497565	443504535	443511506
425735271	433984986	443462742	443469804	443476841	443483714	443490610	443497573	443504543	443511514
425737681	433996147	443462759	443469812	443476858	443483722	443490628	443497581	443504550	443511522
425738366	433996923	443462775	443469820	443476866	443483730	443490636	443497599	443504568	443511530
425741857	434000253	443462783	443469838	443476882	443483748	443490644	443497607	443504576	443511548
425743051	434007621	443462791	443469846	443476890	443483755	443490651	443497615	443504584	443511555
425743069	434008371	443462825	443469853	443476908	443483763	443490669	443497623	443504592	443511563
425748464	434013587	443462833	443469861	443476916	443483771	443490677	443497631	443504600	443511571
425748993	434014791	443462841	443469879	443476924	443483789	443490685	443497649	443504618	443511589
425749553	434024733	443462858	443469895	443476932	443483797	443490693	443497656	443504626	443511597
425753589	434027249	443462866	443469903	443476940	443483805	443490701	443497664	443504634	443511605
425753621	434027389	443462874	443469911	443476957	443483813	443490719	443497672	443504642	443511613
425755493	434038139	443462882	443469929	443476965	443483821	443490727	443497680	443504659	443511621
425756228	434053476	443462890	443469937	443476973	443483839	443490735	443497698	443504667	443511639
425757788	434057642	443462908	443469945	443476981	443483847	443490743	443497706	443504675	443511647
425758604	434058061	443462924	443469952	443476999	443483854	443490750	443497714	443504683	443511654
425760006	434058335	443462932	443469960	443477005	443483862	443490768	443497730	443504691	443511662
425762002	434074514	443462940	443469978	443477021	443483870	443490776	443497748	443504709	443511670
425762127	434079794	443462957	443469986	443477039	443483888	443490784	443497755	443504717	443511688
425762358	434107363	443462965	443469994	443477047	443483896	443490800	443497763	443504725	443511696
425766953	434637971	443462981	443470000	443477054	443483904	443490818	443497771	443504733	443511704
425767274	435299540	443462999	443470018	443477062	443483912	443490826	443497789	443504741	443511712
425767837	435463054	443463005	443470026	443477070	443483920	443490834	443497797	443504758	443511720
425768231	435606876	443463013	443470034	443477088	443483938	443490842	443497805	443504766	443511738
425769676	435921051	443463047	443470042	443477096	443483946	443490859	443497813	443504774	443511746
425771227	435986286	443463054	443470059	443477104	443483953	443490867	443497821	443504782	443511753
425771896	436125629	443463062	443470067	443477112	443483961	443490875	443497839	443504790	443511761
425773223	436147912	443463070	443470075	443477120	443483979	443490883	443497847	443504808	443511779
425774114	436280051	443463088	443470083	443477138	443483987	443490891	443497854	443504816	443511787
425777158	436371231	443463096	443470091	443477146	443483995	443490909	443497862	443504824	443511795
425778529	436390991	443463104	443470109	443477153	443484001	443490917	443497870	443504832	443511803
425779402	436473334	443463112	443470117	443477161	443484019	443490925	443497888	443504840	443511811
425779774	436575237	443463120	443470125	443477179	443484027	443490933	443497896	443504857	443511829
425782083	436697791	443463138	443470133	443477187	443484035	443490941	443497904	443504865	443511837

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
443517990	443524863	443531785	443538756	443545611	443552427	443559299	443566211	443573209	443580097
443518006	443524871	443531793	443538764	443545629	443552435	443559307	443566229	443573217	443580105
443518014	443524889	443531801	443538772	443545637	443552443	443559315	443566237	443573225	443580113
443518022	443524897	443531819	443538780	443545645	443552450	443559323	443566252	443573233	443580121
443518030	443524905	443531827	443538806	443545652	443552468	443559331	443566260	443573241	443580139
443518048	443524913	443531835	443538814	443545660	443552476	443559349	443566278	443573258	443580147
443518055	443524921	443531843	443538822	443545678	443552484	443559356	443566286	443573266	443580154
443518063	443524939	443531850	443538830	443545686	443552492	443559364	443566294	443573274	443580162
443518071	443524947	443531868	443538848	443545694	443552500	443559372	443566302	443573282	443580170
443518089	443524954	443531884	443538855	443545702	443552518	443559380	443566310	443573290	443580188
443518097	443524962	443531892	443538863	443545710	443552526	443559398	443566328	443573308	443580196
443518105	443524970	443531900	443538871	443545728	443552534	443559406	443566336	443573316	443580204
443518113	443524988	443531918	443538889	443545736	443552542	443559414	443566344	443573324	443580212
443518121	443524996	443531926	443538897	443545744	443552559	443559422	443566351	443573332	443580220
443518139	443525001	443531942	443538905	443545751	443552567	443559430	443566369	443573340	443580238
443518147	443525019	443531967	443538913	443545769	443552575	443559448	443566377	443573357	443580246
443518154	443525027	443531975	443538921	443545777	443552583	443559455	443566385	443573365	443580253
443518162	443525035	443531983	443538939	443545785	443552591	443559463	443566393	443573373	443580261
443518170	443525043	443531991	443538947	443545793	443552609	443559471	443566401	443573381	443580279
443518188	443525050	443532007	443538954	443545801	443552617	443559489	443566419	443573399	443580287
443518196	443525068	443532015	443538962	443545819	443552625	443559497	443566427	443573407	443580295
443518204	443525076	443532023	443538970	443545827	443552633	443559505	443566435	443573415	443580303
443518212	443525084	443532031	443538988	443545835	443552641	443559513	443566443	443573423	443580311
443518220	443525092	443532049	443538996	443545843	443552658	443559521	443566450	443573431	443580329
443518238	443525100	443532056	443539002	443545850	443552666	443559539	443566468	443573449	443580337
443518253	443525118	443532064	443539010	443545868	443552674	443559547	443566476	443573456	443580345
443518261	443525126	443532072	443539028	443545876	443552682	443559554	443566484	443573464	443580352
443518279	443525134	443532080	443539036	443545884	443552690	443559562	443566492	443573472	443580360
443518287	443525142	443532098	443539044	443545892	443552708	443559570	443566500	443573480	443580394
443518295	443525159	443532106	443539051	443545900	443552716	443559588	443566518	443573506	443580402
443518303	443525167	443532114	443539069	443545918	443552724	443559596	443566526	443573514	443580410
443518311	443525175	443532122	443539077	443545926	443552732	443559604	443566534	443573522	443580428
443518329	443525183	443532148	443539085	443545934	443552740	443559612	443566542	443573530	443580436
443518337	443525191	443532155	443539093	443545942	443552757	443559620	443566559	443573548	443580444
443518345	443525209	443532163	443539101	443545959	443552765	443559638	443566567	443573555	443580451
443518352	443525217	443532171	443539119	443545967	443552773	443559646	443566575	443573563	443580469
443518360	443525225	443532197	443539127	443545975	443552781	443559653	443566583	443573571	443580477
443518378	443525233	443532221	443539135	443545983	443552799	443559661	443566591	443573589	443580485
443518386	443525241	443532239	443539143	443545991	443552807	443559679	443566609	443573597	443580493
443518394	443525258	443532247	443539150	443546007	443552815	443559687	443566617	443573605	443580501
443518402	443525266	443532254	443539168	443546015	443552823	443559695	443566625	443573613	443580519
443518410	443525274	443532262	443539176	443546023	443552831	443559703	443566633	443573621	443580527
443518428	443525282	443532270	443539184	443546031	443552849	443559711	443566641	443573639	443580535
443518436	443525290	443532288	443539192	443546049	443552856	443559729	443566658	443573647	443580543
443518444	443525308	443532296	443539200	443546056	443552864	443559737	443566666	443573654	443580550
443518451	443525316	443532304	443539218	443546064	443552872	443559745	443566674	443573662	443580568
443518469	443525324	443532312	443539226	443546072	443552880	443559752	443566682	443573670	443580576
443518477	443525332	443532320	443539234	443546080	443552906	443559760	443566690	443573688	443580584
443518485	443525340	443532338	443539242	443546098	443552914	443559778	443566708	443573696	443580600
443518493	443525357	443532346	443539259	443546106	443552922	443559786	443566716	443573704	443580618
443518501	443525365	443532353	443539267	443546114	443552930	443559794	443566724	443573712	443580626
443518519	443525373	443532361	443539275	443546122	443552948	443559802	443566732	443573720	443580634
443518527	443525381	443532379	443539283	443546130	443552955	443559810	443566740	443573738	443580642
443518535	443525399	443532387	443539291	443546148	443552963	443559828	443566757	443573746	443580659
443518543	443525407	443532395	443539309	443546155	443552971	443559836	443566765	443573753	443580667
443518550	443525415	443532403	443539317	443546163	443552989	443559844	443566773	443573761	443580675
443518568	443525423	443532411	443539325	443546171	443552997	443559851	443566781	443573779	443580683
443518576	443525431	443532429	443539333	443546189	443553003	443559869	443566799	443573787	443580691
443518584	443525449	443532437	443539341	443546197	443553011	443559877	443566807	443573795	443580709
443518592	443525456	443532445	443539358	443546205	443553029	443559885	443566815	443573803	443580717
443518618	443525464	443532460	443539366	443546213	443553037	443559893	443566823	443573811	443580725
443518626	443525472	443532478	443539374	443546221	443553045	443559901	443566831	443573829	443580733
443518634	443525480	443532486	443539382	443546239	443553052	443559919	443566849	443573837	443580741
443518642	443525498	443532494	443539390	443546247	443553078	443559927	443566856	443573845	443580758
443518659	443525506	443532510	443539408	443546254	443553086	443559935	443566864	443573852	443580766
443518667	443525514	443532528	443539424	443546262	443553094	443559943	443566880	443573860	443580774
443518675	443525522	443532536	443539432	443546270	443553102	443559950	443566898	443573878	443580782
443518683	443525530	443532544	443539440	443546288	443553110	443559968	443566906	443573886	443580790
443518691	443525548	443532551	443539457	443546296	443553128	443559976	443566914	443573894	443580808
443518717	443525555	443532569	443539465	443546304	443553136	443559984	443566922	443573902	443580816
443518725	443525563	443532577	443539473	443546312	443553144	443559992	443566930	443573910	443580824
443518733	443525571	443532585	443539481	443546320	443553151	443560008	443566948	443573928	443580832
443518741	443525589	443532593	443539499	443546338	443553177	443560016	443566955	443573936	443580840

Total Initial Cut

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
425783990	436934889	443463146	443470158	443477195	443484043	443490958	443497912	443504873	443511845
425785268	436980908	443463153	443470166	443477203	443484050	443490966	443497920	443504881	443511852
425785573	437055569	443463161	443470174	443477211	443484068	443490974	443497938	443504899	443511860
425785623	440872034	443463179	443470182	443477229	443484076	443490982	443497946	443504907	443511878
425790227	440888741	443463187	443470190	443477237	443484084	443490990	443497953	443504915	443511886
425790474	440901536	443463195	443470208	443477245	443484092	443491006	443497961	443504923	443511894
425793403	440955417	443463203	443470216	443477252	443484100	443491014	443497979	443504931	443511910
425795259	441093127	443463211	443470224	443477260	443484118	443491022	443497987	443504949	443511928
425801826	441123817	443463229	443470232	443477278	443484126	443491030	443497995	443504956	443511936
425802766	441234887	443463237	443470240	443477286	443484134	443491055	443498001	443504964	443511944
425803988	441354982	443463245	443470257	443477294	443484142	443491071	443498019	443504972	443511951
425806437	441368560	443463252	443470265	443477302	443484159	443491089	443498027	443504980	443511969
425807922	441514148	443463260	443470273	443477328	443484167	443491097	443498035	443504998	443511977
425808326	441518727	443463278	443470299	443477336	443484175	443491105	443498043	443505003	443511985
425808649	441540408	443463286	443470307	443477344	443484183	443491113	443498050	443505011	443511993
425810215	441554177	443463294	443470315	443477351	443484191	443491121	443498068	443505029	443512009
425810686	441568995	443463310	443470323	443477369	443484209	443491139	443498076	443505037	443512017
425813664	441584661	443463328	443470331	443477377	443484217	443491147	443498084	443505045	443512025
425817194	441604857	443463336	443470349	443477385	443484225	443491154	443498092	443505052	443512033
425817905	441605524	443463351	443470356	443477393	443484233	443491162	443498100	443505060	443512041
425818820	441633146	443463369	443470364	443477401	443484241	443491170	443498118	443505078	443512058
425819554	441685690	443463377	443470372	443477419	443484266	443491188	443498126	443505086	443512066
425819729	441704293	443463385	443470380	443477427	443484274	443491196	443498134	443505094	443512074
425821410	441708179	443463393	443470398	443477435	443484282	443491204	443498142	443505102	443512082
425821857	441708849	443463401	443470406	443477443	443484290	443491212	443498159	443505110	443512090
425822871	441721479	443463419	443470414	443477450	443484308	443491220	443498167	443505128	443512108
425823663	441737541	443463427	443470422	443477468	443484316	443491238	443498175	443505136	443512116
425823929	441887825	443463435	443470430	443477476	443484324	443491246	443498183	443505144	443512124
425824745	441945730	443463443	443470448	443477484	443484332	443491253	443498191	443505151	443512132
425826617	441947348	443463450	443470455	443477492	443484340	443491261	443498209	443505169	443512140
425830734	441954492	443463468	443470463	443477500	443484357	443491279	443498217	443505177	443512157
425831443	441972841	443463476	443470471	443477518	443484365	443491287	443498225	443505185	443512165
425833399	441989290	443463492	443470497	443477526	443484373	443491295	443498233	443505193	443512173
425835139	442021622	443463500	443470505	443477534	443484381	443491303	443498241	443505201	443512181
425838836	442045381	443463518	443470513	443477542	443484399	443491311	443498258	443505219	443512199
425840022	442048518	443463526	443470521	443477559	443484407	443491329	443498266	443505227	443512207
425841095	442052593	443463534	443470539	443477567	443484415	443491337	443498274	443505235	443512215
425842887	442172003	443463542	443470547	443477575	443484423	443491345	443498282	443505243	443512223
425843612	442175964	443463559	443470554	443477583	443484431	443491352	443498290	443505250	443512231
425843737	442194320	443463567	443470562	443477609	443484449	443491360	443498308	443505268	443512249
425843919	442196515	443463575	443470570	443477617	443484456	443491386	443498316	443505276	443512264
425844149	442196838	443463591	443470588	443477625	443484464	443491394	443498324	443505292	443512272
425851474	442209086	443463617	443470596	443477633	443484472	443491402	443498332	443505300	443512280
425853181	442216891	443463625	443470604	443477641	443484480	443491410	443498340	443505318	443512298
425854684	442228235	443463633	443470612	443477658	443484498	443491428	443498357	443505326	443512306
425855608	442228615	443463641	443470620	443477666	443484506	443491436	443498365	443505334	443512314
425855657	442229365	443463666	443470638	443477682	443484514	443491444	443498373	443505342	443512322
425855749	442230439	443463682	443470646	443477690	443484522	443491451	443498381	443505359	443512330
425859378	442243028	443463690	443470653	443477708	443484530	443491469	443498399	443505367	443512348
425862588	442244380	443463708	443470661	443477716	443484548	443491477	443498407	443505375	443512355
425863925	442251781	443463716	443470679	443477724	443484555	443491485	443498415	443505383	443512363
425864493	442257432	443463724	443470687	443477732	443484563	443491493	443498423	443505391	443512371
425867538	442270625	443463732	443470695	443477740	443484571	443491501	443498431	443505409	443512389
425867637	442280848	443463740	443470703	443477757	443484589	443491519	443498449	443505417	443512397
425868494	442292801	443463757	443470711	443477765	443484597	443491527	443498456	443505425	443512405
425870250	442299434	443463765	443470729	443477773	443484605	443491535	443498464	443505433	443512413
425872520	442302584	443463773	443470737	443477781	443484613	443491543	443498472	443505441	443512421
425872710	442303657	443463781	443470745	443477799	443484621	443491550	443498480	443505458	443512439
425875895	442310041	443463799	443470752	443477807	443484639	443491568	443498498	443505466	443512447
425876612	442329272	443463807	443470760	443477815	443484647	443491576	443498506	443505474	443512454
425877248	442352290	443463815	443470778	443477823	443484654	443491584	443498514	443505482	443512462
425877727	442364592	443463823	443470786	443477831	443484662	443491592	443498522	443505490	443512470
425878261	442364667	443463831	443470794	443477849	443484670	443491600	443498530	443505508	443512488
425879533	442393682	443463849	443470802	443477856	443484688	443491618	443498548	443505516	443512496
425881208	442420113	443463856	443470828	443477864	443484696	443491626	443498555	443505524	443512504
425882552	442424701	443463864	443470836	443477872	443484704	443491634	443498563	443505532	443512512
425883030	442443404	443463872	443470844	443477880	443484712	443491642	443498571	443505557	443512520
425885209	442451167	443463880	443470851	443477898	443484720	443491659	443498589	443505565	443512538
425886181	442453643	443463898	443470869	443477906	443484738	443491667	443498597	443505581	443512546
425886371	442455879	443463906	443470877	443477914	443484746	443491675	443498605	443505599	443512553
425888153	442467908	443463914	443470885	443477922	443484753	443491683	443498613	443505615	443512561
425892460	442476446	443463922	443470893	443477930	443484761	443491691	443498621	443505623	443512579
425894243	442477717	443463930	443470901	443477948	443484779	443491709	443498639	443505631	443512587

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
443518758	443525597	443532601	443539507	443546346	443553185	443560032	443566963	443573944	443580865
443518766	443525605	443532619	443539515	443546353	443553193	443560040	443566971	443573951	443580873
443518774	443525613	443532627	443539523	443546361	443553201	443560057	443566989	443573969	443580881
443518782	443525621	443532635	443539531	443546379	443553219	443560065	443566997	443573977	443580899
443518790	443525639	443532643	443539549	443546387	443553227	443560073	443567003	443573985	443580907
443518808	443525647	443532650	443539556	443546395	443553235	443560081	443567011	443573993	443580915
443518816	443525654	443532668	443539564	443546403	443553243	443560099	443567029	443574009	443580923
443518824	443525662	443532676	443539572	443546411	443553250	443560107	443567037	443574017	443580931
443518832	443525670	443532692	443539580	443546429	443553268	443560115	443567045	443574025	443580949
443518840	443525688	443532700	443539598	443546437	443553276	443560123	443567052	443574033	443580956
443518857	443525696	443532718	443539606	443546445	443553284	443560131	443567060	443574041	443580964
443518865	443525704	443532726	443539614	443546452	443553292	443560149	443567086	443574058	443580972
443518873	443525712	443532734	443539622	443546460	443553300	443560156	443567094	443574066	443581004
443518881	443525720	443532742	443539630	443546478	443553318	443560164	443567102	443574074	443581046
443518899	443525738	443532759	443539648	443546486	443553326	443560172	443567110	443574082	443581087
443518907	443525746	443532767	443539655	443546494	443553334	443560198	443567128	443574090	443581095
443518915	443525761	443532775	443539663	443546502	443553342	443560206	443567136	443574108	443581178
443518923	443525779	443532783	443539671	443546510	443553359	443560222	443567144	443574116	443581236
443518931	443525787	443532791	443539689	443546528	443553367	443560230	443567151	443574124	443581269
443518949	443525795	443532809	443539697	443546536	443553375	443560248	443567169	443574132	443581277
443518956	443525803	443532817	443539705	443546544	443553383	443560255	443567177	443574140	443581319
443518964	443525811	443532825	443539713	443546551	443553391	443560263	443567185	443574157	443581327
443518972	443525829	443532833	443539721	443546569	443553409	443560271	443567193	443574165	443581483
443518980	443525837	443532841	443539739	443546577	443553417	443560289	443567201	443574173	443581491
443518998	443525845	443532858	443539747	443546585	443553425	443560297	443567219	443574181	443581509
443519004	443525852	443532866	443539754	443546593	443553433	443560305	443567227	443574199	443581525
443519012	443525860	443532874	443539762	443546601	443553441	443560313	443567235	443574207	443581541
443519020	443525886	443532882	443539770	443546619	443553458	443560321	443567243	443574215	443581558
443519038	443525894	443532890	443539788	443546627	443553474	443560339	443567250	443574223	443581640
443519046	443525902	443532908	443539796	443546635	443553482	443560347	443567268	443574231	443581657
443519061	443525910	443532916	443539804	443546643	443553490	443560354	443567276	443574249	443581681
443519079	443525928	443532924	443539812	443546650	443553508	443560362	443567284	443574256	443581798
443519087	443525936	443532932	443539820	443546668	443553516	443560370	443567292	443574264	443581855
443519095	443525944	443532940	443539838	443546676	443553524	443560388	443567300	443574272	443581897
443519103	443525951	443532957	443539846	443546684	443553532	443560396	443567318	443574280	443581939
443519111	443525969	443532965	443539853	443546692	443553540	443560404	443567326	443574298	443581954
443519129	443525977	443532973	443539861	443546700	443553557	443560412	443567334	443574306	443582085
443519137	443525985	443532981	443539879	443546718	443553565	443560420	443567342	443574314	443582127
443519145	443525993	443532999	443539887	443546726	443553573	443560438	443567359	443574322	443582135
443519152	443526009	443533005	443539895	443546734	443553581	443560446	443567375	443574330	443582218
443519160	443526017	443533013	443539903	443546742	443553599	443560453	443567383	443574348	443582234
443519178	443526025	443533021	443539911	443546759	443553607	443560461	443567391	443574355	443582291
443519186	443526033	443533039	443539929	443546767	443553615	443560479	443567409	443574363	443582432
443519194	443526041	443533047	443539937	443546775	443553623	443560487	443567417	443574371	443582473
443519202	443526058	443533054	443539945	443546783	443553631	443560495	443567425	443574389	443582507
443519210	443526066	443533062	443539952	443546791	443553649	443560503	443567433	443574397	443582523
443519228	443526074	443533070	443539960	443546809	443553656	443560511	443567441	443574405	443582531
443519236	443526082	443533088	443539978	443546817	443553664	443560529	443567458	443574413	443582564
443519244	443526090	443533096	443539986	443546825	443553672	443560537	443567466	443574421	443582580
443519251	443526108	443533104	443539994	443546833	443553680	443560545	443567474	443574439	443582622
443519269	443526116	443533112	443540000	443546841	443553698	443560552	443567482	443574447	443582697
443519277	443526124	443533120	443540026	443546858	443553706	443560560	443567490	443574454	443582705
443519285	443526132	443533138	443540034	443546866	443553714	443560578	443567508	443574462	443582796
443519293	443526140	443533146	443540042	443546874	443553722	443560586	443567516	443574470	443582911
443519301	443526157	443533153	443540059	443546882	443553730	443560594	443567524	443574488	443582945
443519319	443526165	443533161	443540067	443546890	443553748	443560602	443567532	443574496	443582978
443519327	443526173	443533179	443540075	443546908	443553755	443560610	443567540	443574504	443583034
443519335	443526181	443533187	443540083	443546916	443553763	443560628	443567557	443574512	443583075
443519343	443526199	443533195	443540091	443546924	443553771	443560636	443567565	443574520	443583091
443519350	443526207	443533211	443540109	443546932	443553789	443560644	443567573	443574538	443583208
443519376	443526215	443533229	443540117	443546957	443553797	443560651	443567581	443574546	443583299
443519384	443526223	443533245	443540125	443546965	443553805	443560669	443567599	443574553	443583323
443519392	443526231	443533252	443540133	443546973	443553813	443560677	443567607	443574561	443583331
443519400	443526249	443533260	443540141	443546981	443553821	443560685	443567615	443574579	443583356
443519418	443526256	443533278	443540158	443546999	443553839	443560693	443567631	443574587	443583414
443519426	443526264	443533286	443540166	443547005	443553847	443560701	443567649	443574595	443583471
443519434	443526280	443533294	443540174	443547013	443553854	443560719	443567656	443574603	443583513
443519442	443526298	443533302	443540182	443547021	443553862	443560727	443567664	443574611	443583539
443519459	443526306	443533310	443540190	443547039	443553870	443560735	443567672	443574629	443583554
443519467	443526314	443533328	443540208	443547047	443553888	443560743	443567680	443574637	443583596
443519475	443526330	443533336	443540216	443547054	443553896	443560750	443567698	443574645	443583604
443519483	443526348	443533344	443540224	443547062	443553904	443560768	443567706	443574652	443583620
443519491	443526363	443533351	443540232	443547070	443553912	443560776	443567730	443574660	443583638

Total Initial Cut

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
425894433	442486643	443463948	443470919	443477955	443484787	443491717	443498647	443505649	443512595
425894565	442498465	443463963	443470927	443477963	443484795	443491725	443498654	443505656	443512603
425898624	442502001	443463971	443470935	443477989	443484803	443491741	443498662	443505664	443512611
425899002	442508016	443463989	443470943	443478003	443484811	443491758	443498670	443505680	443512629
425899986	442513560	443463997	443470950	443478011	443484829	443491766	443498688	443505698	443512637
425906575	442517769	443464003	443470968	443478029	443484837	443491774	443498696	443505714	443512645
425907433	442604500	443464011	443470976	443478037	443484845	443491782	443498704	443505722	443512652
425907599	442662144	443464029	443470984	443478045	443484852	443491790	443498712	443505730	443512660
425910460	442665808	443464037	443470992	443478052	443484860	443491808	443498720	443505748	443512678
425910767	442684726	443464045	443471008	443478060	443484878	443491816	443498738	443505755	443512686
425913506	442686689	443464052	443471016	443478078	443484886	443491824	443498746	443505763	443512694
425914629	442688693	443464060	443471024	443478086	443484894	443491840	443498753	443505771	443512702
425914991	442693230	443464078	443471032	443478094	443484902	443491857	443498761	443505789	443512710
425915204	442701439	443464086	443471040	443478102	443484910	443491865	443498779	443505797	443512728
425915592	442712485	443464094	443471057	443478110	443484928	443491873	443498787	443505805	443512736
425917085	442726535	443464102	443471065	443478128	443484936	443491881	443498795	443505813	443512744
425917697	442731915	443464110	443471073	443478136	443484944	443491899	443498803	443505821	443512751
425918521	442735569	443464128	443471107	443478144	443484951	443491907	443498811	443505839	443512769
425921301	442738910	443464136	443471115	443478151	443484969	443491915	443498829	443505847	443512777
425929601	442753109	443464144	443471123	443478169	443484977	443491923	443498837	443505854	443512785
425932282	442757894	443464151	443471131	443478177	443484985	443491931	443498845	443505862	443512793
425936085	442758637	443464169	443471149	443478185	443484993	443491949	443498852	443505870	443512801
425936101	442771556	443464177	443471156	443478193	443485008	443491956	443498860	443505888	443512819
425936747	442775235	443464185	443471164	443478201	443485016	443491972	443498878	443505896	443512835
425937489	442775730	443464193	443471172	443478219	443485024	443491980	443498886	443505904	443512843
425939394	442776159	443464201	443471180	443478227	443485032	443491998	443498894	443505912	443512850
425939592	442779450	443464219	443471198	443478235	443485040	443492004	443498902	443505920	443512868
425941861	442797098	443464227	443471206	443478243	443485057	443492012	443498910	443505938	443512876
425943370	442802443	443464235	443471214	443478250	443485065	443492020	443498936	443505946	443512884
425944923	442804241	443464243	443471222	443478268	443485073	443492038	443498944	443505953	443512892
425946084	442805222	443464268	443471230	443478276	443485081	443492046	443498951	443505961	443512900
425946779	442812921	443464276	443471248	443478284	443485099	443492053	443498969	443505979	443512918
425948213	442816609	443464284	443471255	443478292	443485107	443492061	443498977	443505987	443512926
425950045	442817375	443464292	443471263	443478300	443485115	443492079	443498985	443505995	443512934
425950870	442822680	443464300	443471271	443478318	443485123	443492087	443498993	443506001	443512942
425953197	442839304	443464318	443471289	443478326	443485131	443492095	443499009	443506019	443512959
425955739	442844866	443464326	443471297	443478334	443485149	443492103	443499017	443506027	443512967
425956786	442849923	443464334	443471305	443478342	443485156	443492111	443499025	443506050	443512975
425958360	442858700	443464342	443471313	443478359	443485164	443492129	443499033	443506068	443512983
425964780	442885307	443464359	443471321	443478367	443485172	443492137	443499041	443506076	443512991
425965324	442885786	443464367	443471339	443478375	443485180	443492145	443499058	443506084	443513007
425965696	442891396	443464375	443471354	443478383	443485198	443492152	443499066	443506092	443513015
425967254	442900866	443464383	443471362	443478391	443485206	443492160	443499074	443506100	443513023
425969078	442933867	443464391	443471370	443478409	443485214	443492178	443499082	443506118	443513031
425971652	442950705	443464409	443471388	443478417	443485222	443492186	443499090	443506126	443513049
425974854	442951646	443464417	443471396	443478425	443485230	443492194	443499108	443506134	443513056
425974888	442955837	443464425	443471404	443478433	443485248	443492202	443499116	443506142	443513064
425976180	442965950	443464433	443471412	443478441	443485255	443492210	443499124	443506159	443513072
425977386	442986071	443464441	443471420	443478458	443485263	443492228	443499132	443506167	443513080
425978269	443026729	443464458	443471438	443478466	443485271	443492236	443499140	443506175	443513098
425979515	443034707	443464466	443471446	443478474	443485289	443492244	443499157	443506183	443513106
425982493	443036587	443464474	443471453	443478482	443485297	443492251	443499165	443506191	443513114
425984655	443041827	443464482	443471461	443478490	443485305	443492269	443499173	443506209	443513122
425984945	443043260	443464490	443471479	443478508	443485313	443492277	443499199	443506217	443513130
425988037	443047048	443464508	443471487	443478516	443485321	443492285	443499207	443506225	443513148
425988136	443055470	443464516	443471495	443478524	443485339	443492293	443499215	443506233	443513155
425989548	443069281	443464524	443471503	443478540	443485347	443492301	443499223	443506241	443513163
425990447	443073382	443464532	443471511	443478557	443485354	443492319	443499231	443506258	443513171
425990777	443082524	443464540	443471529	443478565	443485362	443492327	443499249	443506266	443513189
425993649	443091061	443464557	443471537	443478573	443485370	443492335	443499256	443506282	443513197
425994290	443092903	443464565	443471545	443478581	443485388	443492350	443499264	443506290	443513205
425995313	443108915	443464573	443471552	443478599	443485404	443492368	443499272	443506308	443513213
425995479	443134093	443464581	443471560	443478607	443485412	443492376	443499280	443506316	443513221
425995743	443147699	443464599	443471578	443478615	443485420	443492384	443499298	443506324	443513239
425997392	443147855	443464607	443471586	443478623	443485438	443492392	443499306	443506332	443513247
425997426	443157094	443464615	443471594	443478631	443485446	443492400	443499314	443506340	443513254
426002143	443162987	443464623	443471602	443478649	443485453	443492426	443499322	443506357	443513262
426005179	443164892	443464631	443471610	443478656	443485461	443492434	443499330	443506365	443513270
426006193	443165980	443464656	443471628	443478664	443485479	443492442	443499348	443506373	443513288
426007472	443167010	443464664	443471636	443478672	443485487	443492459	443499355	443506381	443513296
426007886	443169354	443464672	443471644	443478680	443485503	443492467	443499371	443506399	443513304
426009122	443172192	443464680	443471651	443478698	443485511	443492475	443499389	443506407	443513312
426009908	443179668	443464714	443471669	443478706	443485529	443492483	443499397	443506415	443513320

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
443519517	443526371	443533369	443540240	443547088	443553920	443560784	443567748	443574678	443583679
443519525	443526389	443533377	443540257	443547096	443553938	443560792	443567755	443574686	443583711
443519533	443526397	443533385	443540265	443547104	443553946	443560800	443567763	443574694	443583737
443519541	443526405	443533393	443540273	443547112	443553953	443560818	443567771	443574702	443583752
443519558	443526413	443533401	443540281	443547120	443553961	443560826	443567789	443574710	443583786
443519566	443526421	443533419	443540299	443547138	443553979	443560834	443567797	443574728	443583802
443519574	443526439	443533427	443540307	443547146	443553987	443560842	443567805	443574736	443583851
443519582	443526447	443533435	443540315	443547153	443553995	443560859	443567813	443574744	443583877
443519590	443526454	443533443	443540323	443547161	443554019	443560867	443567821	443574751	443583893
443519608	443526462	443533450	443540331	443547179	443554027	443560875	443567839	443574769	443583935
443519616	443526470	443533468	443540349	443547187	443554035	443560883	443567847	443574777	443583950
443519624	443526488	443533476	443540356	443547195	443554043	443560891	443567854	443574785	443584024
443519632	443526496	443533484	443540364	443547203	443554050	443560909	443567862	443574793	443584065
443519640	443526504	443533492	443540372	443547211	443554068	443560917	443567870	443574801	443584073
443519657	443526512	443533500	443540380	443547229	443554076	443560925	443567888	443574819	443584081
443519665	443526520	443533518	443540398	443547237	443554084	443560933	443567896	443574827	443584156
443519673	443526538	443533526	443540406	443547245	443554092	443560941	443567904	443574835	443584172
443519681	443526546	443533534	443540414	443547252	443554100	443560958	443567912	443574843	443584255
443519699	443526553	443533542	443540422	443547260	443554118	443560966	443567920	443574850	443584297
443519707	443526561	443533559	443540430	443547278	443554126	443560974	443567938	443574868	443584321
443519715	443526579	443533567	443540448	443547286	443554142	443560982	443567946	443574876	443584354
443519723	443526587	443533583	443540455	443547294	443554159	443560990	443567953	443574884	443584420
443519731	443526595	443533591	443540463	443547302	443554167	443561006	443567961	443574892	443584446
443519749	443526603	443533609	443540471	443547310	443554175	443561014	443567979	443574900	443584453
443519756	443526611	443533617	443540489	443547328	443554183	443561022	443567987	443574918	443584495
443519764	443526629	443533625	443540497	443547336	443554191	443561030	443567995	443574926	443584602
443519772	443526637	443533641	443540505	443547344	443554209	443561048	443568019	443574934	443584669
443519780	443526645	443533658	443540513	443547351	443554217	443561055	443568027	443574942	443584677
443519798	443526652	443533666	443540521	443547369	443554225	443561063	443568035	443574959	443584685
443519806	443526660	443533674	443540539	443547377	443554233	443561071	443568043	443574967	443584784
443519814	443526678	443533682	443540547	443547385	443554241	443561089	443568050	443574983	443584818
443519822	443526686	443533690	443540554	443547393	443554258	443561097	443568068	443574991	443584826
443519830	443526694	443533708	443540562	443547401	443554266	443561105	443568076	443575006	443584834
443519848	443526702	443533716	443540570	443547419	443554274	443561113	443568084	443575014	443584842
443519855	443526728	443533724	443540588	443547427	443554282	443561121	443568092	443575022	443584859
443519863	443526736	443533732	443540596	443547435	443554290	443561139	443568100	443575030	443584875
443519871	443526744	443533740	443540604	443547443	443554308	443561147	443568118	443575048	443584909
443519889	443526751	443533757	443540612	443547450	443554316	443561154	443568126	443575055	443584933
443519897	443526769	443533765	443540620	443547468	443554324	443561162	443568134	443575063	443584941
443519905	443526777	443533773	443540638	443547476	443554332	443561170	443568159	443575071	443584982
443519913	443526785	443533781	443540646	443547484	443554340	443561188	443568167	443575089	443585013
443519921	443526793	443533799	443540653	443547492	443554357	443561204	443568175	443575097	443585054
443519939	443526801	443533807	443540661	443547500	443554365	443561212	443568183	443575105	443585070
443519947	443526827	443533815	443540679	443547518	443554373	443561220	443568191	443575113	443585112
443519954	443526835	443533823	443540687	443547526	443554381	443561238	443568209	443575121	443585120
443519962	443526843	443533831	443540695	443547534	443554399	443561246	443568217	443575139	443585187
443519970	443526850	443533849	443540703	443547542	443554407	443561253	443568225	443575147	443585278
443519988	443526868	443533856	443540711	443547559	443554415	443561261	443568233	443575154	443585286
443519996	443526876	443533864	443540729	443547567	443554423	443561279	443568241	443575162	443585302
443520002	443526884	443533872	443540737	443547575	443554431	443561287	443568258	443575170	443585328
443520010	443526892	443533880	443540745	443547583	443554449	443561303	443568266	443575188	443585377
443520028	443526900	443533898	443540752	443547591	443554456	443561311	443568274	443575196	443585393
443520036	443526918	443533906	443540760	443547609	443554464	443561329	443568282	443575204	443585435
443520044	443526926	443533914	443540778	443547617	443554472	443561337	443568290	443575212	443585443
443520051	443526934	443533922	443540786	443547625	443554480	443561345	443568308	443575220	443585450
443520069	443526942	443533930	443540794	443547633	443554498	443561352	443568316	443575238	443585526
443520077	443526959	443533948	443540802	443547641	443554506	443561360	443568324	443575246	443585591
443520085	443526967	443533955	443540810	443547658	443554514	443561378	443568332	443575253	443585609
443520093	443526975	443533963	443540828	443547666	443554522	443561386	443568340	443575261	443585690
443520119	443526991	443533971	443540836	443547674	443554530	443561394	443568365	443575279	443585708
443520127	443527007	443533989	443540844	443547682	443554548	443561402	443568373	443575287	443585724
443520135	443527015	443533997	443540851	443547690	443554555	443561410	443568381	443575295	443585757
443520143	443527023	443534003	443540869	443547708	443554563	443561428	443568399	443575303	443585864
443520150	443527031	443534011	443540877	443547716	443554571	443561436	443568407	443575311	443585922
443520168	443527049	443534029	443540885	443547724	443554589	443561444	443568415	443575329	443585955
443520176	443527056	443534037	443540893	443547732	443554597	443561451	443568423	443575337	443585989
443520184	443527064	443534045	443540901	443547740	443554605	443561469	443568431	443575345	443586003
443520192	443527072	443534052	443540919	443547757	443554613	443561477	443568449	443575352	443586011
443520200	443527080	443534060	443540927	443547765	443554621	443561485	443568456	443575360	443586060
443520218	443527098	443534078	443540935	443547773	443554639	443561493	443568464	443575378	443586136
443520226	443527106	443534086	443540943	443547781	443554647	443561501	443568472	443575386	443586151
443520234	443527114	443534094	443540950	443547799	443554654	443561519	443568480	443575394	443586169
443520242	443527122	443534102	443540968	443547807	443554662	443561527	443568498	443575402	443586177

Total Initial Cut

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
426011102	443185160	443464722	443471677	443478714	443485537	443492491	443499405	443506423	443513338
426011367	443186507	443464730	443471685	443478722	443485545	443492509	443499413	443506431	443513346
426014973	443187463	443464748	443471693	443478730	443485552	443492517	443499421	443506449	443513353
426014981	443193719	443464755	443471701	443478748	443485560	443492525	443499439	443506456	443513361
426015038	443200068	443464763	443471719	443478755	443485578	443492533	443499447	443506464	443513379
426015152	443202205	443464771	443471727	443478763	443485586	443492541	443499454	443506472	443513387
426019162	443210588	443464797	443471735	443478771	443485602	443492558	443499462	443506480	443513395
426019865	443212402	443464805	443471743	443478789	443485610	443492566	443499470	443506498	443513403
426022513	443224076	443464813	443471750	443478797	443485628	443492574	443499488	443506506	443513411
426024659	443226261	443464821	443471768	443478805	443485636	443492582	443499496	443506514	443513429
426026076	443234752	443464839	443471776	443478813	443485644	443492590	443499504	443506522	443513437
426026381	443244124	443464854	443471784	443478821	443485651	443492608	443499512	443506530	443513445
426028387	443246343	443464862	443471792	443478839	443485669	443492616	443499520	443506548	443513452
426029575	443254677	443464870	443471800	443478847	443485677	443492624	443499538	443506555	443513460
426031183	443255799	443464888	443471818	443478854	443485685	443492632	443499546	443506563	443513478
426031886	443258934	443464896	443471826	443478862	443485693	443492640	443499553	443506571	443513494
426033833	443272992	443464904	443471834	443478888	443485701	443492657	443499561	443506589	443513502
426034641	443280425	443464912	443471842	443478896	443485719	443492665	443499579	443506597	443513510
426035515	443289251	443464920	443471859	443478904	443485727	443492673	443499587	443506605	443513528
426043022	443296785	443464938	443471867	443478912	443485735	443492681	443499595	443506613	443513536
426043170	443312673	443464946	443471875	443478920	443485743	443492699	443499603	443506621	443513544
426043212	443317227	443464953	443471883	443478938	443485750	443492707	443499611	443506639	443513551
426043279	443325618	443464961	443471891	443478946	443485768	443492715	443499629	443506647	443513569
426043519	443326905	443464979	443471909	443478953	443485776	443492723	443499637	443506654	443513577
426043733	443334511	443464995	443471917	443478961	443485784	443492731	443499645	443506662	443513585
426046074	443343157	443465000	443471925	443478979	443485792	443492749	443499652	443506670	443513593
426046462	443358841	443465018	443471933	443478987	443485800	443492756	443499660	443506688	443513601
426046603	443372412	443465026	443471941	443478995	443485818	443492764	443499678	443506696	443513619
426049748	443457114	443465042	443471958	443479001	443485826	443492772	443499686	443506704	443513627
426049979	443457122	443465059	443471966	443479019	443485842	443492780	443499694	443506712	443513635
426050498	443457130	443465067	443471974	443479035	443485859	443492798	443499702	443506720	443513643
426051785	443457148	443465075	443471982	443479043	443485867	443492806	443499710	443506738	443513650
426059960	443457155	443465083	443471990	443479050	443485875	443492814	443499728	443506746	443513668
426065256	443457163	443465091	443472006	443479068	443485883	443492822	443499736	443506753	443513684
426065561	443457171	443465109	443472014	443479076	443485891	443492830	443499744	443506761	443513692
426065595	443457189	443465117	443472022	443479084	443485909	443492848	443499751	443506779	443513700
426068185	443457197	443465125	443472030	443479092	443485917	443492855	443499769	443506787	443513718
426068490	443457205	443465133	443472048	443479100	443485925	443492863	443499777	443506795	443513726
426069266	443457213	443465141	443472055	443479118	443485933	443492871	443499785	443506803	443513734
426070033	443457221	443465158	443472063	443479126	443485941	443492889	443499793	443506811	443513742
426072658	443457239	443465166	443472071	443479134	443485958	443492897	443499801	443506829	443513759
426076170	443457247	443465174	443472089	443479142	443485966	443492905	443499819	443506837	443513767
426077079	443457254	443465190	443472097	443479159	443485982	443492913	443499827	443506845	443513775
426078291	443457262	443465208	443472105	443479167	443485990	443492921	443499835	443506852	443513783
426080362	443457270	443465216	443472113	443479175	443486006	443492939	443499843	443506860	443513791
426081089	443457288	443465224	443472121	443479183	443486014	443492947	443499850	443506878	443513809
426081568	443457296	443465240	443472139	443479191	443486022	443492954	443499868	443506886	443513817
426083119	443457312	443465257	443472147	443479209	443486030	443492962	443499876	443506894	443513833
426085353	443457320	443465265	443472154	443479217	443486048	443492970	443499884	443506902	443513841
426085932	443457346	443465273	443472162	443479225	443486055	443492988	443499892	443506928	443513858
426089371	443457353	443465281	443472170	443479233	443486063	443492996	443499900	443506936	443513874
426090221	443457361	443465299	443472188	443479241	443486071	443493002	443499918	443506944	443513882
426090833	443457379	443465307	443472196	443479258	443486089	443493010	443499926	443506951	443513890
426092706	443457387	443465315	443472204	443479266	443486097	443493028	443499934	443506969	443513908
426092797	443457395	443465323	443472212	443479274	443486105	443493036	443499942	443506977	443513916
426094769	443457403	443465331	443472220	443479282	443486113	443493044	443499959	443506985	443513924
426095584	443457411	443465349	443472238	443479290	443486121	443493051	443499967	443506993	443513940
426096301	443457429	443465356	443472246	443479308	443486139	443493069	443499983	443507009	443513957
426096533	443457437	443465364	443472253	443479316	443486147	443493077	443500012	443507017	443513965
426096624	443457445	443465372	443472261	443479324	443486154	443493085	443500020	443507025	443513973
426099644	443457452	443465380	443472279	443479332	443486162	443493093	443500038	443507033	443513981
426101176	443457460	443465398	443472287	443479340	443486170	443493101	443500046	443507041	443513999
426101689	443457478	443465406	443472295	443479357	443486188	443493119	443500053	443507058	443514005
426106290	443457486	443465414	443472303	443479365	443486196	443493135	443500061	443507066	443514013
426107959	443457502	443465422	443472311	443479373	443486204	443493143	443500079	443507074	443514021
426108288	443457528	443465430	443472329	443479381	443486212	443493150	443500087	443507082	443514039
426108460	443457536	443465448	443472337	443479399	443486220	443493168	443500095	443507090	443514047
426110045	443457551	443465455	443472345	443479407	443486238	443493176	443500103	443507108	443514054
426110326	443457569	443465463	443472352	443479415	443486246	443493184	443500111	443507116	443514062
426112942	443457577	443465471	443472360	443479423	443486253	443493192	443500137	443507124	443514070
426113361	443457585	443465489	443472378	443479431	443486261	443493200	443500145	443507132	443514088
426114237	443457593	443465497	443472386	443479449	443486279	443493218	443500152	443507140	443514096
426115184	443457601	443465505	443472394	443479456	443486287	443493226	443500160	443507165	443514104

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
443520259	443527130	443534110	443540976	443547815	443554670	443561535	443568506	443575410	443586276
443520267	443527148	443534128	443540984	443547823	443554688	443561543	443568514	443575428	443586367
443520275	443527155	443534136	443540992	443547831	443554696	443561550	443568522	443575436	443586391
443520283	443527163	443534144	443541008	443547849	443554704	443561568	443568530	443575444	443586425
443520291	443527171	443534151	443541016	443547856	443554712	443561576	443568548	443575451	443586441
443520309	443527189	443534169	443541024	443547864	443554720	443561584	443568555	443575469	443586466
443520317	443527197	443534177	443541032	443547872	443554738	443561592	443568563	443575477	443586482
443520325	443527205	443534185	443541040	443547880	443554746	443561600	443568571	443575485	443586532
443520333	443527213	443534193	443541057	443547898	443554753	443561618	443568589	443575493	443586607
443520341	443527221	443534201	443541065	443547906	443554761	443561626	443568597	443575501	443586615
443520358	443527239	443534219	443541073	443547914	443554779	443561634	443568605	443575519	443586623
443520366	443527247	443534227	443541081	443547922	443554787	443561642	443568613	443575527	443586656
443520374	443527254	443534235	443541099	443547930	443554795	443561659	443568621	443575535	443586664
443520382	443527262	443534243	443541107	443547948	443554803	443561667	443568639	443575543	443586698
443520390	443527270	443534250	443541115	443547955	443554811	443561675	443568647	443575550	443586730
443520408	443527288	443534268	443541123	443547963	443554829	443561683	443568654	443575568	443586763
443520416	443527296	443534276	443541131	443547971	443554837	443561691	443568662	443575576	443586813
443520424	443527304	443534284	443541149	443547989	443554845	443561709	443568670	443575584	443586847
443520432	443527312	443534292	443541156	443548003	443554852	443561717	443568688	443575592	443586896
443520440	443527320	443534300	443541164	443548011	443554860	443561725	443568696	443575600	443586904
443520457	443527338	443534318	443541172	443548029	443554878	443561733	443568704	443575618	443586912
443520465	443527346	443534326	443541180	443548037	443554886	443561741	443568712	443575626	443586961
443520473	443527353	443534334	443541198	443548045	443554894	443561758	443568720	443575634	443586979
443520481	443527361	443534342	443541206	443548052	443554902	443561766	443568738	443575642	443587001
443520499	443527379	443534367	443541214	443548060	443554910	443561774	443568746	443575659	443587035
443520507	443527387	443534375	443541222	443548078	443554928	443561782	443568753	443575667	443587043
443520515	443527395	443534383	443541230	443548086	443554936	443561790	443568761	443575675	443587050
443520523	443527403	443534391	443541248	443548102	443554944	443561808	443568787	443575683	443587100
443520531	443527411	443534409	443541255	443548110	443554951	443561816	443568795	443575691	443587126
443520549	443527429	443534417	443541263	443548128	443554969	443561824	443568803	443575709	443587134
443520556	443527437	443534425	443541271	443548136	443554977	443561832	443568811	443575717	443587266
443520564	443527445	443534433	443541289	443548144	443554985	443561840	443568829	443575725	443587274
443520572	443527452	443534441	443541297	443548151	443554993	443561857	443568837	443575733	443587316
443520580	443527460	443534458	443541305	443548169	443555008	443561865	443568845	443575758	443587324
443520598	443527478	443534466	443541313	443548177	443555016	443561873	443568852	443575766	443587332
443520606	443527486	443534474	443541321	443548185	443555024	443561881	443568860	443575774	443587365
443520614	443527494	443534482	443541339	443548193	443555032	443561899	443568878	443575782	443587415
443520622	443527502	443534490	443541347	443548201	443555040	443561907	443568886	443575790	443587530
443520630	443527510	443534508	443541354	443548219	443555057	443561915	443568894	443575808	443587597
443520648	443527528	443534516	443541362	443548227	443555065	443561923	443568902	443575816	443587613
443520655	443527536	443534524	443541370	443548235	443555073	443561931	443568910	443575824	443587639
443520663	443527551	443534532	443541388	443548243	443555081	443561949	443568928	443575832	443587654
443520671	443527569	443534540	443541396	443548250	443555099	443561956	443568936	443575840	443587688
443520689	443527577	443534557	443541404	443548268	443555107	443561964	443568944	443575857	443587696
443520697	443527585	443534565	443541412	443548276	443555115	443561972	443568951	443575865	443587720
443520705	443527593	443534573	443541420	443548284	443555123	443561980	443568969	443575873	443587746
443520713	443527601	443534581	443541438	443548292	443555131	443561998	443568977	443575881	443587761
443520721	443527619	443534599	443541446	443548300	443555149	443562004	443568985	443575899	443587803
443520739	443527627	443534607	443541453	443548318	443555156	443562012	443568993	443575907	443587829
443520747	443527635	443534615	443541461	443548326	443555164	443562020	443569009	443575915	443587852
443520754	443527643	443534623	443541479	443548334	443555172	443562038	443569017	443575923	443587894
443520762	443527650	443534631	443541487	443548342	443555180	443562053	443569025	443575931	443588017
443520770	443527668	443534649	443541495	443548359	443555198	443562061	443569041	443575949	443588025
443520788	443527676	443534656	443541503	443548367	443555206	443562079	443569058	443575956	443588041
443520796	443527684	443534664	443541511	443548375	443555214	443562087	443569066	443575964	443588058
443520804	443527692	443534672	443541529	443548383	443555222	443562095	443569074	443575980	443588074
443520812	443527700	443534680	443541537	443548391	443555230	443562103	443569082	443575998	443588108
443520820	443527718	443534698	443541545	443548409	443555248	443562111	443569090	443576004	443588124
443520838	443527726	443534706	443541552	443548417	443555255	443562129	443569108	443576012	443588173
443520846	443527734	443534714	443541560	443548425	443555263	443562137	443569116	443576020	443588249
443520853	443527742	443534722	443541578	443548433	443555271	443562145	443569124	443576038
443520861	443527759	443534730	443541586	443548441	443555289	443562152	443569132	443576046
443520879	443527767	443534748	443541594	443548458	443555297	443562160	443569140	443576053
443520887	443527783	443534755	443541602	443548474	443555305	443562178	443569157	443576061
443520895	443527791	443534763	443541610	443548482	443555313	443562186	443569165	443576079
443520903	443527809	443534771	443541628	443548490	443555321	443562194	443569173	443576087
443520911	443527817	443534789	443541636	443548508	443555339	443562202	443569199	443576095
443520929	443527825	443534797	443541644	443548516	443555347	443562210	443569207	443576103
443520937	443527833	443534805	443541651	443548524	443555354	443562228	443569215	443576111
443520945	443527841	443534813	443541669	443548532	443555362	443562236	443569223	443576129
443520952	443527858	443534821	443541677	443548540	443555370	443562244	443569231	443576137
443520960	443527866	443534839	443541685	443548557	443555388	443562251	443569249	443576145
443520978	443527874	443534847	443541693	443548565	443555396	443562269	443569256	443576152

Total Initial Cut

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
426116539	443457619	443465513	443472402	443479464	443486295	443493234	443500178	443507173	443514112
426118899	443457627	443465521	443472410	443479472	443486303	443493242	443500186	443507181	443514120
426120127	443457635	443465539	443472428	443479480	443486311	443493259	443500194	443507199	443514138
426120390	443457643	443465547	443472436	443479498	443486329	443493267	443500202	443507207	443514146
426120713	443457650	443465554	443472444	443479506	443486337	443493275	443500210	443507215	443514153
426121638	443457668	443465562	443472451	443479514	443486345	443493283	443500228	443507223	443514161
426121810	443457676	443465570	443472469	443479522	443486352	443493291	443500236	443507231	443514179
426124129	443457684	443465588	443472477	443479530	443486360	443493309	443500244	443507249	443514187
426126330	443457692	443465596	443472485	443479548	443486378	443493317	443500251	443507256	443514195
426127825	443457700	443465604	443472493	443479555	443486386	443493325	443500269	443507264	443514211
426128310	443457718	443465612	443472501	443479563	443486394	443493333	443500277	443507272	443514229
426129607	443457726	443465620	443472519	443479571	443486402	443493341	443500285	443507280	443514237
426130738	443457734	443465638	443472527	443479589	443486410	443493358	443500293	443507298	443514245

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
443520986	443527882	443534854	443541719	443548573	443555404	443562277	443569264	443576160
443520994	443527890	443534862	443541727	443548581	443555412	443562285	443569272	443576178
443521000	443527908	443534870	443541735	443548599	443555420	443562293	443569280	443576186
443521018	443527916	443534888	443541743	443548607	443555438	443562301	443569298	443576194
443521026	443527924	443534896	443541750	443548615	443555446	443562319	443569306	443576202
443521034	443527932	443534904	443541768	443548623	443555453	443562327	443569314	443576228
443521042	443527940	443534912	443541776	443548631	443555461	443562335	443569322	443576236
443521059	443527957	443534920	443541784	443548649	443555479	443562343	443569330	443576244
443521067	443527965	443534938	443541792	443548656	443555487	443562350	443569348	443576251
443521075	443527973	443534946	443541800	443548664	443555495	443562368	443569355	443576269
443521083	443527981	443534953	443541818	443548672	443555503	443562376	443569363	443576277
443521091	443527999	443534961	443541826	443548680	443555511	443562384	443569371	443576285
443521109	443528005	443534979	443541834	443548698	443555529	443562392	443569389	443576293

SCHEDULE B

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SERVICER

1. Characteristics of Receivables. Each Receivable (A) was originated (i) by AmeriCredit, (ii) by an Originating Affiliate and was validly assigned by such Originating Affiliate to AmeriCredit, (iii) by a Dealer and purchased by AmeriCredit from such Dealer under an existing Dealer Agreement or pursuant to a Dealer Assignment with AmeriCredit and was validly assigned by such Dealer to AmeriCredit pursuant to a Dealer Assignment or (iv) by a Third-Party Lender and purchased by AmeriCredit from such Third-Party Lender under an existing Auto Loan Purchase and Sale Agreement or pursuant to a Third-Party Lender Assignment with AmeriCredit and was validly assigned by such Third-Party Lender to AmeriCredit pursuant to a Third-Party Lender Assignment (B) was originated by AmeriCredit, such Originating Affiliate, such Dealer or such Third-Party Lender for the retail sale of a Financed Vehicle in the ordinary course of AmeriCredit’s, such Originating Affiliate’s, the Dealer’s or the Third-Party Lender’s business, in each case was originated in accordance with AmeriCredit’s credit policies and was fully and properly executed by the parties thereto, and AmeriCredit, each Originating Affiliate, each Dealer and each Third-Party Lender had all necessary licenses and permits to originate Receivables in the state where AmeriCredit, each such Originating Affiliate, each such Dealer or each such Third-Party Lender was located, (C) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, (D) is a Receivable which provides for level monthly payments (provided that the period in the first Collection Period and the payment in the final Collection Period of the Receivable may be minimally different from the normal period and level payment) which, if made when due, shall fully amortize the Amount Financed over the original term and (E) has not been amended or collections with respect to which waived, other than as evidenced in the Receivable File or the Servicer’s electronic records relating thereto.

2. No Fraud or Misrepresentation. Each Receivable was originated (i) by AmeriCredit, (ii) by an Originating Affiliate and was assigned by the Originating Affiliate to AmeriCredit, (iii) by a Dealer and was sold by the Dealer to AmeriCredit or (iv) by a Third-Party Lender and was sold by the Third-Party Lender to AmeriCredit, and was sold by AmeriCredit to the Seller without any fraud or misrepresentation on the part of such Originating Affiliate, Dealer or Third-Party Lender or AmeriCredit in any case.

3. Compliance with Law. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Moss-Magnuson Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z” (including amendments to the Federal Reserve’s Official Staff Commentary to Regulation Z, effective October 1, 1998, concerning negative equity loans), the Servicemembers Civil Relief Act, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of the Receivables and the Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

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4. Origination. Each Receivable was originated in the United States.

5. Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Cutoff Date of the Servicemembers Civil Relief Act, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

6. No Government Obligor. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

7. Obligor Bankruptcy. At the Cutoff Date no Obligor had been identified on the records of AmeriCredit as being the subject of a current bankruptcy proceeding.

8. Schedule of Receivables. The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Cutoff Date.

9. Marking Records. Each of AmeriCredit and the Seller has indicated in its files that the Receivables have been sold to the Issuer pursuant to the Sale and Servicing Agreement and Granted to the Trust Collateral Agent pursuant to the Indenture. Further, AmeriCredit has indicated in its computer files that the Receivables are owned by the Issuer.

10. Computer Tape. The Computer Tape made available by the Seller to the Trust on the Closing Date was complete and accurate as of the Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables.

11. Adverse Selection. No selection procedures adverse to the Noteholders or the Insurer were utilized in selecting the Receivables from those receivables owned by the Seller which met the selection criteria set forth in clauses (A) through (O) of number 29 of this Schedule B.

12. Chattel Paper. The Receivables constitute “tangible chattel paper” or “electronic chattel paper” within the meaning of the UCC as in effect in the States of Texas, New York, Delaware and Nevada.

13. One Original. There is only one original executed copy (or with respect to “electronic chattel paper”, one authoritative copy) of each Contract. With respect to Contracts that are “electronic chattel paper”, each authoritative copy (a) is unique, identifiable and unalterable (other than with the participation of the Trust Collateral Agent in the case of an

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addition or amendment of an identified assignee and other than a revision that is readily identifiable as an authorized or unauthorized revision), (b) has been marked with a legend to the following effect: “Authoritative Copy” and (c) has been communicated to and is maintained by or on behalf of the Custodian.

14. Not an Authoritative Copy. With respect to Contracts that are “electronic chattel paper”, the Seller has marked all copies of each such Contract other than an authoritative copy with a legend to the following effect: “This is not an authoritative copy.”

15. Revisions. With respect to Contracts that are “electronic chattel paper”, the related Receivables have been established in a manner such that (a) all copies or revisions that add or change an identified assignee of the authoritative copy of each such Contract must be made with the participation of the Trust Collateral Agent and (b) all revisions of the authoritative copy of each such Contract are readily identifiable as an authorized or unauthorized revision.

16. Pledge or Assignment. With respect to Contracts that are “electronic chattel paper”, the authoritative copy of each Contract communicated to the Custodian has no marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trust Collateral Agent.

17. Receivable Files Complete. There exists a Receivable File pertaining to each Receivable and such Receivable File contains the original Lien Certificate or a copy of the application therefor. Related documentation concerning the Receivable, including any documentation regarding modifications of the Contract, will be maintained electronically by the Servicer in accordance with customary policies and procedures. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared. With respect to any Receivables that are tangible chattel paper, the complete Receivable File, including a fully executed original of the Contract, for each Receivable currently is in the possession of the Custodian.

18. Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No terms of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File or the Servicer’s electronic records.

19. Lawful Assignment. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Notes.

20. Good Title. Immediately prior to the conveyance of the Receivables to the Trust pursuant to this Agreement, the Seller was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of this Agreement by the Seller, the Trust shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. No Dealer or Third-Party Lender has a participation in, or other right to receive, proceeds of any Receivable. The Seller has not taken any action to convey any right to

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any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements, Auto Loan Purchase and Sale Agreements, Dealer Assignments or Third-Party Lender Assignments or to payments due under such Receivables.

21. Security Interest in Financed Vehicle. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of AmeriCredit (or an Originating Affiliate or a Titled Third-Party Lender which first priority security interest has been assigned to AmeriCredit) in the Financed Vehicle. The Lien Certificate for each Financed Vehicle shows, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received within 180 days of the Closing Date and will show, AmeriCredit (or an Originating Affiliate or a Titled Third-Party Lender) named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, AmeriCredit or the related Originating Affiliate has applied for or received written evidence from the related Dealer or Third-Party Lender that such Lien Certificate showing AmeriCredit, an Originating Affiliate, the Issuer or a Titled Third-Party Lender, as applicable, as first lienholder has been applied for and the Originating Affiliate’s or Titled Third-Party Lender’s security interest has been validly assigned by the Originating Affiliate or Titled Third-Party Lender, as applicable, to AmeriCredit and AmeriCredit’s security interest (assigned by AmeriCredit to the Seller pursuant to the Purchase Agreement) has been validly assigned by the Seller to the Trust pursuant to this Agreement. This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables in favor of the Trust, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller. Immediately after the sale, transfer and assignment by the Seller to the Trust, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Trust Collateral Agent as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). As of the Cutoff Date, there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the Liens of the related Receivable.

22. All Filings Made. All filings (including, without limitation, UCC filings (including, without limitation, the filing by the Seller of all appropriate financing statements in the proper filing office in the State of Nevada under applicable law in order to perfect the security interest in the Receivables granted to the Trust hereunder)) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trust and the Trust Collateral Agent a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the Other Conveyed Property have been made, taken or performed.

23. No Impairment. The Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivables or otherwise to impair the rights of the Issuer, the Insurer, the Trustee, the Trust Collateral Agent and the Noteholders in any Receivable or the proceeds thereof. Other than the security interest

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granted to the Issuer pursuant to this Agreement and except any other security interests that have been fully released and discharged as of the Closing Date, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Trust hereunder or that has been terminated. The Seller is not aware of any judgment or tax lien filings against it.

24. Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to the owner thereof with respect to such Receivable.

25. No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

26. No Default. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the Cutoff Date, no Financed Vehicle had been repossessed.

27. Insurance. At the time of an origination of a Receivable by AmeriCredit, an Originating Affiliate, a Dealer or Third-Party Lender, each Financed Vehicle is required to be covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Receivable, (ii) naming AmeriCredit (or an Originating Affiliate or a Titled Third-Party Lender) as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming AmeriCredit, an Originating Affiliate or a Titled Third-Party Lender and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Financed Vehicle is insured under a policy of Force-Placed Insurance on the related Cutoff Date.

28. Remaining Principal Balance. At the Cutoff Date, the Principal Balance of each Receivable set forth in the Schedule of Receivables is true and accurate in all material respects.

29. Certain Characteristics of the Receivables.

(A) Each Receivable had a remaining maturity as of the Cutoff Date of not more than 72 months.

(B) Each Receivable had an original maturity as of the Cutoff Date of not more than 72 months.

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(C) Each Receivable had a remaining Principal Balance as of the Cutoff Date of at least $250 and not more than $80,000.

(D) Each Receivable had an Annual Percentage Rate as of the Cutoff Date, of at least 1% and not more than 33%.

(E) No Receivable was more than 30 days past due as of the Cutoff Date.

(F) No funds had been advanced by AmeriCredit, any Originating Affiliate, any Dealer, any Third-Party Lender, or anyone acting on behalf of any of them in order to cause any Receivable to qualify under clause (E) above.

(G) Not more than 35% of the Obligors on the Receivables as of the Cutoff Date resided in Texas and California (based on the Obligor’s mailing address as of the Cutoff Date).

(H) Each Obligor had a billing address in the United States as of the date of origination of the related Receivable, is a natural person and is not an Affiliate of any party to the Basic Documents.

(I) Each Receivable is denominated in, and each Contract provides for payment in, United States dollars.

(J) Each Receivable is identified on the Servicer’s master servicing records as a retail automobile installment sales contract.

(K) Each Receivable arose under a Contract that is assignable without the consent of, or notice to, the Obligor thereunder, and does not contain a confidentiality provision that purports to restrict the ability of the Servicer to exercise its rights under the Sale and Servicing Agreement, including, without limitation, its right to review the Contract.

(L) Each Receivable arose under a Contract with respect to which AmeriCredit has performed all obligations required to be performed by it thereunder, and, in the event such Contract is an installment sales contract, delivery of the Financed Vehicle to the related Obligor has occurred.

(M) Not more than 2% of all Receivables (calculated by Aggregate Principal Balance) which have been transferred to the Issuer shall be “electronic chattel paper”, as such term is defined in the UCC.

(N) No automobile related to a Receivable was held in repossession inventory as of the Cutoff Date.

(O) No Obligor was in bankruptcy as of the Cutoff Date.

30. Interest Calculation. Each Contract provides for the calculation of interest payable thereunder under either the “simple interest” method, the “Rule of 78’s” method or the “precomputed interest” method.

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31. Lockbox Account. Each Obligor has been, or will be, directed to make all payments on their related Receivable to the Lockbox Processor for deposit into the Lockbox Account.

32. Lien Enforcement. Each Receivable provides for enforcement of the lien or the clear legal right of repossession, as applicable, on the Financed Vehicle securing such Receivable.

33. Prospectus Supplement Description. Each Receivable conforms, and all Receivables in the aggregate conform, in all material respects to the description thereof set forth in the Prospectus Supplement.

34. Risk of Loss. Each Contract contains provisions requiring the Obligor to assume all risk of loss or malfunction on the related Financed Vehicle, requiring the Obligor to pay all sales, use, property, excise and other similar taxes imposed on or with respect to the Financed Vehicle and making the Obligor liable for all payments required to be made thereunder, without any setoff, counterclaim or defense for any reason whatsoever, subject only to the Obligor’s right of quiet enjoyment.

35. Leasing Business. To the best of the Seller’s and the Servicer’s knowledge, as appropriate, no Obligor is a Person involved in the business of leasing or selling equipment of a type similar to the Obligor’s related Financed Vehicle.

36. Consumer Leases. No Receivable constitutes a “consumer lease” under either (a) the UCC as in effect in the jurisdiction the law of which governs the Receivable or (b) the Consumer Leasing Act, 15 USC 1667.

37. Perfection. The Seller has taken all steps necessary to perfect AmeriCredit’s security interest against the related Obligors in the property securing the Receivables and will take all necessary steps on behalf of the Issuer to maintain the Issuer’s perfection of the security interest created by each Receivable in the related Financed Vehicle.

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SCHEDULE C

SERVICING POLICIES AND PROCEDURES

Note: Applicable Time Periods Will Vary by State

Compliance with state collection laws is required of all AmeriCredit Collection Personnel. Additionally, AmeriCredit has chosen to follow the guidelines of the Federal Fair Debt Collection Practices Act (FDCPA).

The Collection Process

AmeriCredit mails each customer a monthly billing statement 16 to 20 days before payment is due.

A.	All accounts are issued to the Computer Assisted Collection System (CACS) at 5 days delinquent or at such other dates of delinquency as determined by historical payment patterns of the account.

B.	The CACS segregates accounts into two major groups: loans 5-45 days delinquent and those over 45 days delinquent.

C.	Loans delinquent up to 45 days are then further segregated into two groups: accounts that have good phone numbers and those that do not.

D.	Loans up to 45 days delinquent are transferred to AmeriCredit's predictive dialing system. The system automatically dials the phone number related to a delinquent account for all accounts that have good phone numbers. When a connection is made, the account is then routed to the next available account representative.

E.	Loans without good phone numbers are called manually, through the CACS system, or in a preview dialer campaign.

F.	All reasonable collection efforts are made in an attempt to prevent these accounts from becoming 30+ days delinquent – this includes the use of collection letters. Collection letters may be utilized between 5th and 25th days of delinquency.

G.	When an account reaches 31 days delinquent, a collector determines if any default notification is required in the state where the debtor lives.

H.	When an account exceeds 45 days delinquent, the loan is assigned to a 46+ collection team which will continue the collection effort until resolution. If the account cannot be resolved through normal collection efforts (i.e., satisfactory payment arrangements) then the account may be submitted for repossession approval. An officer must approve all repossession requests.

I.	CACS allows each collector to accurately document and update each customer file when contact (verbal or written) is made.

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Repossessions

If repossession of the collateral occurs, the following steps are taken:

A.	Proper authorities are notified (if applicable).

B.	An inventory of all personal property is taken and a condition report is prepared on the vehicle.

C.	Written notification, as required by state law, is sent to the customer(s) stating their rights of redemption or reinstatement along with information on how to obtain any personal property that was in the vehicle at the time of repossession.

D.	Written request to the originating dealer for all refunds due for dealer adds is made.

E.	Collateral disposition through public or private sale, (dictated by state law), in a commercially reasonable manner, through a third-party auto auction.

F.	After the collateral is liquidated, the debtor(s) is notified in writing of the deficiency balance owed, if any.

Use of Due Date Changes

Due dates may be changed subject to the following conditions:

A.	The account is contractually current or will be brought current with the due date change.

B.	Due date changes cannot exceed the total of 30 days over the life of the contract.

C.	The first installment payment has been paid in full.

D.	Only one due date change in a twelve month period.

Any exceptions to the above stated policy must be approved by the appropriate level of authority.

Use of Payment Deferments

A payment deferral is offered to customers who have the desire and capacity to make future payments but who have encountered temporary financial difficulties.

A.	A minimum of six payments have been made on the account and a minimum of six payments have been made since the most recent deferment (if any).

B.	The account will be brought current with the deferment.

C.	A deferment fee is collected on all transactions.

D.	No more than eight total payments may be deferred over the life of the loan.

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Any exceptions to the above stated policy must be approved by the appropriate level of authority.

Charge-Offs

It is AmeriCredit's policy that any account that is not successfully recovered by 120 days delinquent is submitted to an Officer for approval and charge-off.

It is AmeriCredit's policy to carry all Chapter 13 bankruptcy accounts until 120 days delinquent. A partial charge-off is taken for the unsecured portion of the account. On fully reaffirmed Chapter 7 bankruptcy accounts, the accounts can be deferred current at the time of discharge.

Deficiency Collections

Collections on charged-off accounts are continued internally and/or assigned to third party collection agencies for deficiency balances.

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EXHIBIT A

SERVICER’S CERTIFICATE

AmeriCredit Automobile Receivables Trust 2010-B

Class A-1 0.37690% Asset Backed Notes

Class A-2 1.18% Asset Backed Notes

Class A-3 2.49% Asset Backed Notes

Servicer’s Certificate

This Servicer’s Certificate has been prepared pursuant to Section 4.9 of the Sale and Servicing Agreement among AmeriCredit Automobile Receivables Trust 2010-B, as Issuer, AmeriCredit Financial Services, Inc., as Servicer, AFS SenSub Corp., as Seller, and Wells Fargo Bank, N.A., as Trust Collateral Agent and Backup Servicer, dated as of August 2, 2010. Defined terms have the meanings assigned to them in the Sale and Servicing Agreement or in other Transaction Documents.

The undersigned hereby certifies that no Trigger Event has occurred on the related Determination Date and that, to the knowledge of the Servicer, no Insurance Agreement Event of Default has occurred.

Monthly Period Beginning:
Monthly Period Ending:
Prev. Distribution/Close Date:
Distribution Date:
Days of Interest for Period:
Days in Collection Period:
Seasoning/Months Since Closing:

I.		MONTHLY PERIOD NOTE BALANCE CALCULATION:

					Class A-1	Class A-2	Class A-3						TOTAL
	{1}	Original Note Balance		{1}									$0

	{2}	Preliminary End of period Note Balance		{2}									$0

	{3}	Deficiency Amount		{3}									0

	{4}	End of period Note Balance		{4}									$0

	{5}	Note Pool Factors {4} / {1}		{5}

II.		RECONCILIATION OF SPREAD ACCOUNT:

	{6}	Preliminary End of period Spread Account balance										{6}	$0

	{7}	Spread Account Claim Amount from preliminary certificate										{7}	0

	{8}	End of period Spread Account balance										{8}	$0

III.		MONTHLY PERIOD AND CUMULATIVE NUMBER OF RECEIVABLES CALCULATION:

											Cumulative		Monthly
	{9}	Original Number of Receivables								{9}
	{10}	Beginning of period number of Receivables								{10}
	{11}	Number of Subsequent Receivables Purchased								{11}
	{12}	Number of Receivables becoming Liquidated Receivables during period								{12}
	{13}	Number of Receivables becoming Purchased Receivables during period								{13}
	{14}	Number of Receivables paid off during period					hc—>			{14}

	{15}	End of period number of Receivables								{15}

IV.		STATISTICAL DATA: (CURRENT AND HISTORICAL)

									Original		Prev. Month		Current
	{16}	Weighted Average APR of the Receivables						{16}
	{17}	Weighted Average Remaining Term of the Receivables						{17}
	{18}	Weighted Average Original Term of Receivables						{18}
	{19}	Average Receivable Balance						{19}
	{20}	Aggregate Realized Losses						{20}
	{21}	ABS Prepay Speed						{21}

V.		DELINQUENCY:

									Units		Dollars		Percentage
Receivables with Scheduled Payment delinquent
		{22}	31-60 days					{22}
		{23}	61-90 days					{23}
		{24}	over 90 days					{24}

		{25}	Receivables with Scheduled Payment delinquent more than 30 days at end of period					{25}

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VI.	PERFORMANCE TESTS:

Delinquency Ratio
	{26}	Receivables and Purchased Receivables with Scheduled Payment delinquent more than 60 days ({23} + {24})		{26}

	{27}	Beginning of Period Aggregate Principal Balance		{27}

	{28}	Delinquency Ratio {26} divided by {27}		{28}

	{29}	Previous Monthly Period Delinquency Ratio	hc—>	{29}

	{30}	Second previous Monthly Period Delinquency Ratio	hc—>	{30}

	{31}	Average Delinquency Ratio ({28} + {29} + {30}) / 3		{31}

	{32}	Compliance (Delinquency Test Failure is a Delinquency Ratio greater than % )		{32}

Cumulative Default Rate
	{33}	Defaulted Receivables in Current Period		{33}

	{34}	Cumulative Defaulted Receivables from last month	hc—>	{34}

	{35}	Cumulative Defaulted Receivables {33} + {34}		{35}

	{36}	Original Pool Balance		{36}

	{37}	Cumulative Default Rate {35} divided by {36}		{37}

	{38}	Compliance (Default Test Failure is a Cumulative Default Rate greater than %.)		{38}

Cumulative Net Loss Rate
	{39}	Receivables becoming Liquidated Receivables during period		{39}

	{40}	Purchased Receivables with Scheduled Payment delinquent more than 30 days at end of period		{40}

	{41}	Liquidation Proceeds collected during period		{41}

	{42}	Net Losses during period {39} + {40} + {41}		{42}

	{43}	Net Losses since Initial Cut-off Date (Beginning of Period)		{43}

	{44}	Cumulative Net Loss Rate before 50% of 90 Day Delinquencies ({42} + {43}) / {46}		{44}

	{45}	50% of Receivables with Scheduled Payment delinquent more than 90 days at end of period		{45}

	{46}	Original Pool Balance		{46}

	{47}	Cumulative Net Loss Rate ({42} + {43} + {45}) / {46}		{47}

	{48}	Compliance (Net Loss Test Failure is a Net Loss Rate greater than %.)		{48}

Extension Rate
	{49}	Principal Balance of Receivables extended during current period		{49}

	{50}	Beginning of Period Aggregate Principal Balance		{50}

	{51}	Extension Rate {49} divided by {50}		{51}

	{52}	Previous Monthly Extension Rate		{52}

	{53}	Second previous Monthly Extension Rate		{53}

	{54}	Average Extension Rate ({51} +{52} +{53}) / 3		{54}

	{55}	Compliance (Extension Test Failure is an Extension Rate greater than %.)		{55}

By:
Name:
Title:
Date:

EXHIBIT B

PRELIMINARY SERVICER’S CERTIFICATE

AmeriCredit Automobile Receivables Trust 2010-B

Class A-1 0.37690% Asset Backed Notes

Class A-2 1.18% Asset Backed Notes

Class A-3 2.49% Asset Backed Notes

Preliminary Servicer’s Certificate

This Servicer’s Certificate has been prepared pursuant to Section 4.9 of the Sale and Servicing Agreement among AmeriCredit Automobile Receivables Trust 2010-B, as Issuer, AmeriCredit Financial Services, Inc., as Servicer, AFS SenSub Corp., as Seller, and Wells Fargo Bank, N.A., as Trust Collateral Agent and Backup Servicer, dated as of August 2, 2010. Defined terms have the meanings assigned to them in the Sale and Servicing Agreement or in other Transaction Documents.

The undersigned hereby certifies that no Trigger Event has occurred on the related Determination Date and that, to the knowledge of the Servicer, no Insurance Agreement Event of Default has occurred.

Monthly Period Beginning:	Purchases	Units	Cut-off Date	Closing Date	Original Pool Balance
Monthly Period Ending:	Initial Purchase
Prev. Distribution/Close Date:
Distribution Date:
Days of Interest for Period:
Days in Collection Period:
Seasoning/Months Since Closing:	Total

I.		MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION:

	{1}	Beginning of period Aggregate Principal Balance							{1}

	{2}	Purchase of Subsequent Receivables							{2}

Monthly Principal Amounts

		{3}	Collections on Receivables outstanding at end of period					{3}

		{4}	Collections on Receivables paid off during period					{4}

		{5}	Receivables becoming Liquidated Receivables during period					{5}

		{6}	Receivables becoming Purchased Receivables during period					{6}

		{7}	Other Receivables adjustments					{7}

		{8}	Less amounts allocable to Interest					{8}

		{9}	Total Monthly Principal Amounts						{9}

	{10}	End of period Aggregate Principal Balance							{10}

	{11}	Pool Factor ( {10} / Original Pool Balance)							{11}

II.		MONTHLY PERIOD NOTE BALANCE CALCULATION:			Class A-1	Class A-2	Class A-3			TOTAL
	{12}	Original Note Balance		{12}

	{13}	Beginning of period Note Balance		{13}

	{14}	Noteholders’ Principal Distributable Amount		{14}
	{15}	Noteholders’ Accelerated Principal Amount		{15}
	{16}	Accelerated Payment Amount Shortfall		{16}
	{17}	Deficiency Claim Amount		{17}

	{18}	End of period Note Balance		{18}

	{19}	Note Pool Factors ( {18} / {12} )		{19}

Ex-B-1

III.	RECONCILIATION OF PRE-FUNDING ACCOUNT:
{20}	Beginning of period Pre-Funding Account balance										{20}

{21}	Purchase of Subsequent Receivables										{21}

{22}	Investment Earnings										{22}

{23}	Investment Earnings Transfer to Collections Account							hc this mth only	hc this mth only		{23}

{24}	Payment of Mandatory Prepayment Amount							hc this mth only	hc this mth only		{24}

{25}	Total Month Activity										{25}

{26}	End of period Pre-Funding Account balance										{26}

IV.	OVERCOLLATERALIZATION AMOUNT CALCULATION
{27}	Current Distribution Date Before February 2012?

{28}	If {27} is Yes, then Overcollateralization Amount 22%

{29}	If {27} is No, then refer to the following table

						OC Amount	3mo Avg Delinquency Ratio	Cumulative Net Loss Ratio	Default Ratio	3mo Avg Extension Ratio
N/A

{30}	Overcollateralization Amount per Table if applicable

{31}	Overcollateralization Amount

V.	CALCULATION OF PRINCIPAL DISTRIBUTABLE AMOUNT
{32}	Total Monthly Principal Amounts										{32}

{33}	Required Pro-forma Note Balance (the product of 100%-Overcollateralization Amount {32} and the Aggregate Principal Balance {10})										{33}

{34}	Pro Forma Note Balance ({13} - {9})										{34}

{35}	Step-down Amount ( {33} - {34} )										{35}

{36}	Principal Distributable Amount ( {32} - {35} )										{36}

VI.	RECONCILIATION OF CAPITALIZED INTEREST ACCOUNT:
{37}	Beginning of period Capitalized Interest Account balance										{37}

{38}	Monthly Capitalized Interest Amount						(less prefund acct earnings of )				{38}

{39}	Investment Earnings										{39}

{40}	Investment Earnings Transfer to Collections Account										{40}

{41}	Payment of Overfunded Capitalized Interest Amount								capitlzd file hc--->		{41}

{42}	Payment of Remaining Capitalized Interest Account								-(+L101+K102+K103+K104+K105)		{42}

{43}	Total Month Activity										{43}

{44}	End of period Capitalized Interest Account balance										{44}

VII.	RECONCILIATION OF COLLECTION ACCOUNT:
Available Funds:
	{45}	Collections on Receivables during period (net of Liquidation Proceeds and Fees)									{45}

	{46}	Liquidation Proceeds collected during period									{46}

	{47}	Purchase Amounts deposited in Collection Account									{47}

	{48}	Investment Earnings - Collection Account									{48}

	{49}	Investment Earnings - Transfer From Spread Account									{49}

	{50}	Investment Earnings - Transfer From Prefunding Account									{50}

	{51}	Investment Earnings - Transfer From Capitalized Interest Account									{51}

	{52}	Collection of Supplemental Servicing - Extension Fees									{52}

	{53}	Collection of Supplemental Servicing - Repo and Recovery Fees Advanced									{53}

	{54}	Late Fees & Prepayment Penalty Fees - to Servicer									{54}

	{55}	Monthly Capitalized Interest Amount									{55}

	{56}	Mandatory Note Prepayment Amount									{56}

	{57}	Deficiency Claim									{57}

	{58}	Total Available Funds									{58}

Distributions:
	{59}	Base Servicing Fee - to Servicer									{59}

	{60}	Repo and Recovery Fees - reimbursed to Servicer									{60}

	{61}	Bank Service Charges - reimbursed to Servicer									{61}

	{62}	Late Fees & Prepayment Penalty Fees - to Servicer									{62}

	{63}	Trustee Administrative Fees and Backup Servicing Fees									{63}

	{64}	Owner Trustee Fee									{64}

Noteholders’ Interest Distributable Amount
		Class	Beginning Note Balance	Interest Carryover	Interest Rate	Days	Days Basis	Calculated Interest
	{65}	Class A-1			0.37690%		Actual days/360				{65}

	{66}	Class A-2			1.18000%		30/360				{66}

	{67}	Class A-3			2.49000%		30/360				{67}

Noteholders’ Principal Distributable Amount
		Class	Principal Distributable	Principal Carryover	Excess Principal Due		Mandatory Note Prepayment	Total Principal
	{68}	Class A-1									{68}

	{69}	Class A-2									{69}

	{70}	Class A-3									{70}

	{71}	Security Insurer Premiums - to AGM									{71}

	{72}	Total distributions									{72}

{73}	Excess Available Funds										{73}

{74}	Any Remaining Amounts owed to AGM under the Insurance Agreement										{74}

{75}	Deposit to Spread Account to Increase to Required Level										{75}

{76}	Noteholders’ Accelerated Principal Amount										{76}

{77}	Deposit to Spread Account										{77}

VIII.	CALCULATION OF ACCELERATED PRINCIPAL AMOUNT
{78}	Excess Available Funds After Amount to Increase Spread to Required Level ({73} - {74} - {75})				{78}

{79}	Pro-forma Note Balance ({13} - {9})				{79}

{80}	Required Pro-forma Note Balance (the product of 100%-OC Amount {31} and the Aggregate Principal Bal. {10})				{80}

{81}	Excess of Pro Forma Balance over Required Balance ({79} - {80})				{81}

{82}	Accelerated Principal Amount (lesser of {78} or {81})				{82}

IX.	CALCULATION OF ACCELERATED PAYMENT AMOUNT SHORTFALL
{83}	Pro-forma Note Balance ({13} - {9})				{83}

{84}	Required Pro-forma Note Balance (the product of 100%-OC Amount {31} and the Aggregate Principal Bal. {10})				{84}

{85}	Excess of Pro Forma Balance over Required Balance ({83} - {84})				{85}

{86}	Excess Available Funds After Amount to Increase Spread to Required Level ({72} - {73})				{86}

{87}	Accelerated Payment Amount Shortfall ({85} - {86})				{87}

X.	RECONCILIATION OF SPREAD ACCOUNT:
		Initial				Total
{88}	Initial or Subsequent Spread Account Deposits

{89}	Beginning of period Spread Account balance				{89}

Additions to Spread Account
	{90}	Deposits from Collections Account ({75} + {77})			{90}

	{91}	Investment Earnings		{91}

	{92}	Investment Earnings - transferred to Collection Account Available Funds		{92}

	{93}	Investment Earnings remaining	hc--->		{93}

	{94}	Deposits Related to Subsequent Receivables Purchases or Amendment	hc--->		{94}

	{95}	Deposit From Other AGM Series Spread Accounts			{95}

	{96}	Total Additions			{96}

{97}	Spread Account balance available for withdrawals				{97}

Requisite Amount of Spread Account

Floor Amount (Calculation Below) =
	{98}	(Max of (1.) $100,000 or (2.) Lesser of Note Balance and 2.00% Original Pool Balance)			{98}

	{99}	If Trigger Event exists then 2% of Original Pool Balance + 6% of the Aggregate Principal Balance	0		{99}

	{100}	If an Insurance Agreement Event of Default exists then the Pool Balance			{100}

	{101}	Requisite Amount of Spread Account			{101}

Withdrawals from Spread Account
	{102}	Priority First - Deficiency Claim Amount			{102}

	{103}	Priority Second - Accelerated Payment Amount Shortfall			{103}

	{104}	-Indemnity payments pro-rata owed by the Servicer to the Trustee, Lockbox Bank, Owner Trustee, Custodian, Backup Servicer, Collateral Agent, Trust Collateral Agent or other service provider.			{104}

	{105}	- Expenses associated with maintaining Security Interest in vehicles			{105}

	{106}	- Pro rata Total Enhancement Shortfall			{106}

	{107}	- to Certificateholder			{107}

	{108}	Total withdrawals			{108}

{109}	End of period Spread Account balance				{109}

XI.	CALCULATION OF OC LEVEL AND OC PERCENTAGE
	{110}	Aggregate Principal Balance			{110}

	{111}	End of period Note Balance			{111}

	{112}	Line {109} less line {110} (During Funding Period amount equal to zero)			{112}

	{113}	OC level {112} / {110}			{113}

	{114}	Ending Spread Balance as a percentage of Aggregate Principal Balance ({108}/{109})			{114}

	{115}	OC Percentage ({113} + {114})			{115}

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